UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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AMERICAN HOMES 4 RENT
(Name of Registrant as Specified In Its Charter)

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2021 Proxy Statement

Notice of Annual Meeting of Shareholders to Be Held May 6, 2021

AMERICAN Homes 4 Rent

★★★★★
Feel right at home.

 A Message from Our CEO

Dear American Homes 4 Rent shareholders:

“There’s no place like home.” At the end of the classic movie The Wizard of Oz, this is the realization that comes to Dorothy as she wakes up from her elaborate dream. For most of us, if there was ever a year in which Dorothy’s insight was true, it had to have been 2020. Homes became our schools, our offices, our vacation destinations, our escapes from long commutes and our safe havens. And we at American Homes 4 Rent were there to meet each of these needs, and others:

•	Our country needs more homes as populations grow. We are building them.

•	Our country needs more rental homes to meet our changing lifestyles—we no longer work at one job or live in one city all our lives and we increasingly value an ability to rent, lease, or borrow property of all types for just the periods of time for which we need it. Our homes are acquired or built specifically to rent.

•	Our country needs more energy and water efficient homes made with more durable materials that generate less waste. These are what we build.

•	The professions that are essential to society’s core functions—health care, education, technology, government service, and real estate—need housing without barriers to entry. Many of our renters come from these segments.

For many in the real estate sector, 2020 was a difficult year, but our business model set us apart:

•	we carefully analyze the markets that we believe offer the best opportunity for long-term profitable growth and focus our acquisition and development efforts there;

•	our diversification across 22 states limits exposure of any individual economically impacted area;

•	our typical two-adult, one-child resident unit is more stable than other parts of the market;

•	our conservative financial management and strong balance sheet help us move quickly and forcefully on opportunities in the market place;

•	our relentless focus on resident satisfaction—backed by state-of-the-art digital feedback systems used from first rental day to exit interviews help enable us to respond to—and even anticipate—issues and enhance our resilience and market intelligence; and
•	our focus on our own people—whether via our hire-locally practices or our proprietary training programs and our focus on individual development—creates a culture in which everyone can be themselves and give their best.

On behalf of the Board of Trustees, I am pleased to invite you to our 2021 Annual Meeting of Shareholders. The meeting will be held on Thursday, May 6, 2021, at 9:00 a.m., Pacific Time. Due to public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held in virtual-only format. You may attend the meeting virtually or by proxy. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/AMH2021.

The matters to be considered at the meeting are described in detail in the attached notice of meeting and proxy statement. You are encouraged to review them before voting.

We ask for your voting support on the items we describe in this proxy statement so we can continue making the world a better place for our residents, our employees and you, our investors.

Your vote is important and we urge you to cast your vote as soon as possible. You may vote your shares over the Internet, by telephone, or by mail by following the instructions on the proxy card or voting instruction form by signing, dating and returning the enclosed proxy card. If you attend the virtual Annual Meeting, you may revoke your proxy at the meeting and vote your shares virtually. If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor assisting us in connection with the 2021 Annual Meeting. Shareholders in the U.S. and Canada may call toll-free at (877) 283-0321. Banks and brokers may call collect at (212) 269-5550.

We appreciate your continued trust and confidence as an investor in American Homes 4 Rent.

Sincerely,

David P. Singelyn

Chief Executive Officer and Trustee

 Notice of the 2021 Annual

 Meeting of Shareholders

Date and Time Thursday, May 6, 2021 at 9:00 a.m., Pacific Time	Virtual Location Visit: www.virtualshareholdermeeting.com/AMH2021

 Items of Business

1	To elect as trustees the thirteen nominees named in the attached proxy statement to serve until the 2022 Annual Meeting of Shareholders;

2	To approve the adoption of the American Homes 4 Rent 2021 Equity Incentive Plan (the “2021 Incentive Plan”);

3	To approve the adoption of the American Homes 4 Rent Employee Stock Purchase Plan (the “ESPP”);

4	To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

5	To hold a non-binding, advisory vote to approve our named executive officer compensation;

6	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

7	To consider and act upon any other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Recommendations of the Board

The Board of Trustees (the “Board”) unanimously recommends that you vote “FOR” each of the trustee nominees named in the attached proxy statement, “FOR” approval of the adoption of the 2021 Incentive Plan, “FOR” approval of the adoption of the ESPP, “FOR” ratification of the appointment of Ernst & Young LLP, “FOR” approval, on an advisory basis, of our named executive officer compensation, and “ONE YEAR” with respect to the advisory vote on the frequency of future advisory votes on executive compensation. Detailed information concerning these proposals is included in the accompanying proxy statement.

Proxy Materials

The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at: www.ah4r.com/Investors/AnnualMeetingDocs2021.

Record Date

You are entitled to vote at the meeting if you were a shareholder of record at the close of business on March 9, 2021 of our Class A or Class B common shares of beneficial interest, par value $0.01 per share.

2021 Proxy Statement

Voting

Your vote is very important. To ensure that your shares are represented at the Annual Meeting, please vote over the Internet, by telephone, or by mail as instructed on the proxy card or voting instruction form you receive. You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By Order of the Board,

Sara H. Vogt-Lowell

Chief Legal Officer and Secretary

[                    ], 2021

If you have questions about the matters described in this proxy statement, how to submit your proxy or if you need additional copies of this proxy statement, you should contact D.F. King, the company’s proxy solicitor, toll free at (877) 283-0321 (banks and brokers may call collect at (212) 269-5550).

Important Notice Regarding Availability of Proxy Materials for the 2021 Annual Meeting: This Proxy Statement and our 2020 Annual Report on Form 10-K are available on the company’s website www.americanhomes4rent.com under ”Investor Relations.”

American Homes 4 Rent

2021 Proxy Statement

American Homes 4 Rent

Proposal 6	80
Certain Relationships and Related Party Transactions	83
Related Party Transaction Approval Policy and Procedures	83
2020 Related Party Transactions	83
General Information About the Annual Meeting	84
Annex A American Homes 4 Rent 2021 Equity Incentive Plan	A-1
Annex B American Homes 4 Rent 2021 Employee Stock Purchase Plan	B-1

2021 Proxy Statement

In 2020, we delivered continued growth and solid and sustainable operating performance while continuing to maintain an investment grade balance sheet.

 2020 Business Highlights

* Refer to the company’s 2020 Annual Report on Form 10-K for information regarding Core FFO (p. 41-43) and Core NOI (p. 31-33), which are non-GAAP performance measures.

2021 Proxy Statement | 1

Operating Sustainably

At American Homes 4 Rent we are committed to operating sustainably to deliver long-term value to our residents, employees, communities and shareholders. We seek to foster a sense of home and of community through providing quality, environmentally sustainable housing that delights our residents. We believe achieving this through integrating environmental, social and governance ("ESG") considerations provides a superior experience for our residents and employees, and attractive returns for our shareholders.

2 | American Homes 4 Rent

 Environment

  Build sustainably, operate efficiently

Because we build our homes to rent, we design them for long-term durability. This saves resources and lowers our total costs, including maintenance.

HERS energy efficiency ratings:

In 2020 we began a program to track Home Energy Rating System (“HERS”) scores for our newly built homes to demonstrate the energy efficiency and resulting savings that residents enjoy while living in our properties.

Environmentally friendly construction:

We install flooring and other materials designed to last for decades, energy-efficient LED lighting and low-flow water fixtures in our newly constructed homes and incorporate these features in our renovations of existing homes. These long-lasting materials save on the use of additional materials, like carpet, that need to be replaced every 3 to 5 years and then sent to landfills.

Creating neighborhoods: We seek to create a sense of community by including green, open spaces in our development plans and by building amenities that facilitate neighborhood gatherings.

Tracking HERS energy efficiency ratings for all of our newly built homes: In 2020, we began a program to track RESNET HERS scores for our newly built homes to demonstrate the energy efficiency and savings while living in our properties. A HERS rating is an assessment of energy performance: a lower score indicates it is more energy efficient. A home built to the 2006 International Energy Conservation Code receives a rating of 100 on the HERS Index, while the average American home scores 130, according to the U.S. Department of Energy.

American Homes 4 Rent’s average, median and mode HERS score was 57 among our 256 newly built homes in 2020 that we tracked in our pilot project markets of Arizona, Colorado and Nevada. Put another way, those houses use 43% less energy than a home built to the 2006 code and less than half the energy of a typical home in this country. Based on RESNET data, a score of 57 translates to an average annual savings of $1,316 versus the typical home and $777 compared to a new home.

For 2021, we intend to track the HERS scores for all our newly built homes to demonstrate the efficiency of our houses.

2021 Proxy Statement | 3

 Social

  Delight residents, engage employees, foster community

Our success depends on our employees delighting residents with our houses that become their homes. This requires us to attract, retain and grow a skilled and diverse workforce to design and maintain high-quality homes.

Responding to COVID-19:

We established protocols to keep our residents, employees and third-party contractors safe. We instituted contactless procedures for prospective residents, as well as maintenance processes that ensured safety for both residents and employees.

Resident satisfaction: We closely monitor resident satisfaction, including through setting Google review goals at the company and district levels for move-in, move-out and maintenance.

Training and development:

We strive to ensure our employees have the business and technical skills they need to succeed in their roles and advance their careers in our company. In 2020, we provided approximately 71,900 hours of training to employees, an average of 50 hours per employee.

Diversity, equity and inclusion:

We champion inclusion and diversity by declaring one of our core competencies as Valuing Differences. We provide training to promote diversity, including unconscious bias training, and closely track and publicly report on our diversity performance.

Workplace safety:

Our OSHA Recordable Incident Rate improved from 3.90 to 1.56 for 2020, underscoring how health and safety is a top priority. This is almost half the rate of 3.0 for the Lessors of Residential Buildings and Dwellings sector, according to the latest available Bureau of Labor Statistics data for 2019.

Highly engaged employees:

Our focus on engaging and motivating our employees is demonstrated by our Net Promoter Score (“NPS”) in the top 10% for our sector. We scored an NPS of 60, 38 points above the sector benchmark, according to the results of our Q1 2021 survey.

4 | American Homes 4 Rent

 Governance

  Lead with integrity and transparency

We maintain strong corporate governance practices that include transparency, communication and integrity. In addition to the below highlights, we describe our corporate governance practices in more detail beginning on page 20.

Good governance foundation: We adopt good governance practices, including an independent chairperson, board diversity by race and gender, annual trustee elections, majority voting, majority voting standard for bylaw amendments and M&A, special meeting rights, no poison pill, clawback and anti-hedging provisions, and we opted out of certain Maryland provisions that can limit shareholder rights.

Board refreshment: We added three new trustees in 2020 as part of our board refreshment process. The average tenure of our trustees is 4.9 years. More than 75% of our trustees are independent trustees.

Board oversight of ESG: In 2020, we formalized board oversight for ESG as part of committee responsibilities.

Human capital management: In 2020, the Board made important structural changes to the committee formerly known as the Compensation Committee, repositioned as the Human Capital and Compensation Committee, to expand the responsibilities of such committee to include oversight of talent, leadership and culture, including diversity and inclusion.

2021 Proxy Statement | 5

 Annual Meeting Information

This proxy statement contains important information regarding the 2021 Annual Meeting of Shareholders (the “Annual Meeting”). Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures. This proxy statement is being sent or made available to you on or about [                     ], 2021.

Proxy Materials

The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at:

www.ah4r.com/Investors/AnnualMeetingDocs2021.

Meeting Information

Date and Time: Thursday, May 6, 2021, at 9:00 a.m., Pacific Time.

Virtual Location: www.virtualshareholdermeeting.com/AMH2021. To be admitted, you must enter the control number found on your proxy card or voting instruction form.

Record Date: You are entitled to vote at the Annual Meeting if you were a shareholder of record at the close of business on March 9, 2021 of our Class A or Class B common shares of beneficial interest, par value $0.01 per share.

Voting: Your vote is very important. To ensure your representation at the meeting, please vote over the Internet, by telephone, or by mail as instructed on the proxy card or voting instruction form you receive. You may revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

How to Cast Your Vote

VIRTUALLY	INTERNET	MAIL	TELEPHONE

www.virtualshare holdermeeting.com/ AMH2021	www.proxyvote.com	Return your proxy in the postage-paid envelope provided	1-800-690-6903

You may vote your shares virtually at the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we recommend that you submit the accompanying proxy card or voting instruction form or vote via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.	You may vote your shares through the Internet by signing on to the website identified on the proxy card or voting instruction form and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting. If you vote through the Internet, you should not return any proxy card.	If you choose to vote by mail, simply complete the accompanying proxy card or voting instruction form, date and sign it, and return it in the pre-addressed postage-paid envelope provided.	You may vote your shares by telephone by following the voting instructions on the enclosed proxy card or voting instruction form, respectively. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting.

6 | American Homes 4 Rent

As summarized below, there are distinctions between shares held of record and those owned beneficially:

•	Shareholder of Record—If your shares are registered directly in your name, you are considered the shareholder of record of those shares. As the shareholder of record, you can submit your voting instructions by Internet, telephone or mail as described on the enclosed proxy card.

•	Beneficial Owner—If your common shares are held through a broker or bank in “street name” as of the close of business on the record date, you can either: (i) vote your common shares by delivering the enclosed voting instruction form in the pre-addressed postage-paid envelope provided, or (ii) contact the person responsible for your account to ensure that a voting instruction form is submitted on your behalf. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated on your voting instruction form. It is critical that you promptly give instructions to your brokerage firm, bank or other nominee. You may vote your shares at the virtual meeting only if you obtain a legal proxy from your brokerage firm, bank or other nominee.

If you require assistance in changing, revoking or voting your proxy, please contact the company’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (877) 283-0321

Email: AMH@dfking.com

Unanimous Recommendations of the Board

1	Election of the Thirteen Trustee Nominees Named in this Proxy Statement	BOARD RECOMMENDATION	FOR

2	Approval of the Adoption of the 2021 Equity Incentive Plan (the “2021 Incentive Plan”)	BOARD RECOMMENDATION	FOR

3	Approval of the Adoption of the Employee Stock Purchase Plan (the “ESPP”)	BOARD RECOMMENDATION	FOR

4	Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021	BOARD RECOMMENDATION	FOR

5	Advisory Vote to Approve our Named Executive Officer Compensation	BOARD RECOMMENDATION	FOR

6	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	BOARD RECOMMENDATION	ONE YEAR

These proposals are discussed in more detail in this proxy statement and you should read the entire proxy statement carefully before voting. We will also consider any other matters properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

2021 Proxy Statement | 7

 Virtual Meeting Matters

For the second consecutive year, due to public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held in virtual-only format. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/AMH2021.

We believe this virtual format will enhance shareholder participation, as shareholders will be able to attend the Annual Meeting and engage in the live, online Q&A session from any convenient location. Conducting the meeting virtually will ensure shareholder access to management despite the ongoing uncertainty related to the COVID-19 pandemic.

The Annual Meeting will begin with a pre-recorded presentation, followed by a live webcast of the formal business of the Annual Meeting and a Q&A session.

Accessing the Meeting

To be admitted to the Annual Meeting, you must enter the control number found on your proxy card or voting instruction form. If your common shares are held through a broker or bank in “street name” as of the close of business on the record date, you may vote your shares at the virtual meeting only if you obtain a legal proxy from your brokerage firm, bank or other nominee.

Casting Your Vote

You may vote your shares virtually at the Annual Meeting. To vote at the virtual Annual Meeting, you must re-enter the control number found on your proxy card or voting instruction form. Even if you plan to attend the Annual

Meeting virtually, we recommend that you submit the accompanying proxy card or voting instruction form or vote via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Live, Online Q&A

As part of the Annual Meeting, we will hold a live, online Q&A session, where shareholders of record of our Class A or Class B common shares at the close of business on the Record Date will be allowed to ask questions. You may submit questions in real time during the Annual Meeting. We intend to answer all questions submitted before or during the Annual Meeting which are pertinent to the company and the Annual Meeting matters, as time permits. Consistent with our prior virtual and in-person annual meetings, all questions submitted will be generally addressed in the order received and we limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible.

If there are matters raised of individual concern to a shareholder, or if a question posed was not otherwise answered, we provide an opportunity for shareholders to contact us separately after the Annual Meeting through the company’s website, www.americanhomes4rent.com under ”Investor Relations.”

Technical Assistance

If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting Website log-in page.

8 | American Homes 4 Rent

Proposal 1

Election of Trustees

2021 Proxy Statement | 9

Board Recommendation

Our Board unanimously recommends that you vote "FOR" all thirteen nominees for trustee for a one-year term.

10 | American Homes 4 Rent

Who We Are

Our Board of Trustees (the “Board”) consists of thirteen members. Ten of the current trustees are considered “independent” and all members of our Audit Committee, Nominating and Corporate Governance Committee and Human Capital and Compensation Committee are independent.

Despite challenges faced during the COVID-19 pandemic, we continued to grow the Board to support the success of our long-term strategy. Since January 2020, we added three new independent trustees, all of whom bring extensive operational and executive experience to the Board and two of whom enhance the diversity of our Board. During 2020, the Board also formalized oversight responsibility with respect to important ESG matters, engaged in deeper conversations on key strategic issues and worked closely with management to pursue the company’s key objectives.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to continue to effectively oversee the management of the company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to appreciate the issues facing the company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interest of the company and a dedication to enhancing shareholder value. The Board unanimously recommends a vote “FOR” each of the thirteen nominees proposed by the Board.

Nominee	Age	Principal Occupation	Trustee Since	Committee Membership

Kenneth M. Woolley *	74	Chairperson of the Board, American Homes 4 Rent Founder and Chairperson, Extra Space Storage, Inc.	2012

David P. Singelyn	59	Chief Executive Officer, American Homes 4 Rent	2012

Douglas N. Benham *	64	President and Chief Executive Officer, DNB Advisors, LLC	2016	• Nominating and Corporate Governance (Chair) • Human Capital and Compensation

Jack Corrigan	60	Chief Investment Officer, American Homes 4 Rent	2012

David Goldberg	71	Retired Executive Vice President, American Homes 4 Rent	2019

Tamara Hughes Gustavson *	59	Real Estate Investor Philanthropist	2016

Matthew J. Hart *	69	Retired President and Chief Operating Officer, Hilton Hotels Corporation	2012	• Human Capital and Compensation (Chair) • Nominating and Corporate Governance

Michelle C. Kerrick *	58	Former West Region Market Leader and Managing Partner of the Los Angeles office of Deloitte & Touche LLP	2020	• Audit • Human Capital and Compensation

James H. Kropp *	72	Retired Chief Investment Officer, SLKW Investments, LLC and Microproperties LLC	2012	• Audit (Chair)

Lynn C. Swann *	69	Director for Athene Holding Ltd. and Evoqua Water Technologies	2020	• Audit • Nominating and Corporate Governance

2021 Proxy Statement | 11

Nominee	Age	Principal Occupation	Trustee Since	Committee Membership

Winifred M. Webb *	63	Chief Executive Officer, Kestrel Advisors Former Senior Executive, Ticketmaster, and The Walt Disney Company	2019	• Human Capital and Compensation • Nominating and Corporate Governance

Jay Willoughby *	62	Chief Investment Officer, TIFF Investment Management	2019	• Audit • Nominating and Corporate Governance

Matthew R. Zaist *	46	Former Chief Executive Officer and Director, William Lyon Homes	2020	• Audit • Human Capital and Compensation

* Denotes “independent” member of the Board.

12 | American Homes 4 Rent

Biographical Information About Our Trustee Nominees

Set forth below is biographical information for each of the trustee nominees, including a list of the specific qualifications that were considered for membership on our Board. Each nominee has consented to be named in this proxy statement and to serve if elected.

Kenneth M. Woolley Age: 74 Trustee since: 2012 (Chairperson since 2020)	Chairperson of the Board, American Homes 4 Rent Founder and Chairperson, Extra Space Storage, Inc.

Background

•  Extra Space Storage, Inc. (NYSE: EXR), Chief Executive Officer

•  Nevada West Partners (multi-family residential real estate company), Owner

•  Gaia Real Estate, Partner

•  LDS Moscow Russia West Mission, President

•  Brigham Young University, Associate Professor and Adjunct Associate Professor of Business Administration

Public Directorships

•  Extra Space Storage, Inc. (NYSE: EXR), Founder and Chairperson (since 2004)

Education

•  B.A. in Physics, Brigham Young University

•  M.B.A. and Ph.D. in Business Administration, Stanford University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Corporate Governance

•  Public Company Board

•  Consumer Experience

•  Risk Assessment & Management

•  Investor Relations

David P. Singelyn Age: 59 Trustee since: 2012	Chief Executive Officer, American Homes 4 Rent

Background

•  American Homes 4 Rent, Chief Executive Officer (since 2012)

•  American Homes 4 Rent Advisor, LLC (our former manager), Co-Founder and Chief Executive Officer

•  Public Storage Canada, Chairperson and President

•  American Commercial Equities, President

•  Public Storage (NYSE: PSA), Senior Vice President and Treasurer

•  Arthur Young & Company

Private Directorships

•  Dean’s Advisory Council to the College of Business at California State Polytechnic University

•  Philanthropic Foundation at California State Polytechnic University

Education

•  B.S. in Accounting, California State Polytechnic University

•  B.S. in Computer Information Systems, California State Polytechnic University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Corporate Governance

•  Public Company Board

•  Human Capital Management

•  Consumer Experience

•  Risk Assessment & Management

•  Investor Relations

•  Technology

2021 Proxy Statement | 13

Douglas N. Benham Age: 64 Trustee since: 2016 Committees • Nominating and Corporate Governance (Chair) • Human Capital and Compensation	President and Chief Executive Officer, DNB Advisors, LLC

Background

•  DNB Advisors, LLC, President and Chief Executive Officer (since 2006)

•  Arby’s Restaurant Group, Inc., President and Chief Executive Officer

•  RTM Restaurant Group, Inc., Chief Financial Officer

Private Directorships

•  G&N Brands (Santiago, Chile)

•  United Pacific Oil Company

•  On the Border Mexican Grill & Cantina

Education

•  B.A. in Accounting, University of West Florida

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Consumer Experience

•  Human Capital Management

•  Corporate Governance

•  ESG

•  Risk Assessment & Management

•  Investor Relations

•  Public Company Board

Jack Corrigan Age: 60 Trustee since: 2012	Chief Investment Officer, American Homes 4 Rent

Background

•  American Homes 4 Rent, Chief Investment Officer (since 2012), Chief Operating Officer (2012-2019)

•  American Homes 4 Rent Advisor, LLC (our former manager), Chief Operating Officer

•  A&H Property and Investments, Chief Executive Officer

•  PS Business Parks Inc. (NYSE: PSB), Chief Financial Officer

•  LaRue, Corrigan & McCormick, Partner

•  Arthur Young & Company

Education

•  B.S. in Accounting, Loyola Marymount University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Risk Assessment & Management

•  Investor Relations

14 | American Homes 4 Rent

David Goldberg Age: 71 Trustee since: 2019	Retired Executive Vice President, American Homes 4 Rent

Background

•  American Homes 4 Rent, Executive Vice President (2012-2019)

•  American Commercial Equities, Executive Vice President (2011-2019)

•  Public Storage (NYSE: PSA), Senior Vice President and General Counsel

•  Law Firm of Sachs & Phelps, Partner

•  Law Firm of Agnew, Miller & Carlson, Associate and Partner

•  Law Firm of Hufstedler, Miller, Carlson & Beardsley, Partner

Private Directorships

•  William Lawrence & Blanche Hughes Foundation

Education

•  A.B. in History and Social Studies, Boston University

•  J.D., University of California, Berkeley

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Corporate Governance

•  Risk Assessment & Management

•  Legal Experience

Tamara Hughes Gustavson Age: 59 Trustee since: 2016	Real Estate Investor Philanthropist

Background

•  American Commercial Equities, Member (since 2005)

•  Public Storage (NYSE: PSA), Senior Vice President-Administration

Public Directorships

•  Public Storage (NYSE: PSA) (since 2008)

Private Directorships

•  William Lawrence & Blanche Hughes Foundation

•  University of Southern California

Education

•  B.S. in Public Affairs, University of Southern California

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Human Capital Management

•  Philanthropic Activities

•  Diversity

•  Public Company Board

2021 Proxy Statement | 15

Matthew J. Hart Age: 69 Trustee since: 2012 Committees • Human Capital and Compensation (Chair) • Nominating and Corporate Governance	Retired President and Chief Operating Officer, Hilton Hotels Corporation

Background

•  Hilton Hotels Corporation, President and Chief Operating Officer, Executive Vice President, Chief Financial Officer

•  Walt Disney Company (NYSE: DIS), Senior Vice President and Treasurer

•  Host Marriott Corp., Executive Vice President and Chief Financial Officer

•  Marriott Corporation, Senior Vice President and Treasurer

•  Bankers Trust Company, Vice President, Corporate Lending

Public Directorships

•  American Airlines (NASDAQ: AAL), Audit Committee (Chair) (since 2013)

•  Air Lease Corp. (NYSE: AL), Audit Committee (Chair), Nominating and Corporate Governance Committee (since 2010)

Private Directorships

•  Heal the Bay

Education

•  B.A. in Economics and Sociology, Vanderbilt University

•  M.B.A. in Finance and Marketing, Columbia University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Consumer Experience

•  Human Capital Management

•  Corporate Governance

•  Risk Assessment & Management

•  Investor Relations

•  Public Company Board

Michelle C. Kerrick Age: 58 Trustee since: 2020 Committees • Audit • Human Capital and Compensation	Former West Region Market Leader and Managing Partner of the Los Angeles office of Deloitte & Touche LLP

Background

•  Deloitte & Touche LLP, West Region Market Leader and Managing Partner of the Los Angeles office (2010-2020), other positions (1985-2010)

Private Directorships

•  The HydraFacial Company (IPO anticipated during the first half of 2021)

•  LDH Growth Corp I (IPO anticipated during the first half of 2021)

Education

•  B.S. in Accountancy, Northern Arizona University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Finance/Accounting/Auditing

•  Human Capital Management

•  Consumer Experience

•  Risk Assessment & Management

•  Diversity

•  Technology

16 | American Homes 4 Rent

James H. Kropp Age: 72 Trustee since: 2012 Committees • Audit (Chair)	Retired Chief Investment Officer, SLKW Investments, LLC and Microproperties LLC

Background

•  SLKW Investments, LLC, Chief Investment Officer (2009-2019)

•  U.S. Restaurant Properties (Microproperties LLC), Chief Financial Officer

•  TaxEase, LLC, Chief Financial Officer

•  Arthur Young & Company

Public Directorships

•  FS KKR Capital Corp. II (NYSE: FSKR), Valuation Committee (Chair), Audit Committee (since 2015)

•  FS KKR Capital Corp. (NYSE: FSK), Valuation Committee (Chair), Audit Committee (since 2011)

•  PS Business Parks Inc. (NYSE: PSB), Compensation Committee, Nominating and Corporate Governance Committee (since 1998; retiring effective April 2021)

Private Directorships

•  KREST

•  National Association of Corporate Directors

Education

•  B.B.A. in Finance, St. Francis College

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Risk Assessment & Management

•  Investor Relations

•  Corporate Governance

•  Public Company Board

Lynn C. Swann Age: 69 Trustee since: 2020 Committees • Audit • Nominating and Corporate Governance	Director for Athene Holding Ltd. and Evoqua Water Technologies

Background

•  Swann, Inc., President (since 1976)

Public Directorships

•  Athene Holding Ltd (NYSE: ATH) (since 2020)

•  Evoqua Water Technologies (NYSE: AQUA) (since 2018)

Education

•  B.A. in Public Relations, University of Southern California

Qualification Highlights: • Executive Leadership • Real Estate Experience • Treasury/Capital Allocation • Human Capital Management • Corporate Governance • ESG • Diversity • Public Company Board

2021 Proxy Statement | 17

Winifred M. Webb Age: 63 Trustee since: 2019 Committees • Human Capital and Compensation • Nominating and Corporate Governance	Chief Executive Officer, Kestrel Advisors Former Senior Executive, Ticketmaster, and The Walt Disney Company

Background

•  Kestrel Advisors, Chief Executive Officer (since 2013)

•  Tennenbaum Capital Partners, Managing Director

•  Ticketmaster Entertainment, Corporate Senior Vice President, Chief Communications & Investor Relations Officer

•  The Walt Disney Company, Corporate Senior Vice President of Investor Relations & Shareholder Services, Executive Director for The Walt Disney Company Foundation

Public Directorships

•  AppFolio (NASDAQ: APPF), Audit Committee (Chair), Nominating and Corporate Governance Committee, Risk Compliance Oversight (since 2019)

•  Wynn Resorts (NASDAQ: WYNN), Audit Committee (Chair) (since 2018)

•  ABM Industries (NYSE: ABM), Audit Committee, Stakeholder & Enterprise Risk Committee (Chair) (since 2014)

Private Directorships

•  Women Corporate Directors, Los Angeles/Orange County Chapter

Education

•  B.A., Smith College

•  M.B.A., Harvard University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Finance/Accounting/Auditing

•  Consumer Experience

•  Human Capital Management

•  Corporate Governance

•  ESG

•  Risk Assessment & Management

•  Investor Relations

•  Technology

•  Public Company Board

•  Diversity

Jay Willoughby Age: 62 Trustee since: 2019 Committees • Audit • Nominating and Corporate Governance	Chief Investment Officer, TIFF Investment Management

Background

•  TIFF Investment Management, Chief Investment Officer (since 2015)

•  The Alaska Permanent Fund, Chief Investment Officer

•  Ironbound Capital Management, Co-Managing Partner

•  MLIM Equity Funds, Chief Investment Officer, Head of Research

•  Merrill Lynch Real Estate Fund, Senior Portfolio Manager

Private Directorships

•  Sustainability Accounting Standards (SASB) Foundation

Education

•  B.A., Pomona College

•  M.B.A. in Finance, Columbia University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Corporate Governance

•  ESG

•  Risk Assessment & Management

•  Investor Relations

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Matthew R. Zaist Age: 46 Trustee since: 2020 Committees • Audit • Human Capital and Compensation	Former Chief Executive Officer and Director, William Lyon Homes

Background

•  William Lyon Homes (formerly NYSE: WLH), President and Chief Executive Officer and member of the Board (2016-2020), President and Chief Operating Officer

Public Directorships

•  William Lyon Homes (formerly NYSE: WLH) (2016-2020)

Private Directorships

•  University of Southern California’s Lusk Center for Real Estate Executive Committee

Education

•  B.S., Rensselaer Polytechnic Institute

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Consumer Experience

•  Human Capital Management

•  Corporate Governance

•  Risk Assessment & Management

•  Investor Relations

•  Capital Markets

•  Finance/Accounting/Auditing

•  Public Company Board

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 Governance Framework

How We Are Selected, Elected, Evaluated, and Refreshed

We believe that our trustees should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities and other attributes. We also endeavor to have a board that represents a range of qualifications, skills and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the company’s business.

The table below summarizes the key experience, qualifications and attributes for each trustee nominee and highlights the balanced mix of experience, qualifications and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each trustee nominee’s skills or contributions to the Board. No individual experience, qualification or attribute is solely dispositive of becoming a member of the Board.

	Real Estate	Corporate Governance	Investor Relations	Public Company Board	Human Capital Mgt	Consumer Experience	ESG	Diversity	Tech

Kenneth M. Woolley	•	•	•	•		•

David P. Singelyn	•	•	•	•	•	•			•

Douglas N. Benham	•	•	•	•	•	•	•

Jack Corrigan	•		•

David Goldberg	•	•

Tamara Hughes Gustavson	•			•	•			•

Matthew J. Hart	•	•	•	•	•	•

Michelle C. Kerrick	•				•	•		•	•

James H. Kropp	•	•	•	•

Lynn C. Swann	•	•		•	•		•	•

Winifred M. Webb	•	•	•	•	•	•	•	•	•

Jay Willoughby	•	•	•				•

Matthew R. Zaist	•	•	•	●	•	•

	13	10	9	9	8	7	4	4	3

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Trustee Diversity. Diversity and inclusion are values embedded in our culture and fundamental to our business. We believe that a Board comprised of trustees with diverse backgrounds, experiences, perspectives and viewpoints improves the dialogue and decision-making in the board room and contributes to overall Board effectiveness.

The Board strives to achieve a wide range of perspectives by having a Board composed of diverse trustees. We look for each trustee to contribute to the Board’s overall diversity—diversity being broadly construed to mean a variety of identities, perspectives, personal and professional experiences and backgrounds. This can be represented in both visible and non-visible characteristics that include but are not limited to race, ethnicity, national origin, gender and sexual orientation.

Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the trustee nomination process. The Board assesses the effectiveness of its approach to Board diversity as part of the Board and committee evaluation process.

Board Composition. Our Board consists of thirteen members. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board annually nominates trustees for election or re-election to the Board to serve for a one-year term beginning with the Annual Meeting, or until their successors, if any, are elected or appointed.

Led by our Nominating and Corporate Governance Committee, our Board continues to focus on facilitating a smooth transition when trustees retire or leave the Board, as well as ensuring that the composition of our Board is systematically refreshed to maintain the desired mix of skills, experience, independence and diversity to support our strategic direction and operating environment. Since

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the beginning of 2020, we have added three new trustees, all of whom qualify as independent under the rules of the New York Stock Exchange (“NYSE”) and bring extensive operational and executive experience to the Board, and two of whom are diverse.

Among other aspects of the succession planning and refreshment process, our Board:

•	Identifies the collective mix of desired skills, experience, knowledge, diversity and independence of our Board taken as a whole, and identifies potential opportunities for enhancement in these areas;

•	Considers each current trustee’s experience, skills, principal occupation, reputation, independence, committee membership and diversity (including age, tenure, geographic, gender and ethnicity);

•	Engages in third-party search firms to assist with identifying and evaluating qualified candidates, as appropriate; and

•	Considers the recommendations of Board members and third parties to identify and evaluate potential trustee candidates.

Additional information concerning the trustee nomination and selection process is provided below in “Identifying and Evaluating Nominees for Trustee.”

Trustee Independence. The Board evaluates the independence of each trustee annually based on information supplied by trustees and the company, and on the recommendations of the Nominating and Corporate Governance Committee. The company’s Corporate Governance Guidelines require that a majority of the trustees be independent in accordance with the requirements of the rules of the NYSE. Our Board continues to comply with that requirement, with approximately 77% of the current trustees meeting these independence standards. To promote open discussion among non-management trustees, our non-management and independent trustees devote a portion of each regularly scheduled Board meeting to executive sessions without members of management present. If the group of non-management trustees includes trustees who are not independent, at least one executive session convened per year includes only independent trustees.

No trustee qualifies as independent unless the Board affirmatively determines that the trustee has no material relationship with the company and its management, based on all relevant facts and circumstances, in accordance with NYSE rules. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Following its annual review of each trustee’s independence in February 2021, the Nominating and Corporate Governance Committee recommended to the Board and the Board determined that (1) each member of the Board, other than David P. Singelyn, Jack Corrigan and David Goldberg, and (2) each member of the Audit Committee, the Human Capital and Compensation Committee and the Nominating and Corporate Governance Committee is independent pursuant to the rules of the NYSE.

In determining Ms. Gustavson’s independence, the Board considered, among other things, (i) that loans payable to Ms. Gustavson by each of Messrs. Singelyn and Corrigan which were secured by company securities were repaid in 2019, and (ii) that Mr. Singelyn no longer serves as manager of HF Investments 2010, LLC, which comprises trusts established by B. Wayne Hughes for certain of his heirs, including the children of Ms. Gustavson.

In addition, the Board has determined that:

•	Each member of the Audit Committee meets the additional independence requirements set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the Securities and Exchange Commission (“SEC”) thereunder; and

•	Each member of the Human Capital and Compensation Committee meets the NYSE’s heightened independence requirements for compensation committee members.

Trustee Retirement Policy. To encourage refreshment of the Board, the Board has adopted a mandatory retirement age for trustees of 75. The policy provides in relevant part that no trustee will be nominated for election to the Board unless he or she will be 75 or younger on the first day of such Board term.

Board Orientation and Education. Each new trustee participates in an orientation program and receives materials and briefings concerning our business, industry, management and corporate governance policies and practices. We provide continuing education for all trustees through board materials and presentations, discussions with management and the opportunity to attend external board education programs. In addition, all Board members have the opportunity to become a member of the National Association of Corporate Directors and to access the many educational resources of that organization.

Shareholder Recommendations. The policy of the Nominating and Corporate Governance Committee to consider properly submitted shareholder recommendations for candidates for membership on the

22 | American Homes 4 Rent

Board is described below under “Identifying and Evaluating Nominees for Trustee.” Under this policy, shareholder recommendations may only be submitted by a shareholder entitled to submit shareholder proposals under the SEC rules. Any shareholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership, including the information required under Regulation 14A under the Exchange Act, and should be addressed to the Secretary at our principal executive offices at American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302. Recommendations for consideration at the 2022 Annual Meeting of Shareholders should be submitted within the time frame described in this proxy statement under “Deadlines for receipt of shareholder proposals.”

Trustee Qualifications. Members of the Board shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment and shall be highly effective, in conjunction with the other nominees to the Board, in serving the long-term interests of the company and its shareholders. In general, the Board seeks to add trustees who meet the independence requirements of the NYSE rules. In addition, trustee candidates must submit a completed trustee questionnaire concerning matters related to independence determination, the determination of whether a candidate qualifies as an audit committee financial expert and other proxy disclosure matters and must satisfactorily complete a background investigation by a third-party firm.

The Board has delegated to the Nominating and Corporate Governance Committee responsibility for recommending to the Board new trustees for election and assessing the skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment includes trustees’ qualifications as independent, and may include consideration of the following, all in the context of an assessment of the perceived needs of the Board at that time:

•	diversity, background, skills and experience;

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	knowledge and contacts in the communities in which the company conducts business and in the company’s industry or other industries relevant to the company’s business;

•	ability and willingness to devote sufficient time to serve on the Board and committees of the Board;
•	knowledge and expertise in various areas deemed appropriate by the Board; and

•	how the individual’s skills, experience and personality fit with those of other trustees in maintaining an effective, collegial and responsive Board.

We do not have a formal diversity policy and there are no other policies or guidelines that limit the selection of trustee candidates by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board have and exercise broad discretion to select trustee candidates who will best serve the Board, the company and its shareholders.

Identifying and Evaluating Nominees for Trustee. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for trustee.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

The Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations of candidates for the Board in the same manner as other candidates. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a trustee candidate, such materials are forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

As discussed above in “Board Composition,” the Board has actively focused on refreshment with the addition of three new independent trustees since February 2020. As part of the ongoing process to identify trustee

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candidates, during late 2019 and 2020, the Nominating and Corporate Governance Committee reviewed various individual candidates proposed by various Board members, shareholders, investment bankers and a search firm, Ferguson Partners. The nominee selection process involved extensive interviews and five formal meetings of the full Nominating and Governance Committee. At the conclusion of the interview process, the Nominating and Corporate Governance Committee considered feedback from the interviews, discussed the proposed candidates and unanimously recommended that the Board elect Matthew R. Zaist, Lynn C. Swann and Michelle C. Kerrick as trustees. Each of Mr. Zaist, Mr. Swann and Ms. Kerrick were unanimously elected a trustee by the Board in February 2020, August 2020 and September 2020, respectively.

The Board and the Nominating and Corporate Governance Committee will continue to consider additional qualified board candidates.

How We Are Organized

Our Board is led by the Chairperson, Kenneth M. Woolley, an independent trustee. Currently, the Board believes that having a separate Chairperson and Chief Executive Officer serves the interests of the company and its shareholders well. Our Board believes that this structure encourages open dialogue and competing views, which promotes strong checks and balances. This structure also allows the Chief Executive Officer to focus more specifically on overseeing the company’s day-to-day operations and long-term strategic planning.

Our Board has three standing committees: the Audit Committee, the Human Capital and Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees consists of at least three members, each of whom meets the independence standards of the NYSE. Matters put to a vote by any one of our three independent committees of our Board must be approved by a majority of the trustees on the committee who are present at a meeting, in person or as otherwise permitted by our bylaws, at which there is a quorum or by the unanimous written consent of the trustees serving on the committee. Additionally, our Board may from time to time establish other committees to facilitate the Board’s oversight of management of the business and affairs of the company.

Each of the standing committees operates pursuant to a written charter which is reviewed and reassessed annually and that can be viewed on our website at www.americanhomes4rent.com under “Investor Relations.” A copy of each may be obtained by sending a written request to the company’s Investor Relations Department at American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302, or submitting an information request under “Investor Relations” on the company’s website.

Our three standing committees are described below, and the committee members in 2020 and number of meetings held in 2020 are as follows:

Trustee	Audit Committee	Human Capital and Compensation Committee	Nominating and Corporate Governance Committee

Douglas N. Benham		Member	Chair

Matthew J. Hart		Chair	Member

Michelle C. Kerrick (1)	Member	Member

James H. Kropp	Chair

Lynn C. Swann (1)	Member		Member

Winifred M. Webb		Member	Member

Jay Willoughby	Member		Member

Matthew R. Zaist (1)	Member	Member

Number of meetings in 2020:	4	5	6

(1) Mr. Zaist joined the Board in February 2020, Mr. Swann joined the Board in August 2020 and Ms. Kerrick joined the Board in September 2020.

24 | American Homes 4 Rent

Audit Committee. Our Board has affirmatively determined that each of the Audit Committee members meets the definition of “independent trustee” for purposes of the NYSE rules and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has also determined that each member of our Audit Committee is financially literate and that three members, including James H. Kropp, Michelle C. Kerrick and Matthew R. Zaist, qualify as an “audit committee financial expert” under SEC rules and regulations. The Audit Committee’s principal functions consist of overseeing:

•	the integrity of our consolidated financial statements and financial reporting process;

•	our accounting and financial reporting processes;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	review of all related party transactions in accordance with our Related Party Transaction Policy;

•	the performance of our internal audit functions; and

•	our overall risk exposure and management, including with respect to the company’s risk assessment, risk management and risk mitigation policies and programs.

Human Capital and Compensation Committee. In 2020, the Board made important structural changes to the committee formerly known as the Compensation Committee, repositioned as the Human Capital and Compensation Committee, to expand the responsibilities of such committee to include oversight of the company’s human capital programs and policies, including with respect to diversity and inclusion.

The Human Capital and Compensation Committee’s principal functions consist of supporting the Board in fulfilling its oversight responsibilities relating to the following:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;
•	reviewing our executive compensation policies and plans, including the company’s clawback policies;

•	implementing and administering our incentive and equity-based compensation plans;

•	reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) to be included in the proxy statement and to recommend to the Board the inclusion of the CD&A in the company’s Annual Report on Form 10-K and annual proxy statement;

•	producing a report on executive compensation to be included in our annual proxy statement;

•	together with management, reviewing management’s annual assessment of potential risks related to compensation policies and practices applicable to all employees;

•	overseeing the advisory shareholder votes on the company’s executive compensation programs and policies and the frequency of such votes;

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees;

•	reviewing and reporting to the Board on the company’s programs and practices for talent development and maintaining the continuity of capable management, including but not limited to succession planning for the Chief Executive Officer and other senior executives; and

•	overseeing the company’s human capital programs and policies, including with respect to pay fairness and employee well-being, employee retention and development and diversity and inclusion.

During 2020, the Human Capital and Compensation Committee made all compensation decisions for our executive officers, including the named executive officers, as set forth in the Summary Compensation Table below. In August 2020, the Human Capital and Compensation Committee retained Semler Brossy Consulting Group (“Semler Brossy”) to serve as its new independent, third-party compensation consultant. The Human Capital and Compensation Committee considered Semler Brossy’s advice on a range of compensation matters, including its consideration of possible COVID-19 related adjustments to the 2020 compensation program and its consideration of enhancements to the 2021 compensation program, in each case as discussed in more detail in “Executive Compensation” below.

Empowering diverse talent is a key priority for the company and the Board and the Human Capital and Compensation Committee is actively engaged in overseeing the company’s people and culture. We

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recognize employee engagement as a critical factor to our success and we are committed to creating and maintaining a great place to work with an inclusive culture, competitive benefits, and opportunities for training and growth. Moving forward, the Human Capital and Compensation Committee will periodically review and report to the Board on the company’s programs for attracting, developing and retaining key employees, including management development programs, technology and skills training programs, employee health and well-being programs, and diversity and inclusion initiatives.

Compensation Committee Interlocks and Insider Participation. None of our current Human Capital and Compensation Committee members is or was an officer or employee, or former officer or employee, of the company. None of our executive officers serve as a member of a board of directors, board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Human Capital and Compensation Committee.

Oversight of Compensation Risks. In January 2021, the Human Capital and Compensation Committee considered a report from management concerning its review of potential risks related to employee compensation policies and practices. During its review, the Human Capital and Compensation Committee discussed the report with senior management and discussed management’s conclusion that the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the company.

To prepare the report for the Human Capital and Compensation Committee’s consideration, members of our senior management team, including our Chief Executive Officer, Chief Operating Officer, Chief Legal Officer and the Senior Vice President of Human Resources, reviewed each of the company’s compensation programs, focusing on employee incentive compensation plans. At the completion of the review, management and the Human Capital and Compensation Committee concluded that there is little motivation or opportunity for employees to take undue risks to earn incentive compensation awards and that the incentive compensation plans properly incentivize employees to achieve long-term goals and do not create undue risks for the company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s principal functions consist of:

•	identifying, evaluating and recommending to the Board the trustee nominees for each annual shareholder meeting or to fill any vacancy on the Board;

•	identifying individuals qualified to become members of the Board and ensuring that the Board has the requisite expertise;

•	developing and recommending to the Board for its approval qualifications for trustee candidates and periodically reviewing these qualifications with the Board;

•	reviewing the committee structure of the Board and recommending trustees to serve as members or chairs of each committee of the Board;

•	developing and recommending to the Board a set of corporate governance guidelines for the Board and, at least annually, reviewing such guidelines and recommending changes to the Board for approval as necessary;

•	considering and advising the Board on any other governance issues that may arise from time to time;

•	overseeing the annual self-evaluations of the Board and management;

•	overseeing our Board’s compliance with our Code of Business Conduct and Ethics; and

•	overseeing management’s efforts and activities with respect to environmental sustainability.

How We Govern and Are Governed

Governance Highlights. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance include:

•	Annual Election of all Trustees

•	Majority Voting for Trustees in Uncontested Elections

•	Independent Chairperson

•	Regular Executive Sessions of Non-Management Trustees

•	Trustee Retirement Policy

•	Anti-Hedging and Anti-Short Sale Policies

•	Compensation Clawback Policy

•	Double-Trigger Vesting for Time-Based Equity Awards

•	Robust Stock Ownership Guidelines

26 | American Homes 4 Rent

Governance Documents. The framework of our corporate governance is set forth in our charter and bylaws and in the following documents:

•	Corporate Governance Guidelines that outline the Board’s overall governance practices

•	Charters of the Audit, Human Capital and Compensation and Nominating and Corporate Governance Committees

•	The Code of Business Conduct and Ethics applicable to trustees, officers and all employees

•	Code of Ethics for Senior Financial Officers

The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are reviewed at least annually by the Nominating and Corporate Governance Committee, which considers whether to recommend any changes to the Board. Each Board committee reviews its charter at least annually. The company’s Code of Business Conduct and Ethics, the Corporate Governance Guidelines and the Board committee charters are available on the company’s website, www.americanhomes4rent.com under “Investor Relations.” A copy of each may be obtained by sending a written request to the company’s Investor Relations Department at American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302, or submitting an information request under “Investor Relations” on the company’s website. Any amendments or waivers to the Code of Business Conduct and Ethics for trustees or executive officers may be made only by the Nominating and Corporate Governance Committee of our Board and will be disclosed on the company’s website or other appropriate means in accordance with applicable SEC and NYSE requirements.

Board Leadership. The Chairperson presides at meetings of all non-management trustees in executive session without the presence of management. These meetings are held on a regular basis, generally before or after each regularly scheduled Board meeting and at the request of any non-management trustee. In addition, the independent trustees meet separately at least once annually. These sessions are designed to encourage open Board discussion of any matter of interest without our Chief Executive Officer or any other members of management present.

The Chairperson: (1) reviews the agendas for each Board meeting and strategic planning session, (2) in conjunction with the Nominating and Corporate Governance Committee, assists in the recruitment and selection of new trustees, (3) evaluates, along with the members of the Human Capital and Compensation Committee, the performance of the Chief Executive Officer, (4) consults with the Chief Executive Officer as to hiring other executive officers, as well as strategic planning and succession planning for the Chief Executive Officer, (5) is regularly apprised of material shareholder inquiries and is involved in responding to these inquiries as appropriate, and (6) when necessary or appropriate, communicates with other non-management and independent trustees and calls meetings of the non-management and independent trustees.

Board and Committee Meetings and Attendance. The Board meets at regularly scheduled intervals and may hold additional special meetings as necessary or desirable in furtherance of its oversight responsibilities. As described above, the non-management trustees generally meet in executive session without the presence of management as part of each regularly scheduled Board meeting. The sessions are intended to encourage open discussion of any matter of interest without the Chief Executive Officer or any member of management present.

During 2020, the Board held eleven meetings and the Board committees held fifteen meetings. During 2020, all trustees attended at least 75% of the meetings held by the Board and all committees of the Board on which each trustee served. All of the trustees serving at the time attended the virtual 2020 Annual Meeting of Shareholders. Trustees are encouraged, but not required, to attend the Annual Meeting.

Trustee Service on Other Boards. Although the company recognizes that there may be a benefit to the company as a result of trustees broadening their experience by serving on corporate boards, it is important that each trustee have the requisite time to devote to the oversight of the company’s business. Unless otherwise approved by the Board, a trustee who also serves as an executive officer may not serve on more than one public company board in addition to the company’s Board, and trustees that are not executive officers of the company may not serve on more than three boards of other public companies in addition to the company’s Board. In recognition of the enhanced time commitments associated with membership on a public company’s audit committee, no member of the Audit Committee may serve simultaneously on audit committees of more than two other public companies.

Board Responsibilities and Oversight of Risk Management. The Board is responsible for overseeing the company’s approach to major risks and policies for assessing and managing these risks. As part of its oversight function, the Board regularly receives presentations from management on areas of risk facing our business. The Board and management actively engage in discussions about these potential and perceived risks to the business.

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In addition, the Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Board committee charters and as provided in the NYSE rules. These oversight responsibilities are summarized below.

Board

•	Overall oversight of the risk management process

•	Development of business strategy and major resource allocation

•	Leadership of management succession planning

•	Business conduct and compliance oversight

•	Receipt of regular reports from Board committees on specific risk oversight responsibilities

Board Committees

Audit Committee Oversight of Risk	Human Capital and Compensation Committee Oversight of Risk	Nominating and Corporate Governance Committee Oversight of Risk

•   Oversight of enterprise risk management activities, including the company’s risk assessment, risk management and risk mitigation policies and programs

•   Oversight of accounting and financial reporting

•   Oversight of integrity of financial statements

•   Oversight of compliance with legal and regulatory requirements applicable to accounting and financial reporting processes

•   Oversight of the company’s policies and procedures with respect to cybersecurity risk management

•   Oversight of the performance of internal audit function

•   Oversight of the effectiveness of internal controls

•   Oversight of registered public accounting firm’s qualifications, performance and independence

•   Review of proposed swaps and equity and debt hedging transactions

•   Oversight of compensation related risks and overall philosophy

•   Oversight of regulatory compliance with respect to compensation matters

•   Oversight of the company’s human capital programs and policies, including with respect to pay fairness and employee well-being, employee retention and development, and diversity and inclusion

•   Oversight of overall corporate governance leadership

•   Provides recommendations regarding Board and committee composition

•   Oversight of Board succession planning

•   Oversight of regulatory compliance and environmental sustainability and corporate governance initiatives

•   Oversight of the evaluation of the Board and management

Management

•	Identify material risks

•	Implement appropriate risk management strategies

•	Integrate risk management into our decision-making process

•	Ensure that information with respect to material risks is transmitted to senior executives and the Board

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Risk Areas

Strategic	Operational	Financial	Legal, Regulatory and Compliance

• Reputation • Market Dynamics • Acquisitions and Dispositions • Development	• Sales and Marketing • Service and Delivery • Information Systems and Cybersecurity • Infrastructure and Assets • Hazards and Weather • People	• Financial Reporting and Internal Controls • Capital Structure • Market • Liquidity and Credit • Tax • Insurance	• Compliance with Laws • Litigation • Environmental • Social • Governance

How We Are Paid

Our Board has established a compensation program for our non-management trustees that includes a mix of cash and equity compensation. The Human Capital and Compensation Committee annually evaluates the adequacy of the trustee compensation program.

Retainers. For 2020, each non-management trustee received the following cash compensation:

•	an annual cash retainer of $75,000;

•	an additional annual cash retainer of $25,000 for the Chairperson;

•	an additional annual cash retainer of $20,000 to the chair of the Audit Committee;

•	an additional annual cash retainer of $12,500 to the chair of the Human Capital and Compensation Committee; and

•	an additional annual cash retainer of $12,500 to the chair of the Nominating and Corporate Governance Committee.

For 2021, the annual retainer for non-management trustees was set at $75,000. The annual retainer for the Chairperson was set at $50,000. The annual retainer for the chair of the Audit Committee was set at $20,000 and for the chairs of the Human Capital and Compensation Committee and the Nominating and Corporate Governance Committee was set at $12,500. The annual retainer for the members of the Audit Committee was set at $7,500 and for the members of the Human Capital and Compensation Committee and the Nominating and Corporate Governance Committee was set at $5,000.

The company also reimburses non-management trustees for reasonable out-of-pocket expenses incurred in the performance of their duties as trustees, including without limitation, travel expenses in connection with their attendance in-person at Board and committee meetings. Trustees who are employees do not receive any compensation for their services as trustees. We do not anticipate holding in-person Board or committee meetings in the first half of 2021. However, given the ongoing uncertainty of the COVID-19 pandemic and the vaccine rollout, we recognize that it may be safe to hold in-person meetings at some time before the end of 2021. If so, this policy will apply and the company will reimburse travel expenses in connection with trustees’ attendance at these meetings.

Equity Awards. For 2020, on the date of the Annual Meeting, each non-management trustee received an award of restricted share units with a value of $100,000 as determined by the closing price on the NYSE of the company’s Class A common shares on the date of grant. New trustees appointed during 2020 also received an award of restricted share units with a value of $100,000 as determined by the closing price on the NYSE of the company’s Class A common shares on the date of grant. The grant date for the award to new trustees is the date their service commences. Awards for new trustees and the annual grants to non-management trustees vest in full one year from the date of grant. For 2021, the value of the equity award was set at $125,000.

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Trustee Compensation Table. The following table presents information relating to the total compensation of our non-employee trustees for the fiscal year ended December 31, 2020. Mr. Zaist joined the Board in February 2020, Mr. Swann joined the Board in August 2020 and Ms. Kerrick joined the Board in September 2020.

Messrs. Singelyn and Corrigan did not receive any compensation for their services as trustees in 2020. Mr. Singelyn’s compensation as our Chief Executive Officer and Mr. Corrigan’s compensation as our Chief Investment Officer is described beginning on page 60.

Name	Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)

Kenneth M. Woolley	$93,750	$100,000	$193,750

Douglas N. Benham	$87,500	$100,000	$187,500

David Goldberg	$75,000	$100,000	$175,000

Tamara Hughes Gustavson	$87,500	$100,000	$187,500

Matthew J. Hart	$93,750	$100,000	$193,750

Michelle C. Kerrick	$37,500	$100,000	$137,500

James H. Kropp	$95,000	$100,000	$195,000

Lynn C. Swann	$37,500	$100,000	$137,500

Winifred M. Webb	$75,000	$100,000	$175,000

Jay Willoughby	$75,000	$100,000	$175,000

Matthew R. Zaist	$75,000	$202,300	$277,300

(1) Restricted share unit awards valued at the closing share price on the NYSE of $25.28 per share for Class A common shares on May 7, 2020, which was the date of grant for all trustees but for Mr. Swann and Ms. Kerrick, which were valued at the closing share prices on August 5, 2020 ($29.05) and September 9, 2020 ($29.20), respectively. Mr. Zaist also received restricted share unit awards valued at the closing share price of $25.68 on February 27, 2020, which was the date of this additional grant.

(2) As of December 31, 2020, each non-management trustee had the following number of options outstanding: Messrs. Hart and Woolley each held a total of 60,000, of which 52,500 are fully vested and exercisable; Mr. Kropp held a total of 50,000, of which 42,500 are fully vested and exercisable; Ms. Gustavson and Mr. Benham each held a total of 30,000, of which 22,500 are fully vested and exercisable; Ms. Webb and Mr. Willoughby each held a total of 10,000, of which 2,500 are fully vested and exercisable. Mr. Singelyn held fully vested options to acquire 25,000 shares which were not awarded in connection with his service as a trustee. In addition, as of December 31, 2020, (i) Mses. Gustavson and Webb, and Messrs. Benham, Goldberg, Hart, Kropp, Willoughby, Woolley and Zaist held 3,956 restricted share units which vest in full on May 7, 2021, (ii) Ms. Kerrick held 3,425 restricted share units which vest in full on September 9, 2021, (iii) Mr. Swann held 3,443 restricted share units which vest in full on August 5, 2021, and (iv) Mr. Zaist also held 3,985 restricted share units which vest in full on February 27, 2021.

Trustee Share Ownership Policy. Our share ownership guidelines approved by the Board are intended to align the interests of the company’s executive officers and independent trustees with the interests of the company’s shareholders. The policy applies to the company’s Chief Executive Officer, other Section 16 officers and the independent members of the Board. Each independent trustee covered by the policy is expected to own Class A common shares and equivalents (including Class A partnership units that are convertible into Class A common shares and unvested restricted stock units (“RSUs”) that are only subject to time vesting) of the company with an aggregate market value of five times the previous year annual cash retainer (excluding any Board committee fees) for each independent trustee. For information regarding requirements for executive officers, see “Executive Officer Ownership of Company Shares—Share Ownership Policy” below.

Securities that have been pledged and shares underlying vested or unvested options are not counted for purposes of the policy. Current independent trustees are expected to be in compliance by February 24, 2026, the fifth anniversary of the effective date of the policy. New trustees are expected to be in compliance within five years of their appointment.

The Human Capital and Compensation Committee of the Board has the authority to administer and interpret, to monitor compliance with, and to make all determinations regarding the share ownership policy.

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How You Can Communicate With Us

We value and actively solicit feedback from our shareholders. During fiscal year 2020, management met with over 420 institutional investors at virtual conferences, non-deal roadshows and industry calls.

We encourage all shareholders to contact our investor relations team with any questions or comments by:

EMAIL	WEBSITE	MAIL	TELEPHONE
Email investors@ah4r.com	Visit www.americanhomes4rent.com under “Investor Relations”	Write to American Homes 4 Rent Attn: Investor Relations 23975 Park Sorrento, Suite 300 Calabasas, CA 91302	Call (855) 794-AH4R (2447)

The Board also welcomes feedback from shareholders and other interested parties. We receive a large volume of correspondence regarding a wide range of subjects each day, including correspondence relating to ordinary business operations. As a result, our individual trustees are often not able to respond to all communications directly. Therefore, the Board has established a process for managing communications to the Board and individual trustees. Any shareholder communication to the Board should be addressed to: Board of Trustees, c/o Corporate Secretary, American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302. Communications that are intended for a specified individual trustee or group of trustees should be addressed to the trustee(s) c/o Corporate Secretary at the above address, and all such communications received will be forwarded to the designated trustee(s).

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Proposal 2

Approval of 2021 Equity Incentive Plan

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We are asking our shareholders to approve adoption of the American Homes 4 Rent 2021 Equity Incentive Plan.

The Board approved the 2021 Incentive Plan on February 24, 2021, subject to shareholder approval. The Board believes that the adoption of the 2021 Incentive Plan is in the best interest of our shareholders and the company because equity-based awards help to attract, motivate, and retain talented employees, trustees and other service providers, align employee and shareholder interests, link employee compensation with performance, and maintain a culture based on employee share ownership. Equity has been and is expected to continue to be a significant component of the total compensation of our key executives.

The 2021 Incentive Plan is intended to replace the company’s existing equity compensation plan, the American Homes 4 Rent 2012 Equity Incentive Plan (as amended, the “2012 Incentive Plan”). If approved, the maximum number of common shares available for issuance under the 2021 Incentive Plan will be equal to the sum of (i) 8,500,000 common shares, (ii) the number of common shares available for future awards under the 2012 Incentive Plan as of the effective date of the 2021 Incentive Plan, and (iii) the number of common shares related to awards outstanding under the 2012 Incentive Plan as of the effective date that later terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such common shares and become available for issuance under the 2021 Incentive Plan.

If the 2021 Incentive Plan is not approved by our shareholders, the 2021 Incentive Plan will not become effective, the 2012 Incentive Plan will continue in effect, and we may continue to grant awards under the 2012 Incentive Plan to the extent of the common shares remaining available for issuance under that plan. As of the record date, there were 885,508 shares remaining available for issuance under the 2012 Incentive Plan (without giving effect to additional shares that may become available upon the future expiration, forfeiture or cancellation of outstanding awards).

Summary of Material Provisions of the 2021 Incentive Plan

A summary of the material terms of the 2021 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2021 Incentive Plan, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference into this Proposal 2. We encourage shareholders to read and refer to the complete plan document in Annex A for a more complete description of the 2021 Incentive Plan.

General: The 2021 Incentive Plan permits the grant of awards of share options, share appreciation rights (“SARs”), restricted shares, restricted share units, deferred share units, unrestricted shares, dividend equivalent rights, performance shares and other performance-based awards, LTIP Units (as defined below), and other rights or interests that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common shares, to any employee, officer, trustee or director of the company or an affiliate of the company, any other service provider currently providing direct services to the company or an affiliate of the company (including a consultant or advisor), or to any other person whose participation in the 2021 Incentive Plan is determined by the Human Capital and Compensation Committee to be in the best interest of the company. Each award granted under the 2021 Incentive Plan will be evidenced by an award agreement in such form or forms as may be determined by the Human Capital and Compensation Committee that sets forth the terms and conditions of the award.

Administration of the 2021 Incentive Plan: The 2021 Incentive Plan will be administered by the Human Capital and Compensation Committee, and the Human Capital and Compensation Committee will determine all terms of awards under the 2021 Incentive Plan. During any time when the company has a class of equity registered under Section 12 of the Exchange Act, each member of the Human Capital and Compensation Committee that administers the 2021 Incentive Plan will be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) for so long as the common shares are listed on the NYSE, an independent director in accordance with the requirements of the rules of the NYSE. The Human Capital and Compensation Committee will also determine who will receive awards under the 2021 Incentive Plan, the type of award and its terms and conditions and the number of common shares subject to the award, if the award is equity-based. The Human Capital and Compensation Committee will also interpret and construe the provisions of the 2021 Incentive Plan. During any period of time in which there is not a compensation committee, the 2021 Incentive Plan will be administered by the Board or another committee appointed by the Board. References below to the Human Capital and Compensation Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

Eligibility: All employees and officers of the company and its subsidiaries and affiliates are eligible to receive awards under the 2021 Incentive Plan. In addition,

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non-employee trustees or directors of the company or any subsidiary or affiliate of the company, other service providers (who are natural persons) currently providing direct services to the company or a subsidiary or affiliate of the company, or any other person whose participation in the 2021 Incentive Plan is determined by the Human Capital and Compensation Committee to be in the best interest of the company may receive awards under the 2021 Incentive Plan. As of March 9, 2021, the company had approximately 1,434 employees and 11 non-employee trustees.

Share Authorization: The number of common shares that may be issued under the 2021 Incentive Plan is equal to the sum of (i) 8,500,000 common shares, (ii) the number of common shares available for future awards under the 2012 Incentive Plan as of the effective date of the 2021 Incentive Plan, and (iii) the number of common shares related to awards outstanding under the 2012 Incentive Plan as of the effective date that later terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such common shares and become available for issuance under the 2021 Incentive Plan. Any of the common shares available for issuance under the 2021 Incentive Plan may be used for any type of award under the 2021 Incentive Plan. In connection with share splits, distributions, recapitalizations, spin-offs, share dividends and certain other events, the Human Capital and Compensation Committee will make proportionate adjustments that it deems appropriate in the aggregate number and kind of shares that may be issued under the 2021 Incentive Plan and the number and kind of shares that are subject to outstanding awards. Any shares covered by an award that terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of any shares subject to such award will again be available for purposes of the 2021 Incentive Plan. The number of common shares available for issuance under the 2021 Incentive Plan will not be increased by the number of common shares (i) tendered or withheld or subject to an award surrendered in connection with the purchase of shares upon exercise of an option, (ii) deducted or delivered from payment of an award of an option or SAR in connection with the company’s tax withholding obligations, or (iii) purchased by the company with proceeds from option exercises. The number of common shares available for issuance under the 2021 Incentive Plan will not be increased by the number of common shares tendered or withheld or subject to an award (other than an option or SAR) surrendered in connection with the purchase of shares or deducted or delivered from payment of an award (other than an option or SAR) in connection with the company’s tax withholding obligations.

No awards have been issued under the 2021 Incentive Plan.

Share Usage: Any common shares that are subject to awards will be counted against the 2021 Incentive Plan share limit as one common share for every one common share subject to the award. The maximum number of common shares issuable under a performance share grant will be counted against the 2021 Incentive Plan share limit as of the applicable grant date, but such number will be adjusted to equal the actual number of shares issued upon settlement of the performance share grant to the extent different from such maximum number of shares.

No Repricing: Except in connection with certain corporate transactions involving the company, the company may not, without shareholder approval, (i) amend an outstanding option or SAR to reduce the exercise price of the option or the strike price of the SAR, (ii) cancel outstanding options or SARs in exchange for options or SARs with an exercise price or strike price, as applicable, that is less than the exercise price or strike price, as applicable, of the original options or SARs, (iii) cancel outstanding options or SARs with an exercise price or strike price, as applicable, above the current share price in exchange for cash or other securities, or (iv) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.

Options: The 2021 Incentive Plan provides for the grant of options to purchase one or more common shares. The term of an option cannot exceed ten years from the date of grant; provided that in the event the participant is a 10% shareholder, an option granted to such participant that is intended to be an “incentive share option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be exercisable five years from the date of grant. The Human Capital and Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may become exercisable in installments. Except in the case of substitute awards (as defined in the 2021 Incentive Plan), the exercise price of each option granted under the 2021 Incentive Plan cannot be less than the fair market value of a common share on the grant date of such option; provided that in the event the participant is a 10% shareholder, an option granted to such participant that is intended to be an incentive share option cannot be less than 110% of the fair market value of a common share on the grant date of such option. All options granted under the 2021 Incentive Plan will be non-qualified share options or incentive share options.

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The exercise price for any option generally is payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides and subject to certain limitations set forth in the 2021 Incentive Plan, by the tender of common shares (or attestation of ownership of such common shares) with an aggregate fair market value on the date on which the option is exercised equal to the exercise or purchase price, (iii) to the extent the award agreement provides, by payment through a broker in accordance with procedures established by the company, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable laws, including net exercise or settlement.

Share Awards and Share Units: The 2021 Incentive Plan provides for the grant of share awards (which includes awards of unrestricted shares and awards of restricted shares), restricted share units and deferred share units. An award of restricted shares, restricted share units or deferred share units may be subject to such restrictions as the Human Capital and Compensation Committee may determine. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Human Capital and Compensation Committee may determine. A participant who receives restricted shares will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares, except that the Board may require any dividends to be reinvested in common shares, which may or may not be subject to the same vesting conditions and restrictions as applicable to such restricted shares. A participant who receives restricted share units or deferred share units will have no such rights, provided that the Human Capital and Compensation Committee may provide in an award agreement evidencing a grant of restricted share units or deferred share units that the participant will be entitled to receive dividend equivalent payments in respect of such restricted share units or deferred share units. Dividend equivalents paid on restricted share units or deferred share units which vest or are earned based upon the achievement of performance goals will not vest unless such performance goals are achieved. During the restricted period, if any, applicable to such restricted share awards, restricted share units or deferred share units, a participant is prohibited from selling, transferring, assigning, pledging or otherwise encumbering or disposing of his or her restricted share awards, restricted share units or deferred share units.

Share Appreciation Rights: The 2021 Incentive Plan provides for the grant of SARs, which provide the recipient with the right to receive, upon exercise of the

SAR, cash, common shares or a combination of the two. The amount that the recipient will receive upon exercise of the SARs generally will equal the excess of the fair market value of the common shares on the date of exercise over the per share strike price of the SAR as determined by the Human Capital and Compensation Committee. SARs will become exercisable in accordance with terms determined by the Human Capital and Compensation Committee. SARs may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten years from the date of grant.

Performance-Based Awards: The 2021 Incentive Plan provides for the grant of performance-based awards, which are awards of options, SARs, restricted shares, restricted share units, deferred share units, performance shares, other equity-based awards or cash made subject to the achievement of performance goals over a performance period specified by the Human Capital and Compensation Committee. The Human Capital and Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance-based award. Performance goals may relate to financial performance, the participant’s performance or such other criteria determined by the Human Capital and Compensation Committee. If the performance goals are met, performance-based awards will be paid in cash, common shares, other awards or a combination thereof.

LTIP Units: The 2021 Incentive Plan provides for the grant of awards in the form of a unit of American Homes 4 Rent, L.P., our operating partnership (“LTIP Unit”). LTIP Units are intended to qualify as “profits interests” within the meaning of the Code. The Human Capital and Compensation Committee will determine the terms and conditions (including vesting conditions) applicable to any LTIP Units granted under the 2021 Incentive Plan; provided, however, that LTIP Units may be issued only to a participant for the performance of services to or for the benefit of our operating partnership (i) in the participant’s capacity as a partner of our operating partnership, (ii) in anticipation of the participant becoming a partner of our operating partnership, or (iii) as otherwise determined by the Human Capital and Compensation Committee. LTIP Units will be subject to the terms and conditions of the partnership agreement of our operating partnership and such other restrictions, including restrictions on transferability, as the Human Capital and Compensation Committee imposes.

Dividend Equivalent Rights: The 2021 Incentive Plan provides for the grant of dividend equivalent rights in connection with the grant of certain equity-based awards. Dividend equivalent rights may be paid currently or

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accrued as contingent cash obligations and may be payable in cash, common shares or a combination of the two. The Human Capital and Compensation Committee will determine the terms of any dividend equivalent rights. No dividend equivalent rights can be granted in tandem with an option or SAR.

Recoupment: Award agreements for awards granted pursuant to the 2021 Incentive Plan may provide that the award is subject to mandatory repayment by the recipient to the company of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with the company (including but not limited to an employment or non-competition agreement) or any obligation to the company (including but not limited to a confidentiality obligation). Awards are also subject to mandatory repayment to the extent the grantee is or becomes subject to (i) the Company’s Executive Officer Performance-Based Compensation Recovery Policy, (ii) any other clawback or recoupment policy adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (iii) any law, rule or regulation which imposes mandatory recoupment.

Change in Control: Except as otherwise provided in the applicable award agreement, if the company experiences a Change in Control in which outstanding awards will be assumed or continued by the surviving entity, then such awards will continue in the manner and under the terms so provided to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such awards or the substitution for such awards of new awards relating to the equity of the successor entity, or a parent or subsidiary of such successor entity, with appropriate adjustments as to the number of shares and, if applicable, exercise prices. All incomplete performance periods in respect of each performance-based award will end on the date of the Change in Control and the performance goals applicable to such award will be deemed satisfied (i) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (ii) at the target level, if not determinable. Each such performance-based award will become a time-based award and will otherwise vest in accordance with the applicable award agreement. In the event an award is assumed, continued or substituted upon the consummation of any Change in Control and the employment of the holder of such award is terminated without “cause” (as defined in the 2021 Incentive Plan) within two years following the consummation of such Change in Control, such award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Human

Capital and Compensation Committee will determine.

Except as otherwise provided in the applicable award agreement, if the company experiences a Change in Control (as defined below) in which outstanding awards will not be assumed or continued by the surviving entity: (i) all restricted shares, restricted share units, deferred share units and dividend equivalent rights will vest and the underlying common shares will be delivered immediately before the Change in Control, and (ii) (x) all options and SARs will become exercisable fifteen days before the Change in Control and terminate upon the consummation of the Change in Control, or (y) at the Human Capital and Compensation Committee’s discretion, any options, SARs, restricted shares, restricted share units, deferred share units and/or dividend equivalent rights may be cancelled and cashed out in connection with the Change in Control for an amount in cash or securities having a value, in the case of restricted shares, restricted share units, deferred share units and dividend equivalent rights, equal to the formula or fixed price per share paid to the shareholders pursuant to such Change in Control and, in the case of options or SARs, equal to the product of the number of common shares subject to such options or SARs multiplied by the amount, if any, by which the formula or fixed price per share paid to shareholders pursuant to such Change in Control exceeds the exercise price or strike price applicable to such options or SARs. In the event the option exercise price or SAR exercise price of an award exceeds the price per share paid to shareholders in the Change in Control, such options and SARs may be terminated for no consideration. In the case of performance-based awards, if less than half of the performance period has lapsed, such awards will be treated as though target performance has been achieved immediately prior to the occurrence of the Change in Control. If at least half the performance period has lapsed, actual performance to date will be determined as of a date reasonably proximal to the date of the consummation of the Change in Control as determined by the Human Capital and Compensation Committee, and such level of performance will be treated as achieved immediately prior to the occurrence of the Change in Control.

A “Change in Control” under the 2021 Incentive Plan means, unless provided otherwise in an award agreement, the occurrence of any of the following:

(a)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the company or any affiliate, any trustee or other fiduciary holding securities under any employee benefit plan of the company, or any company owned, directly or indirectly, by the shareholders of the company in substantially the same proportions as

2021 Proxy Statement | 37

their ownership of common shares), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the company representing more than 50% of the combined voting power of the company’s then outstanding securities;

(b)

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new trustee (other than a trustee designated by a person who has entered into an agreement with the company to effect a transaction described in clause (a), (c), or (d) or a trustee whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the company’s shareholders was approved by a vote of at least two-thirds of the trustees then still in office who either were trustees at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)

a merger or consolidation of the company with any other corporation, other than a merger or consolidation that would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; provided that, a merger or consolidation effected to implement a recapitalization of the company (or similar transaction) in which no person (other than those covered by the exceptions in clause (a)) acquires more than 50% of the combined voting power of the company’s then outstanding securities will not constitute a Change in Control; or

(d)

a complete liquidation or dissolution of the company or the consummation of a sale or disposition by the company of all or substantially all of the company’s assets other than the sale or disposition of all or substantially all of the assets of the company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the company at the time of the sale.

Amendment or Termination: The Board may amend, suspend or terminate the 2021 Incentive Plan at any time; provided that no amendment, suspension or termination may impair rights or obligations under any outstanding award without the participant’s consent or violate the 2021 Incentive Plan’s prohibition on repricing. The shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. The shareholders also must approve any amendment that changes the no-repricing provisions of the 2021 Incentive Plan. The 2021 Incentive Plan has a term of ten years, but may be terminated earlier by the Board at any time, as described above.

New Plan Benefits: As of March 9, 2021, no awards have been made under the 2021 Incentive Plan. Because benefits under the 2021 Incentive Plan are discretionary and will depend on the actions of the Human Capital and Compensation Committee, the performance of the company and the value of common shares, it is not possible to determine the benefits that will be received if shareholders approve the 2021 Incentive Plan.

Summary of U.S. Federal Income Tax Consequences

The federal income tax consequences of awards under the 2021 Incentive Plan for participants and the company will depend on the type of award granted. The following description of tax consequences is intended only for the general information of shareholders. A participant in the 2021 Incentive Plan should not rely on this description and instead should consult his or her own tax advisor.

Options: Under current law the grant of an option generally will have no federal income tax consequences for the participant or the company. Upon the exercise of an option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of common shares on the exercise date over the exercise price. Generally, the company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.

Share Appreciation Rights: Under current law, the grant of a SAR generally will have no federal income tax consequences for the participant. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash paid and the fair market value of any common shares delivered to the participant. Generally, the company will be entitled to a deduction

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equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.

Restricted Shares: Under current law, the grant of restricted shares generally will have no federal income tax consequences to the participant or the company. The participant will generally recognize ordinary income on the date the award vests, in an amount equal to the value of the shares on the vesting date. Under Section 83(b) of the Code, a participant may elect to recognize income on the date of grant rather than the date of vesting in an amount equal to the fair market value of the shares on the date of grant (less the purchase price for such shares, if any). Pursuant to the 2021 Incentive Plan, participants may not file Section 83(b) elections with respect to restricted shares. Generally, the company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.

Restricted Share Units, Deferred Share Units and Performance-Based Awards: Under current law, the grant of a restricted share unit award, a deferred share unit award or a performance-based award generally will have no federal income tax consequences to the participant or the company. The participant generally will recognize ordinary income when payment is actually or constructively received by the participant in satisfaction of the restricted share unit award, deferred share unit award or performance-based award, in an amount equal to the amount of cash paid and the fair market value of any shares delivered to the participant. Generally, the company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.

Unrestricted Shares: Under current law, upon the grant of an award of unrestricted shares, a participant will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of grant, reduced by the amount, if any, paid for such shares. Upon a participant’s disposition of such shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the participant held the shares for more than one year

(otherwise, the capital gain or loss will be short-term). Generally, the company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.

LTIP Units: Under current law, the grant of an award of LTIP Units generally will have no federal income tax consequences to the participant or the company. If the LTIP Units are not vested as of the date of grant, the vesting of the LTIP Units generally will have no federal income tax consequences to the participant or the company. Taxable income of our operating partnership allocable to the LTIP Units prior to vesting is taxed as compensation income to the participant subject to withholding taxes unless the participant has made a timely election under Section 83(b) of the Code. Generally, the company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.

Dividend Equivalents: Under current law, the grant of dividend equivalents generally will have no federal income tax consequences for the participant. Generally, the participant will recognize ordinary income on the amount distributed to the participant pursuant to the award of dividend equivalent rights. Generally, the company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.

Certain payments made to employees and other service providers in connection with a Change in Control may constitute “parachute payments” subject to tax penalties imposed on both the company and the recipient under Sections 280G and 4999 of the Code. In general, when the value of parachute payments equals or exceeds three times the employee’s “base amount,” the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and the company is denied a tax deduction for the payments. The “base amount” is generally defined as the employee’s average compensation for the five calendar years prior to the date of the Change in Control. The value of accelerated vesting of restricted shares, options, or other awards in connection with a Change in Control can constitute a

2021 Proxy Statement | 39

parachute payment. The 2021 Incentive Plan contains a modified form of a “safe harbor cap,” which limits the amount of potential parachute payments that a recipient may receive to no more than 299% of the recipient’s base amount, but only if such cutback results in larger after-tax payments to the recipient.

Board Recommendation

Shareholder approval of the 2021 Incentive Plan is necessary in order for the company to meet the NYSE shareholder approval requirements.

In its determination to approve the 2021 Incentive Plan, the Board reviewed an analysis prepared by Semler Brossy, which included an analysis of certain burn rate, dilution and overhang metrics, the expected duration of the 2021 Incentive Plan, the cost of the 2021 Incentive Plan, as well as best market practices and trends.

Specifically, the Board considered:

Burn Rate: Our three-year average burn rate is 0.14% as shown in the table below.

	Share Options	Time-Based RSUs	Earned Performance Awards	Unadjusted Total	Adjusted Total(1)	Weighted Common Shares Outstanding	Unadjusted Burn Rate	Adjusted Burn Rate

2020	0	470,147	0	470,147	1,175,368	306,613,197	0.15%	0.38%

2019	20,000	350,334	0	370,334	895,835	299,415,397	0.12%	0.30%

2018	140,000	304,400	0	444,400	901,000	293,640,500	0.15%	0.31%

Three-year Average							0.14%	0.33%

(1) The adjusted total is derived by multiplying the number of time-based RSUs and earned performance awards by the Institutional Shareholder Services’ options-equivalent multiplier of 2.5 to provide more equivalent valuation between stock options and full value shares.

Overhang and Dilution: The estimated overhang, based on outstanding equity-based awards (1,741,837) and shares remaining available under the 2012 Incentive Plan (1,417,627), and the estimated dilution, based on outstanding equity-based awards plus the new requested shares (8,500,000), are approximately 1.0% and 3.7%, respectively, as of December 31, 2020. There are currently 1,090,300 options and 651,537 RSUs outstanding. The remaining common shares available for future awards under the 2012 Incentive Plan as of the effective date of the 2021 Incentive Plan and the number of common shares related to awards outstanding under the 2012 Incentive Plan as of the effective date that later terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such common shares and become available for issuance under the 2021 Incentive Plan will be available under the 2021 Incentive Plan as of its effective date. See the table below for the reconciliation of our outstanding equity-based awards, broken out by share options, RSUs and performance-based RSUs.

	Share Options	RSUs	Performance-Based RSUs	Total

Balance as of December 31, 2019	1,529,800	599,109	0	2,128,909

Granted in 2020	0	470,147	0	470,147

Balance as of December 31, 2020	1,090,300	651,537	0	1,741,837

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Plan Duration: If we continue to make equity grants consistent with our 2021 practices (which is not necessarily reflective of grants made per our three-year historical burn rate), we estimate that the 2021 Incentive Plan will last approximately 12 years.

Plan Cost: Based on generally accepted evaluation methodologies used by proxy advisory firms, we concluded that the number of shares under the 2021 Incentive Plan is well within generally accepted standards as measured by an analysis of the 2021 Incentive Plan cost relative to industry standards.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board believes the approval of the 2021 Incentive Plan is in the best interest of our shareholders and the company.

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Proposal 3

Approval of Employee Stock Purchase Plan

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We are asking our shareholders to approve adoption of the proposed American Homes 4 Rent 2021 Employee Stock Purchase Plan.

The Board believes that an employee stock purchase plan encourages the company’s employees to acquire our common shares, thereby fostering broad alignment of employees’ interests with the interests of our shareholders; fosters good employee relations; and provides the company an ability to recruit, retain, and reward employees in an extremely competitive employment environment.

Key Features of the Employee Stock Purchase Plan

As described further below, the ESPP generally:

•	Reserves 3,000,000 common shares for issuance pursuant to the ESPP;

•	Permits a participant to contribute up to 10% of his or her annual base salary each pay period through after-tax payroll deductions;

•	Unless otherwise determined by the Administrator (as defined below), establishes six-month offering periods commencing in January and July of each calendar year;

•	Permits participants to purchase common shares at a discount, which will be set by the Administrator, up to a maximum discount equal to the lesser of 85% of the closing price for the common shares on the first day or the last day of the applicable offering period;

•	Limits the value of shares that a participant may purchase in a calendar year to the lesser of $25,000 and 10% of a participant’s annual base salary; and

•	Will not qualify as an “employee stock purchase plan” as defined in Section 423 of the Code.

Summary of Material Provisions of the Employee Stock Purchase Plan

A summary of the material terms of the ESPP is set forth below. This summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached as Annex B to this proxy statement and which is incorporated by reference into this Proposal 3. We encourage shareholders to read and refer to the complete plan document in Annex B for a more complete description of the ESPP.

Share Reserve: Subject to adjustment in connection with certain corporate transactions, the maximum number of common shares that may be purchased under the ESPP will be 3,000,000 shares. The common shares reserved for issuance under the ESPP may be authorized but unissued shares or shares purchased on the open market.

Administration: The ESPP will be administered, at the company’s expense, under the direction of the Board, the Human Capital and Compensation Committee of the Board, or any other committee of the Board designated by the Board from time to time (any such entity, the “Administrator”). The Administrator will initially be the Human Capital and Compensation Committee. The Administrator will have the authority to take any actions it deems necessary or advisable for the administration of the ESPP, including, without limitation, (i) interpreting and construing the ESPP and options granted thereunder, (ii) prescribing, adopting, amending, suspending, waiving, and rescinding rules and regulations it deems appropriate to administer and implement the ESPP, (iii) correcting any defect, supplying any omission or reconciling any inconsistency in the ESPP or options granted thereunder, (iv) making determinations about eligibility, (v) determining the purchase price, (vi) establishing the timing and length of offering periods and purchase periods, (vii) establishing minimum and maximum contribution rates, (viii) establishing new or changing existing limits on the number of common shares a participant may elect to purchase with respect to any offering period, if such limits are announced prior to the first offering period to be affected, (ix) delegating to one or more individuals such duties and functions related to the operation and administration of the ESPP as the Administrator so determines, except to the extent prohibited by applicable law, (x) permitting payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms, and (xi) furnishing information to the custodian for the ESPP as the custodian may require. The Administrator’s decisions will be final, conclusive, and binding upon all persons.

Eligibility: Except as set forth below, generally, natural persons who have been full-time employees of the company or any subsidiary of the company for at least sixty days may be eligible to participate in the ESPP. In order for shares to be purchased on behalf of a participant under the ESPP, the participant must be an eligible employee on the first day of the applicable offering period. The following employees are ineligible to participate in the ESPP: (i) employees who, after exercising their options to purchase common shares under the ESPP, would own, directly or indirectly, common shares (including shares that may be acquired under any outstanding options under the ESPP) representing 5% or more of the total combined voting power of all classes of the company’s capital stock; (ii) employees who are citizens or residents of a foreign jurisdiction (without regard to whether such employees

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are also U.S. citizens or resident aliens), if the grant of an option under the ESPP or an offering period to such employee is prohibited under the laws of such foreign jurisdiction; and (iii) any of our executive officers or other employees who must file reports under Section 16 of the Exchange Act. The Administrator may, at any time in its sole discretion, if it deems advisable to do so, exclude the participation of the employees of a subsidiary from eligibility to participate in a future offering period. Special rules apply to employees who are considered “Restricted Persons” under our Policy on Inside Information and Insider Trading.

Notwithstanding the foregoing, the Administrator will have the authority to establish a different definition of “eligible employee” as it may deem advisable or necessary.

As of March 9, 2021, approximately 1,429 employees of the company and its subsidiaries may become eligible to participate in the ESPP.

Participation Election: An eligible employee may become a participant for an offering period under the ESPP by completing and submitting an enrollment form to the company or its designee. Such enrollment form will authorize the company to make after-tax payroll deductions in whole percentages up to 10% of the participant’s annual base salary on each pay day following enrollment in the offering period under the ESPP, subject to the $25,000 annual limit described below. The Administrator will credit the deductions or contributions to the participant’s account under the ESPP.

Subject to certain exceptions, a participant may cease his or her payroll deductions during an offering period by properly completing and timely submitting a new enrollment form to the company or its designee, at any time prior to the last day of such offering period. If a participant ceases his or her payroll deductions during an offering period, the participant will automatically be withdrawn by the company from the offering period and will be refunded his or her accumulated payroll deductions for such offering period, without interest. A participant may increase or decrease his or her payroll deductions to take effect on the first trading day of the next offering period, by properly completing and timely submitting a new enrollment form to the company or its designee.

Once an eligible employee becomes a participant in the ESPP, the participant will automatically participate in each successive offering period until such time as the participant ceases his or her payroll deductions or is no longer eligible to participate in the ESPP or a specific offering period under the ESPP.

All employee decisions related to the ESPP, including enrollment, withdrawal and changes in participation, are subject to our Policy on Inside Information and Insider Trading.

Offering Periods and Purchase Periods: The Administrator will determine the length and duration of the periods during which payroll deductions will accumulate to purchase common shares. Each of these periods is known as an “offering period.” The periods during which payroll deductions will accumulate for these purchases are referred to as “purchase periods.” While the Administrator has discretion to establish the offering periods and purchase periods under the ESPP, until otherwise determined by the Administrator, the ESPP will have six-month offering periods (with concurrent purchase periods) commencing on January 1st and July 1st of each calendar year and ending on June 30th and December 31st, respectively.

Purchase Price: The purchase price for each purchase period shall be determined by the Administrator, provided that the purchase price shall not be less than the lesser of 85% of the fair market value per common share (i) on the first trading day of the purchase period or (ii) on the last trading day of the purchase period.

The fair market value of a common share for purposes of the ESPP will generally be the closing price per share as reported on the NYSE. On March 9, 2021, the closing price of our common shares, as reported on the NYSE, was $30.21 per share.

Purchase of Shares: On the last trading day of the offering period, a participant is deemed to purchase the number of whole common shares determined by dividing the total amount of payroll deductions withheld from the participant’s paychecks during the offering period by the purchase price. Any cash not applied to the purchase of fractional shares will be refunded to the participant after the end of the offering period.

Purchase Limitations: No participant may purchase common shares in any calendar year under the ESPP and under all other “employee stock purchase plans” of the company and its subsidiaries having an aggregate fair market value in excess of the lesser of $25,000 and 10% of the participant’s annual base salary. In addition, the Administrator may impose a limit on the number of common shares a participant may purchase during the offering period.

If the Administrator determines that the total number of common shares of remaining available under the ESPP is insufficient to permit all participants to exercise their options to purchase shares, the Administrator will make a

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participation adjustment and proportionately reduce the number of shares purchasable by all participants.

Termination of Participation: A participant will automatically be withdrawn by the company from an offering period under the ESPP (i) upon a termination of employment with the company or its subsidiaries, (ii) in certain cases, following a leave of absence or a temporary period of ineligibility, and (iii) upon cessation of eligibility to participate in the ESPP for any reason. A participant may also voluntarily cease participating in the ESPP until the close of business on the third business day prior to the last day in a purchase period and withdraw the balance accumulated in such participant’s account. A participant who terminates participation in the ESPP may again commence participation in the ESPP no earlier than the second window period following the date of termination. Upon termination of participation, any accumulated amounts will be refunded to the participant without interest.

Shareholder Rights: A participant shall not be a shareholder or have any rights as a shareholder with respect to common shares subject to the participant’s options under the ESPP until the common shares are purchased pursuant to the options and such common shares are transferred into the participant’s name on the company’s books and records. Common shares purchased under the ESPP will be held by the custodian designated under the ESPP. Following purchase and transfer of common shares into the participant’s name on the company’s books and records, a participant will become a shareholder with respect to the common shares purchased and will thereupon have all dividend, voting, and other ownership rights incident thereto.

Notwithstanding the foregoing, the Administrator has the right to limit sales or other transfers of the common shares by imposing a holding period and to require that any sales of common shares during the holding period be performed through a licensed broker acceptable to the company. The Administrator will not initially impose a holding period.

Transferability: A participant’s options to purchase common shares under the ESPP may not be sold, pledged, assigned, or transferred in any manner, whether voluntarily, by operation of law, or otherwise. Any payment of cash or issuance of common shares under the ESPP may be made only to the participant (or, in the event of the participant’s death, to the participant’s estate or beneficiary). During a participant’s lifetime, only such participant may exercise his or her options to purchase common shares under the ESPP.

Corporate Transactions: If the number of outstanding common shares is increased or decreased or the common shares are changed into or exchanged for a different number or kind of shares or other securities of the company by reason of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in common shares effected without receipt of consideration by the company, the number and kinds of common shares for which options may be made under the ESPP will be adjusted proportionately and accordingly by the Administrator. In addition, the number and kind of shares for which options are outstanding will be similarly adjusted so that the proportionate interest of a participant immediately following such event will, to the extent practicable, be the same as immediately prior to such event.

Upon a merger, consolidation, or reorganization of the company with one or more other corporations in which the company is not the surviving entity, or upon a Change in Control (as defined in the 2021 Incentive Plan), the ESPP and all options outstanding thereunder will terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the ESPP, or for the substitution of the options under the ESPP with new options covering the capital stock of the successor entity, with corresponding appropriate adjustments to the number and kinds of shares and purchase prices. With respect to any offering period that is ongoing between the time of the announcement of such merger, consolidation, or reorganization or Change in Control and the effectiveness of the transaction, at the discretion of the Administrator, either (i) the offering period will end on the last trading day prior to effectiveness of the transaction, and the options of each participant will automatically be exercised on such last trading day, or (ii) all outstanding purchase rights will be terminated and accumulated contributions will be refunded to each participant prior to effectiveness of the transaction.

Subject to the foregoing, if the company is the surviving corporation in any reorganization, merger, or consolidation of the company with one or more other corporations, all outstanding options under the ESPP will pertain to and apply to the securities to which a holder of the number of common shares subject to such options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price per share so that the aggregate purchase price after such adjustment will be the same as the aggregate purchase price of the shares subject to such options immediately prior to such reorganization, merger or consolidation.

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Term: If approved by the shareholders at the Annual Meeting, the ESPP will become effective as of July 1, 2021. The ESPP will terminate on the earliest of (i) the day before the 10th anniversary of the effective date of the ESPP, (ii) the date on which all common shares reserved for issuance under the ESPP have been issued, (iii) the date the ESPP is terminated in connection with certain corporate transactions, and (iv) the date the Board terminates the ESPP.

Amendment, Suspension, or Termination: The Board or the Administrator may, at any time and from time to time, amend or suspend the ESPP or an offering period under the ESPP; provided, however, that no amendment or suspension will, without the consent of the participant, impair any vested rights of a participant. Any such amendment is subject to shareholder approval to the extent such approval is required under applicable law. The Board may terminate the ESPP at any time.

Summary of U.S. Federal Income Tax Consequences: The following summary of U.S. federal income tax consequences is intended only as a general guide, under current U.S. federal income tax law, of participation in the ESPP and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our shareholders considering how to vote at the 2021 Annual Meeting and not as tax guidance to participants in the ESPP. The following summary is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the ESPP.

Because we are structured as an UPREIT and substantially all of our employees are employed by a subsidiary of our operating partnership, the ESPP will not qualify as an “employee stock purchase plan” as defined in Section 423 of the Code. A general summary of the current federal income tax consequences regarding the ESPP is stated below.

Tax Treatment of ESPP Participants: The amount withheld from a participant’s pay under the ESPP will be taxable ordinary income to the participant and will be included in gross income for federal income and payroll tax purposes in the year in which such amount otherwise would have been paid to the participant.

Upon the purchase of shares under the ESPP (on the last trading day of a purchase period), a participant will recognize ordinary income, subject to withholding, in an amount equal to the excess of the fair market value of the shares on the date of purchase over his or her purchase price. The ordinary income recognized is added to the participant’s basis in the shares. Upon the participant’s sale or disposition of shares purchased under the ESPP, any gain realized will be taxed as capital gain and any loss realized will be a capital loss. Whether the capital gain or loss will be long-term or short-term will depend on how long the participant held the shares.

Tax Treatment of the Company: The company will be entitled, with respect to the purchase of the shares under the ESPP, to an income tax deduction in an amount equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes such income.

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Proposal 4

Ratification of Independent Registered Public Accounting Firm

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The Audit Committee is responsible for appointing the company’s independent registered public accounting firm. Ernst & Young LLP (“EY”) was first appointed as the company’s independent registered public accounting firm in August 2016. In February 2021, the Audit Committee re-appointed EY to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to ratification of the appointment by the company’s shareholders. The Board believes that the selection of EY is in the best interest of the company and its shareholders and recommends that shareholders ratify the Audit Committee’s appointment of EY as the independent registered public accounting firm.

Although we are not required to seek ratification of the appointment of EY, the Board believes that doing so is a matter of good corporate governance. Even if the appointment of EY is ratified by the shareholders, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interest of the company and its shareholders. If shareholders do not ratify the appointment of EY, the Audit Committee will reconsider its selection but may determine to confirm the appointment.

Representatives from EY will be in attendance at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table shows the fees billed to the company by EY for audit and other services provided for fiscal years 2020 and 2019:

	2020	2019

Audit fees (1)	$1,439,366	$1,416,009

Audit-related fees (2)	$2,740	$1,995

Tax fees	–	–

All other fees (3)	$75,000	–

Total	$1,517,106	$1,418,004

(1) Audit fees represent fees for professional services provided in connection with the integrated audit of the company’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in the company’s quarterly reports on Form 10-Q and other professional services in connection with the company’s registration statements, securities offerings and audits of financial statements of certain acquired assets.

(2) Audit-related fees include fees for access to EY’s online accounting research tools.

(3) All other fees include fees for professional services provided in connection with a customer segmentation analysis in 2020.

Auditor Independence: The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of the company’s independent registered public accounting firm.

Policy to Approve Services of Independent Registered Public Accounting Firm: The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy relating to services performed by the company’s independent registered public accounting firm. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, all audit and permissible non-audit services must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairperson to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for all such services shall not exceed $200,000 prior to reporting such pre-approved engagements to the Audit Committee. The Chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting for review and provide a description of the terms of the engagement, including:

•	the type of services covered by the engagement;

•	the dates the engagement is scheduled to commence and terminate;

•	the estimated fees payable by us pursuant to the engagement;

•	other material terms of the engagement; and

•	such other information as the Audit Committee may request.

Under this policy, the Audit Committee pre-approved all services performed by EY during 2020, including those listed in the previous table.

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 Audit Committee Report

The Audit Committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm and assisting the Board in providing oversight to the company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

Management is responsible for the company’s financial statements, including the estimates and judgments on which they are based, for maintaining effective internal controls over financial reporting and for assessing the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete, accurate and in accordance with U.S. generally accepted accounting principles and applicable laws, rules and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes and the Audit Committee necessarily relies on the work and assurances of the company’s management and of the company’s independent registered public accounting firm.

As part of its oversight responsibilities related to the company’s financial statements included in the company’s Annual Report on Form 10-K, the Audit Committee met with management and EY, the company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee also discussed with EY the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the company’s internal controls and the overall quality of the company’s financial reporting.

The company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable rules of the PCAOB, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the company and its affiliates is compatible with the firm’s independence.

The Audit Committee met with representatives of management, internal audit, legal counsel and the company’s independent registered public accounting firm on a regular basis throughout the year to discuss the progress of management’s testing and evaluation of the company’s system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the company’s internal controls over financial reporting. In addition, the Audit Committee received from EY its assessment of and opinion on the company’s internal control over financial reporting as of December 31, 2020. The Audit Committee reviewed and discussed the results of management’s assessment and EY’s audit.

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In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee also approved the appointment of EY as the company’s independent registered public accountants for the fiscal year ending December 31, 2021 and recommended that the Board submit this appointment to the company’s

shareholders for ratification at the Annual Meeting.

THE AUDIT COMMITTEE

James H. Kropp, Chair

Michelle C. Kerrick

Lynn C. Swann

Jay Willoughby

Matthew R. Zaist

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 Principal Shareholders

Share Ownership of 5% or Greater Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our common shares and common shares into which units in American Homes 4 Rent, L.P., our operating partnership (“OP units”), may be exchangeable by each person known by us to be the beneficial owner of 5% or more of our common shares and OP units as of December 31, 2020.

Name and Address	Number of Common Shares Beneficially Owned (1)	Number of Common Shares and OP Units Beneficially Owned (2)	Percentage of All Common Shares Beneficially Owned (1)	Percentage of All Common Shares and OP Units Beneficially Owned (2)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355 (3)	38,710,680	38,710,680	12.22%	10.51%

JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10017 (4)	22,612,805	22,612,805	7.14%	6.14%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055 (5)	22,003,185	22,003,185	6.95%	5.97%

Tamara Hughes Gustavson c/o Malibu Management 22917 Pacific Coast Highway, Suite 300 Malibu, CA 90265 (6)(7)	20,261,737	20,261,737	6.40%	5.50%

Principal Real Estate Investors, LLC 801 Grand Ave Des Moines, IA 50392 (8)	19,451,957	19,451,957	6.14%	5.28%

B. Wayne Hughes c/o Malibu Management 22917 Pacific Coast Highway, Suite 300 Malibu, CA 90265 (7)	18,409,565	18,409,565	5.81%	5.00%

HF Investments 2010, LLC c/o Malibu Management 22917 Pacific Coast Highway, Suite 300 Malibu, CA 90265 (9)	6,645,581	54,765,472	2.10%	14.87%

(1) Assumes a total of 316,021,385 Class A and 635,075 Class B common shares are outstanding as of December 31, 2020. All Class B common shares are held by HF Investments 2010, LLC (“HF LLC”).

(2) Assumes a total of 316,656,460 common shares and 51,726,980 OP units (which OP units may be redeemed for cash or, at our option, exchanged for our Class A common shares) are outstanding as of December 31, 2020, excluding OP units held by the company.

(3) This information is as of December 31, 2020 and is based on a Schedule 13G/A filed on February 10, 2021 by The Vanguard Group as investment advisor to report that it has shared voting power with respect to 780,564 Class A common shares, sole dispositive power with respect to 37,706,283 Class A common shares and shared dispositive power with respect to 1,004,397 Class A common shares.

(4) This information is as of December 31, 2020 and is based on a Schedule 13G filed on January 8, 2021 by JPMorgan Chase & Co. to report that it has sole voting power with respect to 20,219,460 Class A common shares and sole dispositive power with respect to 22,612,805 Class A common shares.

(5) This information is as of December 31, 2020 and is based on a Schedule 13G/A filed on January 29, 2021 by BlackRock, Inc. to report that it has sole voting power with respect to 20,479,919 Class A common shares and sole dispositive power with respect to 22,003,185 Class A common shares.

2021 Proxy Statement | 53

(6) Includes 27,500 shares underlying stock options granted under the 2012 Incentive Plan that have vested or will vest within 60 days of December 31, 2020. Does not include any shares held by HF LLC which is comprised of trusts established by B. Wayne Hughes, for certain of his heirs, including the children of Ms. Gustavson. Shares held by HF LLC are reported separately in this table. Mr. Singelyn was the sole manager of HF LLC.

(7) Mr. Hughes co-founded the company with Mr. Singelyn and was Chairperson of the Board until May 2019. Ms. Gustavson is his daughter. The information is based on information contained in Form 4s filed by Mr. Hughes on December 1, 2020 and by Ms. Gustavson on May 7, 2020. Mr. Hughes and Ms. Gustavson have filed a joint Schedule 13D, as amended most recently on March 12, 2020, to report their collective ownership of Class A common shares and may constitute a “group” within the meaning of section 13(d)(3) of the Exchange Act, although each of these persons disclaims beneficial ownership of the Class A common shares owned by the others.

(8) This information is as of December 31, 2020 and is based on a Schedule 13G filed on February 16, 2021 by Principal Real Estate Investors, LLC to report that it has shared voting power with respect to 19,451,957 Class A common shares and shared dispositive power with respect to 19,451,957 Class A common shares.

(9) HF Investments 2010, LLC is comprised of trusts established by Mr. Hughes for certain of his heirs. Mr. Singelyn was the sole manager of HF LLC as of December 31, 2020. Mr. Singelyn resigned as sole manager of HF LLC as of February 15, 2021. As the sole manager of HF LLC, Mr. Singelyn had voting and dispositive power over the 54,765,472 common shares and OP units directly owned by HF LLC and may have been deemed to have beneficial ownership over such securities. Mr. Singelyn disclaims beneficial ownership of all common shares and OP units owned by HF LLC during the time he served as sole manager. HF LLC ownership interests disclaimed by Mr. Singelyn include:

(i) 6,010,506 Class A common shares;

(ii) 635,075 Class B common shares (for voting purposes, each Class B common share entitles the holder to 50 votes on all matters on which the holders of Class A common shares are entitled to vote); and

(iii) 48,119,891 Class A units issued by our operating partnership (“Class A units”).

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Share Ownership of Trustees and Management

The following table sets forth information, as of March 1, 2021, regarding the beneficial ownership of our common shares and common shares into which OP units may be exchangeable by (1) each of our executive officers, (2) each of our trustees and (3) all of our executive officers and trustees as a group. Except as otherwise indicated, each trustee and executive officer has sole voting and investment power over his or her shares.

Name	Number of Common Shares Beneficially Owned (1)	Number of Common Shares and OP Units Beneficially Owned (2)	Percentage of All Common Shares Beneficially Owned (1)	Percentage of All Common Shares and OP Units Beneficially Owned (2)

Kenneth M. Woolley (4)	67,006	67,006	*	*

David P. Singelyn (3)(4)	334,298	1,934,298	*	*

Douglas N. Benham (4)	48,695	60,903	*	*

Jack Corrigan	193,162	893,162	*	*

David Goldberg	35,996	576,062	*	*

Tamara Hughes Gustavson (4)(5)	20,261,737	20,261,737	6.39%	5.50%

Matthew J. Hart (4)	78,173	78,173	*	*

Michelle C. Kerrick	–	–	–	–

James H. Kropp (4)	71,983	71,983	*	*

Christopher C. Lau (4)	47,632	47,632	*	*

Bryan Smith (4)	287,771	287,771	*	*

Lynn C. Swann	13,000	13,000	*	*

Sara H. Vogt-Lowell (4)	66,512	66,512	*	*

Winifred M. Webb (4)	8,173	8,173	*	*

Jay Willoughby (4)	8,173	8,173	*	*

Matthew R. Zaist	3,985	3,985	–	–

All trustees and executive officers as a group (16 persons) (3)(4)	21,526,296	24,378,570	6.79%	6.61%

* Represents less than 1.0%

(1) Includes shares of Class A and Class B common shares held of record or beneficially by members of the immediate family of executive officers of the company.

(2) Assumes 316,211,674 Class A common shares, 635,075 Class B common shares and 51,726,980 OP units (which OP units may be redeemed for cash or, at our option, exchanged for our Class A common shares) are outstanding as of March 1, 2021, excluding OP units held by the company.

(3) Mr. Singelyn has pledged 1,000,000 Class A partnership units and 175,000 Class A common shares.

(4) Includes the following vested share options granted under the 2012 Incentive Plan that have vested or will vest within 60 days of March 1, 2021: 25,000 for Mr. Singelyn, 267,500 for Mr. Smith, 7,500 for Mr. Lau, 40,000 for Ms. Vogt-Lowell, 57,500 for each of Messrs. Hart and Woolley, 47,500 for Mr. Kropp, 27,500 for Mr. Benham and Ms. Gustavson, and 5,000 for Ms. Webb and Mr. Willoughby.

(5) Includes 27,500 shares underlying stock options granted under the 2012 Incentive Plan that have vested or will vest within 60 days of March 1, 2021. Does not include any shares held by HF LLC, which is comprised of trusts established by B. Wayne Hughes for certain of his heirs, including the children of Ms. Gustavson. Ms. Gustavson disclaims any beneficial ownership of the shares and units held by HF LLC. HF LLC ownership interests include:

(i) 6,010,506 Class A common shares;

(ii) 635,075 Class B common shares issued (for voting purposes, each Class B common share entitles the holder to 50 votes on all matters on which the holders of Class A common shares are entitled to vote); and

(iii) 48,119,891 Class A units.

2021 Proxy Statement | 55

 Executive Officer Ownership of

 Company Shares

Share Ownership Policy

Our share ownership guidelines approved by the Board are intended to align the interests of the company’s executive officers and trustees with the interests of the company’s shareholders. The policy applies to the company’s Chief Executive Officer, other Section 16 officers and the independent members of the Board. Each person covered by the policy is expected to own Class A common shares and equivalents (including Class A partnership units that are convertible into Class A common shares and unvested RSUs that are only subject to time vesting) of the company with an aggregate market value of:

•	Six times the previous year annual base salary for the Chief Executive Officer;

•	Three times the previous year annual base salary for the other executive officers; and

•	Five times the previous year annual cash retainer (excluding any Board committee fees) for each independent trustee.

Securities that have been pledged and shares underlying vested or unvested options are not counted for purposes of the policy.

Our Chief Executive Officer was required to be in compliance with the policy on its effective date and is currently in compliance. All other covered persons subject to the policy are expected to be in compliance by February 24, 2026, the fifth anniversary of the effective date of the policy. Covered persons already subject to the policy that become subject to increased ownership requirements as a result of a promotion are expected to be in compliance with the increased threshold by the fifth anniversary of the promotion.

Clawback Policy

Pursuant to the company’s Executive Officer Performance-Based Compensation Recovery Policy, the Human Capital and Compensation Committee will recover from any current or former executive officer, regardless of fault, that portion of equity and cash performance-based compensation based on financial information required to be reported under the securities laws that would not have been paid in the three completed fiscal years preceding the year in which an accounting restatement is required to be filed to correct a material error as a result of misconduct.

Anti-Hedging Policy

The anti-hedging provisions of our insider trading policy prohibits trustees, officers and employees from directly or indirectly engaging in hedging against future declines in the market value of any securities of the company. This would cover the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Waivers of these prohibitions are not permitted under the policy. The objective of this policy is to further enhance alignment between the interests of our trustees, officers and employees and those of our shareholders.

Policy Regarding Pledging of Shares

Our securities trading policy discourages, but does not prohibit, the pledging of common shares by insiders. In 2012, in connection with his acquisition of interests in the company’s former sponsor, AH LLC, Mr. Singelyn obtained loans that have been refinanced with a loan from a third-party lender that is secured by a pledge of a portion of his holdings of common shares and operating partnership units. Our Board recognizes that maintaining this pledge facilitates liquidity and financial flexibility for Mr. Singelyn.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the company’s trustees and executive officers and persons who own more than 10% of any registered class of the company’s equity securities to file reports of ownership and changes of ownership of those securities with the SEC and the NYSE. Executive officers, trustees and

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greater than 10% shareholders are required by SEC regulations to provide the company with a copy of all Section 16(a) forms that they file. Based on a review of the reports submitted to the company and of filings on the SEC’s EDGAR website and of written representations from executive officers and trustees, the company believes that all trustees and officers filed timely reports during 2020; however, B. Wayne Hughes, a shareholder and our former Chairperson, filed an amended Form 4 to report holdings of 1,700 shares of the company that he inadvertently omitted from the original Form 4.

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 Executive Officers

Our Executive Officers

Set forth below is certain information regarding each of our current executive officers, other than Messrs. Singelyn and Corrigan, whose biographical information is presented under “Biographical Information About Our Trustee Nominees.” Our executive officers are appointed annually by, and serve at the discretion of, the Board. There are no family relationships between any of the executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

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Christopher C. Lau Age: 39	Chief Financial Officer

Background

•  American Homes 4 Rent, Chief Financial Officer (since 2018); Vice President, Senior Vice President and then Executive Vice President – Finance (2013-2018)

•  National Rental Home Council, Member and Chair of the Finance Committee (since 2018)

•  Deloitte & Touche LLP, Senior Manager, Real Estate M&A Advisory; Senior Manager, Real Estate Audit

Education • B.S. in Accounting, San Diego State University • Certified Public Accountant (inactive)

Bryan Smith Age: 47	Chief Operating Officer

Background

•  American Homes 4 Rent, Chief Operating Officer (since 2019); Executive Vice President and President of Property Management (2015-2019); Senior Vice President and Director of Property Management (2012-2015)

•  American Homes 4 Rent Advisor, LLC (our former manager), Senior Vice President of Acquisitions

•  Tax Review Group, Partner

•  Watermark Group, Partner and Chief Financial Officer

•  Deloitte & Touche LLP, Senior

Education • B.A. in Business Economics, University of California, Los Angeles • M.B.A., UCLA Anderson School of Management • Certified Public Accountant (inactive)

Sara H. Vogt-Lowell Age: 45	Chief Legal Officer

Background

•  American Homes 4 Rent, Chief Legal Officer (since 2012)

•  American Homes 4 Rent Advisor, LLC (our former manager), Chief Legal Officer

•  Public Storage Canada and American Commercial Equities, General Counsel

•  Latham & Watkins LLP, Member, Finance Department

Education • B.A. in Political Science, University of California, Los Angeles • J.D., University of California, Berkeley • Member of the California State Bar

2021 Proxy Statement | 59

 Executive Compensation

Compensation Discussion and Analysis

The Compensation Discussion and Analysis explains the objectives of our executive compensation programs, outlines the elements of executive officer compensation and describes the factors considered by the Human Capital and Compensation Committee (as used in this section, the “Committee”) to determine the amounts of compensation for our named executive officers for 2020 performance.

Our Named Executive Officers

For 2020 our named executive officers, also called NEOs, are: (i) David P. Singelyn, Chief Executive Officer and a trustee; (ii) Jack Corrigan, Chief Investment Officer and a trustee; (iii) Bryan Smith, Chief Operating Officer; (iv) Christopher C. Lau, Chief Financial Officer; (v) Sara H. Vogt-Lowell, Chief Legal Officer; and (vi) Stephanie G. Heim, our former Chief Governance Officer who resigned in July 2020.

2020 Say-on-Pay Vote Results and Shareholder Engagement

At our 2020 Annual Meeting of Shareholders, 98.7% of votes cast supported our say-on-pay proposal. Our Committee feels that this level of support is indicative of broad approval of our compensation program.

Over the course of 2020, the company maintained an ongoing dialogue with a broad set of shareholders on diverse topics including business operations and strategy, financial results, corporate governance, environmental and social priorities, and executive compensation. Members of management and, as appropriate, members of the Board participated in these meetings.

2020 Compensation Overview

The 2020 compensation program for NEOs consisted of three components: (i) an annual base salary; (ii) an annual cash incentive based substantially on the achievement of pre-determined performance criteria consisting of corporate metrics, business unit goals and personal goals; and (iii) long-term equity incentives designed to directly link executive compensation with shareholder outcomes.

Since the company commenced operations in 2012, it has historically paid certain of its executive officers, particularly the Chief Executive Officer, annual total compensation at levels well below its peers. In doing so the company considered the significant equity ownership such executives had as a result of their role in founding the firm and the retention protections inherent in the manner in which that equity ownership had been financed. Starting in 2019, the year Messrs. Singleyn and Corrigan repaid the loans payable to Ms. Gustavson that were secured by securities in the company to finance their equity investments in the company at its founding, the company, in order to address retention risks, began to transition NEO annual total compensation to levels more competitive with peer pay practices and more representative of the value and contributions of the management team. In 2020, the company continued this transition by modestly increasing NEO salaries, target bonuses and equity grant values.

As discussed below, the Committee, with the assistance of its new independent compensation consultant, has approved a number of enhancements to the compensation program for NEOs for 2021 to better align NEO compensation with performance, peer compensation practices and the interests of our shareholders.

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Compensation Philosophy, Objectives and Governance

The primary goal of our executive compensation program is to align the interests of our NEOs with those of our shareholders in a way that allows us to attract and retain the best executive talent. The Committee oversees the compensation of our NEOs, including setting base salaries, awarding annual cash incentives and granting equity awards. The following table highlights key features of our executive compensation program that demonstrate our ongoing commitment to promoting shareholder interests through sound compensation governance practices.

What We Do	What We Don’t Do

✓ DO require “double trigger” change in control benefits	✘ NO compensation or incentives that encourage risk-taking reasonably likely to have a material adverse effect on the company

✓   DO seek to align pay and performance with a balanced mix of company and individual performance criteria tied to operational and strategic objectives (including diversity and inclusion and human capital management objectives) established at the beginning of the performance period by the Committee

✘ NO tax gross-ups for any executive officers

✓   DO award a significant percentage of NEO total compensation in the form of equity which, starting in 2021, will include awards subject to multi-year, performance-based vesting based on absolute Core FFO and relative TSR goals

✘ NO “single-trigger” change in control cash or equity payments

✓ DO have robust NEO stock ownership guidelines	✘ NO re-pricing or buyouts of underwater stock options

✓ DO have a compensation clawback policy for executive compensation covering both cash and equity incentives	✘ NO hedging transactions by employees or trustees involving our securities

✓ DO annually review a compensation risk assessment with the Committee	✘ NO guarantees of cash incentive compensation or of equity grants

✓ DO provide caps within annual and long-term incentive plan awards	✘ NO long-term employment contracts with executive officers

✓ DO engage an independent compensation consultant to advise the Committee	✘ NO excessive perquisites or special health and welfare plans to executives

Elements of Executive Officer Compensation

Component	Form	Objective and Explanation

Salary	Cash	• Base level compensation, rewards day-to-day performance and standard job duties • Reflects level of responsibilities and experience/tenure

Performance-Based Annual Cash Incentive	Cash

•  Designed to reward the achievement of specific, pre-established annual financial and operational objectives

•  2020 performance objectives consisted of company, business unit and personal goals while 2021 performance objectives will only consist of company and personal goals

•  Committee has discretion to adjust performance criteria, including to address extraordinary events

Equity Awards	Service-based RSUs and performance-based RSUs

•  Provide alignment of interests with shareholders

•  Multi-year vesting periods aid in retention

•  Service-based RSUs further support retention as they retain some value and provide a retention incentive even during difficult market conditions, when we may need it most

•  Starting in 2021, performance-based RSUs will motivate executives to focus on sustained financial performance and long-term value creation

2021 Proxy Statement | 61

2020 Compensation Decisions

Changes to Compensation of the CEO

As a founder and significant shareholder of the company, Mr. Singelyn historically agreed to accept a below-market salary and to forego any bonus or equity incentives during the company’s initial growth phase. Starting in 2019, the Committee began transitioning to market compensation for Mr. Singelyn. As part of this process, Mr. Singelyn’s base salary was increased by $20,000 in 2020 to $570,000, his performance-based cash incentive target was increased from 150% to 200% of base salary, and he was granted equity awards, as described below. The Committee intends to continue this transition over the next several years until the Committee determines that Mr. Singelyn is paid at a level competitive with CEOs in the company’s peer group. Mr. Singelyn’s pay is currently in the bottom 25% of the peer group.

Changes to Compensation of the other Named Executive Officers

Starting in 2019, the Committee, based on peer company compensation information, began transitioning NEO compensation to levels competitive with its peer group. As part of that transition process, and on consideration of the recommendation of Mr. Singelyn and the views of other Board members, the Committee increased 2020 base salaries for Mr. Corrigan to $570,000, for Mr. Smith to $450,000, for Mr. Lau to $450,000 and for Ms. Vogt-Lowell to $350,000 and increased the performance-based incentive bonus targets for Mr. Smith, Mr. Lau and Ms. Vogt-Lowell to 125% of base salary.

Performance-based Incentive Bonuses—2020 Performance Metrics and Targets

The 2020 incentive plan targets established by the Committee in February 2020 were:

NEO	Title	Target % of base salary

David P. Singelyn	Chief Executive Officer	200%

Jack Corrigan	Chief Investment Officer	125%

Bryan Smith	Chief Operating Officer	125%

Christopher C. Lau	Chief Financial Officer	125%

Sara H. Vogt-Lowell	Chief Legal Officer	125%

2020 performance-based incentive bonuses were based on corporate metrics, business unit and personal goals that were established for each NEO by the Committee in February 2020.

•	Corporate Metrics: In February 2020, the Committee set the corporate metrics as growth in Core Funds from Operations, or Core FFO, and Same Home Core Net Operating Income after Capital Expenditures, or Same Home NOI. The Committee selected Core FFO as a corporate metric because it is a commonly used measure of REIT performance by investors. The Committee also selected Same Home NOI because the company uses it as its primary financial measure to evaluate the operating performance and cash flow of its properties. The Same Home property pool provides a comparable means to measure the performance of NOI across performance periods. In addition, the Committee also set development and acquisition goals as corporate metrics for Mr. Corrigan, our Chief Investment Officer, given the importance of growth to the company’s strategy.

•	Business Unit and Personal Goals: The 2020 business unit and personal goals set for each NEO are set forth below under “2020 Performance-based Cash Incentive Awards.”

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Growth in Core FFO

The target Core FFO goal for 2020 was $1.19 per common share, an 8.2% increase over the 2019 target. The threshold, target and maximum bonus payable at the targets set by the Committee is set forth below. In the event the result achieved was between target levels in the chart, the bonus paid is adjusted accordingly.

% of Bonus Paid	Core FFO Goal

0%	Less than $1.131 (less than 95%)

0-100% interpolated	$1.131-$1.190 (95%-100%)

100-150% interpolated	$1.190-$1.250 (100%-105%)

150%	Greater than $1.250 (105%)

Same Home NOI

The Committee set the target for 2020 Same Home NOI growth as 3.3%, an increase over the 2019 target of 3.1%. The threshold, target and maximum bonus payable at the targets set by the Committee is set forth below. In the event the result achieved was between target levels in the chart, the bonus paid is adjusted accordingly.

% of Bonus Paid	Same Home NOI Growth

0%	<2.8%

0-100% interpolated	= or >2.8% and = or <3.3%

100-150% interpolated	= or >3.3% and = or < 3.8%

150%	= or >3.8%

Investment Production—Development and Acquisition

The following tables identify the development and acquisition goals established for Mr. Corrigan and the corresponding percentage of bonus earned. In the event the result achieved was between target levels in the chart, the bonus paid is adjusted accordingly. Since Mr. Corrigan’s ability to achieve these goals was dependent on the availability of capital, the Committee retained the discretion to adjust the targets as appropriate if capital was not available to acquire, build and deliver these levels of homes.

% of Bonus Paid	Development—Homes Delivered

0%	Less than 1,538 (85%)

0-100% interpolated	Between 1,538 and 1,810 (100%)

100-150% interpolated	Between 1,810 and 2,082 (115%)

150%	Greater than 2,082

% of Bonus Paid	Homes Acquired

0%	Less than 2,941 (85%)

0-100% interpolated	Between 2,941 and 3,460 (100%)

100-150% interpolated	Between 3,460 and 3,979 (115%)

150%	Greater than 3,979

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Committee Assessment of Achievement of 2020 Goals

Although the company was not as significantly adversely impacted by the COVID-19 pandemic as many other companies, the pandemic did adversely impact the company’s 2020 Core FFO and Same Home NOI results due to:

•	significantly increased levels of uncollectible rents and uncollectible resident utility reimbursements resulting from resident financial distress related to the pandemic, increased expenses for HVAC system replacements (given increased usage due to “stay-at-home” orders) and increased costs associated with enhanced cleaning and safety protocols, including acquisition of personal protective equipment;

•	the impact of the company’s responsible pandemic-responsive decisions to waive late fees and month-to-month lease premiums, to halt evictions for nonpayment of rent, and to offer zero percent increases on newly signed renewals during part of 2020; and

•	local and federal government eviction moratoriums that adversely impacted the company’s ability to address uncollectible rent issues and achieve target corporate metrics.

The COVID-19 pandemic also significantly impacted the company’s ability to achieve targeted development and acquisition production goals. In response to the significant adverse economic impact of the COVID-19 pandemic, the company elected to temporarily suspend its traditional acquisition channel and National Builder Program acquisitions given market uncertainties regarding future asset values and in order to preserve capital. In addition, compliance with state and local mandates related to COVID-19 impacted construction activity and the timing of deliveries. In May 2020 the company lowered its 2020 guidance on construction deliveries to between 1,000 and 1,200 homes from 1,200 to 1,500 homes.

In August 2020, the Committee discussed the impact of the pandemic on the company’s ability to achieve the corporate metric targets applicable to the annual cash incentive and discussed possible adjustments. In November 2020, the Committee discussed the matter further, including possible adjustments to the calculation of Core FFO and Same Home NOI for the extraordinary items attributable to the COVID-19 pandemic.

In January 2021, the Committee determined, after further deliberations and consultation with Semler Brossy, that it would adjust the calculation of Core FFO and Same Home NOI for purposes of the 2020 bonus for the extraordinary increases in uncollectible rents, uncollectible resident utility reimbursements and expenses for new cleaning and safety protocols, in each case by amounts that the Committee determined were attributable to the COVID-19 pandemic based on historical norms. The Committee also determined that, given the COVID-19 impediments to acquisitions and developments, it would award the portion of Mr. Corrigan’s bonus attributable to development and acquisition production at 95% of target. For 2020, development deliveries were 1,647 and homes acquired were 2,592. In making these decisions the Committee considered, among other things, that these pandemic-related impacts on the metrics were not considered when the goals were set in February 2020, that the company, under the leadership of the NEOs had outperformed the company’s average residential peer set in both Core FFO and Same Home NOI growth metrics, that the company had significantly exceeded its May 2020 revised development production guidance. The Committee also believes there are increased retention risks facing the company given the company’s outperformance and well-funded new entrants into the sector.

However, given these calculation adjustments and the Committee’s decision that NEOs not receive bonuses at levels above those paid to other employees, the Committee determined that 2020 payouts related to Core FFO and Same Home NOI results would be capped at 95% of target amounts.

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The following table reflects the adjustments made to the Core FFO and Same Home NOI growth goals and the related awards:

	Result	% of Target Earned	Agreed Award % **

Core FFO *	$1.2068	114.04%	95%

Same Home NOI Growth *	3.86%	150%	95%

*As adjusted by the Committee. Reported 2020 results, which did not reflect any COVID-19 adjustments, were Core FFO of $1.1622 per share and Same Home NOI growth of 1.05%, and would have resulted in 52.94% and 0% earned, respectively.

** As discussed above, the Committee agreed to cap the amount of awards attributable to Core FFO and Same Home NOI growth at 95% of target. Also, due to the impact of COVID-19, the Committee exercised its discretion to award 95% for development deliveries and homes acquired.

The Committee determined that COVID-19 pandemic adjustments to business unit and personal goals were not necessary or appropriate, except that the operational efficiency computation was adjusted for COVID-19 expense impacts. After assessing 2020 NEO performance based on these business unit and personal goals, the Committee determined, taking into consideration the recommendation of Mr. Singelyn with respect to the other NEOs, that the NEOs had achieved target levels for their respective business unit and personal goals, except as noted in the table below.

2020 Performance-based Cash Incentive Awards

The following table details the target goal, the results described above, and corresponding cash incentive award for each NEO, as determined by the Committee:

Company Goals	David P. Singelyn	Jack Corrigan	Bryan Smith	Christopher C. Lau	Sara H. Vogt- Lowell
	Target % Achieved	Target % Achieved	Target % Achieved	Target % Achieved	Target % Achieved

Core Funds from Operations	50%	45%	20%	40%	60%
	47.50%	42.80%	19%	38%	57%

Same Home Core NOI after Capital Expenditures	25%	–	40%	20%	–
	23.75%	–	38%	19%	–

Investment production-development	–	10%	–	–	–
	–	9.50%	–	–	–

Investment production-total acquisition	–	10%	–	–	–
	–	9.50%	–	–	–

2021 Proxy Statement | 65

Company Goals	David P. Singelyn	Jack Corrigan	Bryan Smith	Christopher C. Lau	Sara H. Vogt- Lowell
	Target % Achieved	Target % Achieved	Target % Achieved	Target % Achieved	Target % Achieved

Business and Personal Goals

Strategic plan	10%	–	–	–	–
	10%	–	–	–	–

Operational efficiency	–	10%	10%	–	–
	–	10%	9.91%	–	–

Investment yields	–	10%	–	–	–
	–	10%	–	–	–

New business lines	–	–	10%	10%	10%
	–	–	10%	10%	10%

Succession planning	–	–	5%	5%	15%
	–	–	5%	5%	15%

Balance sheet	–	–	–	10%	–
	–	–	–	10%	–

ESG	10%	10%	10%	10%	10%
	10%	10%	10%	10%	10%

Personal	5%	5%	5%	5%	5%
	5%	5%	5%	5%	5%

Total Target Award	100%	100%	100%	100%	100%
	$1,140,000	$712,500	$562,500	$562,500	$437,500

% Achieved Bonus Award	96.3%	96.8%	96.9%	97.0%	97.0%
	$1,097,250	$689,345	$545,119	$545,625	$424,375

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2020 Equity Awards

The Committee believes equity awards help align management and shareholder interests by increasing the percentage of total compensation that consists of equity, supporting long-term value creation and promoting the retention and stability of our executive management team. In February 2020, the Committee granted 59,589 RSUs to Mr. Singelyn, 47,400 RSUs to Mr. Corrigan, 31,600 RSUs to Mr. Lau, 33,857 RSUs to Mr. Smith and 20,586 RSUs to Ms. Vogt-Lowell. The awards vest in equal annual installments over three years beginning one year from the date of grant. The Committee considered Mr. Singelyn’s recommendations in determining the grants to Messrs. Corrigan, Smith and Lau and Ms. Vogt-Lowell.

2021 Compensation Outlook

Although the company has consistently received strong support for its compensation programs (averaging almost 99% support on say-on-pay votes over the last three years), in August 2020 the Committee retained Semler Brossy as its compensation consultant to, among other things, provide an analysis of the competitiveness of the company’s executive pay practices and to provide advice on making enhancements to the 2021 compensation program.

In January 2021, in response to guidance from Semler Brossy, the Committee’s experience with the 2020 compensation program, the company’s continuing outperformance and shareholder feedback, the Committee made changes to all three components of the 2021 compensation program. These changes reflect, among other things, the Committee and Board’s view that the company’s position as a leader and pioneer in the single-family rental homes business, and its success as an innovator, particularly its market-leading develop-to-rent platform, support the company taking prudent and proactive measures to retain the management team.

Base salaries: The Committee reviewed base salaries for 2021 and considered, among other things, a market analysis performed by Semler Brossy and, with respect to the executives that report to him, the recommendations of Mr. Singelyn. Following this review, the Committee approved an increase in base salaries to $700,000 for Mr. Singelyn, $600,000 for Mr. Corrigan, $475,000 for Mr. Smith, $475,000 for Mr. Lau and $425,000 for Ms. Vogt-Lowell.

Performance-based cash incentive award: The 2021 cash incentive award for NEOs will depend 70% on the achievement of Core FFO goals and 30% on the achievement of leadership goals that will be tailored to individual roles, but will generally include metrics related to business strategy, ESG, succession planning and diversity and inclusion. Target award levels as a percentage of base salary were not changed from 2020.

Long-term performance and time-based equity incentives: The 2021 equity awards will consist of a mix of performance-based RSUs and time-based RSUs, with 60% of Mr. Singelyn’s grants being performance-based and 40% of grants to the other NEOs being performance-based. The performance awards have a three-year performance period tied to the achievement of both relative total shareholder return and absolute Core FFO goals. Payouts on performance-based RSUs at achievement of threshold goals will be 50% of target and maximum achievement will be 200% of target. The time-based RSUs will vest ratably over three years. The Committee awarded the following grants of performance-based RSUs in January 2021: 34,121 to Mr. Singelyn; 18,956 to Mr. Corrigan; 14,965 to Mr. Lau; 14,965 to Mr. Smith and 9,312 to Ms. Vogt-Lowell. The Committee also awarded the following grants of time-based RSUs in January 2021: 22,747 to Mr. Singelyn; 28,434 to Mr. Corrigan; 22,448 to Mr. Lau; 22,448 to Mr. Smith and 13,968 to Ms. Vogt-Lowell.

Share ownership guidelines: Effective January 2021, the Committee strengthened and expanded its share ownership guidelines. The ownership requirement for the Chief Executive Officer was increased from three times annual base salary to six times annual base salary. The guidelines were expanded to cover trustees (five times the annual retainer) and other executive officers (three times annual base salary). See “Executive Officer Ownership of Company Shares—Share Ownership Policy” above.

Revisions to peer group: Upon the recommendation of Semler Brossy, the Committee revised the peer group the Committee considers when making compensation decisions to add 11 similarly sized REITs and remove three companies. The table set forth in the “Benchmarking Peer Group” section below identifies the changes.

Role of Management and Board in Determining the Compensation of Executive Officers

Mr. Singelyn attends most meetings of the Committee. He does not vote on items before the Committee and is not present during the Committee’s discussions and determination concerning his compensation. The Committee solicits his views on the performance of the executive officers reporting to him and consider his

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recommendations for their compensation. For 2021, the Committee set base salaries, bonus and equity compensation for our NEOs, other than Mr. Singelyn, after considering the views of other Board members and Mr. Singelyn’s recommendations.

Role of Compensation Consultant

In August 2020, the Committee retained Semler Brossy to serve as its new independent, third-party compensation consultant. The Committee considered Semler Brossy’s advice on a range of compensation matters, including its consideration of possible COVID-19 related adjustments to the 2020 compensation program, and benchmarking analysis of peer compensation practices and its consideration of enhancements to the 2021 compensation program, in each case as discussed in more detail throughout this CD&A.

Semler Brossy reports directly to the Committee and does not provide services to the company’s management that are not under the Committee’s purview. Since its engagement a representative of Semler Brossy has attended meetings of the Committee and will continue to do so upon request. Prior to retaining Semler Brossy, the Committee considered all factors relevant to Semler Brossy’s independence, as required by the Committee’s charter. Based on this review, the Committee determined that Semler Brossy is independent and free of conflicts of interest.

Equity Grant Practices

Equity grants to all of our executive officers, including the NEOs, must be approved by the Committee, which consists entirely of independent trustees. Grants occur only at meetings or upon written actions of the Board or the Committee and are made effective as of the date of the meeting or written action or a future date if appropriate, such as in the case of a new hire. The Committee has delegated limited authority to Mr. Singelyn to approve equity awards to employees who are not executive officers.

Equity awards are not timed in coordination with the release of material non-public information. Awards are also subject to the terms of the 2012 Incentive Plan. All awards of stock options and RSUs granted to date to employees under the 2012 Incentive Plan vest over several years.

In general, the Committee considers equity awards for executive officers in connection with their annual performance review. In determining equity awards, our Committee considers, among other factors, input from other Board members, the company’s overall financial performance, operational achievements, including acquisitions, and the recommendations of our Chief Executive Officer for the named executive officers reporting to him.

Benchmarking Peer Group

The Committee monitors the effectiveness of our executive compensation programs at least annually. For the compensation programs to be effective, the Committee believes that the compensation practices of other public real estate companies with which we compete for talent is one tool in assessing and determining pay for our executive officers. Semler Brossy assists the Committee with these analyses. The Committee uses benchmarking for informational purposes only. The median (50th percentile) serves as a reference point and indicator of competitive market trends and the Committee uses it as the starting point when setting our executive compensation, but the Committee also considers a number of other factors, including skills, experience, performance, and future potential of each executive.

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The company’s peer group is based on similarities in industry sector, size (capitalization and assets) and underlying business fundamentals. As noted above, in the second half of 2020 the Committee, based on the recommendation of Semler Brossy, revised the companies in the peer group to better reflect similarly-sized REITs. The new additions and deletions are indicated below.

Name	Property Focus	Headquarters

American Campus Communities, Inc. *	Student Housing & Student Apartments	Austin, TX

Brixmor Property Group, Inc	Open-air shopping centers	New York, NY

Camden Property Trust	Multi-family	Houston, TX

Douglas Emmett, Inc. *	Class-A office Buildings and Apartment	Santa Monica, CA

Duke Realty	Industrial Properties	Indianapolis, IN

Essex Property Trust, Inc.	Multi-family	San Mateo, CA

Extra Space Storage, Inc. *	Self-Storage Properties	Salt Lake City, UT

Federal Realty Investment Trust *	REIT—Shopping Centers	North Bethesda, MD

Host Hotels & Resorts, Inc. *	REIT—Hotels	Bethesda, MD

Hudson Pacific Properties, Inc. *	REIT—Creative Office and Studio Properties	Los Angeles, CA

Invitation Homes	Single-family rental	Dallas, TX

Kilroy Realty Corporation *	REIT—Premier Office Submarkets	Los Angeles, CA

Kimco Realty Corporation	Open-air shopping centers	Jericho, NY

MGM Growth Properties LLC *	REIT—Large-Scale Destination Entertainment and Leisure Resorts	Las Vegas, NV

Mid-America Apartment Communities, Inc. *	Multi-family	Germantown, TN

Park Hotels & Resorts, Inc. *	REIT—Hotel Properties	Tysons, VA

Regency Centers Corporation	Open-air shopping centers	Jacksonville, FL

Sun Communities, Inc. *	REIT—Manufactured Home and RV Communities	Southfield, MI

UDR, Inc.	Multi-family	Highlands Ranch, CO

* Indicates newly added similarly-sized REIT.

Note: Apartment Investment and Management Company, Avalon Bay Communities, Inc. and Equity Residential were removed from the peer group.

Term of Employment

Each of our NEOs serves at the pleasure of our Board. We have not entered into employment agreements with any of our NEOs.

Retirement Savings Opportunities

All full-time employees, including our NEOs, are able to participate in a 401(k) Retirement Savings Plan, or 401(k)

plan, after a prescribed period of employment. We provide this plan to help our employees save for retirement in a tax efficient manner. Under the 401(k) plan, participating employees are eligible to defer a portion of their salary beginning the January 1 or July 1 that first follows the completion of six months of employment, and we, at our discretion, may make a matching contribution and/or a profit sharing contribution commencing six months after they are eligible to begin contributing to the 401(k) plan.

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Health and Welfare Benefits

We provide to all full-time employees, including our named executive officers, a competitive benefits package, which includes health and welfare benefits, such as medical, dental, short- and long-term disability insurance, and life insurance benefits.

Clawback Policy

Pursuant to the company’s “Executive Officer Performance-Based Compensation Recovery Policy,” the Committee will recover from any current or former executive officer, regardless of fault, that portion of equity and cash performance-based compensation based on financial information required to be reported under the securities laws that would not have been paid in the three completed fiscal years preceding the year in which an accounting restatement is required to be filed to correct a material error as a result of misconduct.

Tax and Accounting Considerations

Section 162(m) of the Code, as amended by the tax reform legislation known as the Tax Cuts and Jobs Act on December 22, 2017, or the Tax Cuts and Jobs Act, imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer, the chief financial officer and certain other executive officers of the company (collectively, the “covered employees”). Certain compensation awarded prior to enactment of the Tax Cuts and Jobs Act may be excluded from the deduction limit under certain transition relief. The Internal Revenue Service has issued proposed regulation under Section 162(m) of the Code that would cause Section 162(m) to apply to us and other REITs that utilize an UPREIT structure, which have previously taken the position that Section 162(m) does not apply. Pursuant to the final regulations, the annual deduction limit under Section 162(m) will apply to us with respect to compensation paid to our covered employees by our operating partnership after December 18, 2020, provided that certain compensation paid after that date may be excluded from the deduction limit if it is paid pursuant to a written binding contract that is in effect on December 20, 2019 and that is not materially modified. As a result of the final regulations, the company is currently evaluating arrangements under which covered employees are compensated to determine the impact of these final regulations on our compensation arrangements and our resulting REIT taxable income (and required distributions to shareholders).

While the Committee considers the tax and accounting impact of various forms of incentive compensation and compensation elements on the company’s financial statements, tax and accounting treatment is generally not the basis underlying the decision to award a particular form of compensation if the Committee deems the award the most appropriate incentive to achieve the company’s compensation goals.

Human Capital and Compensation Committee Report

The Human Capital and Compensation Committee of the Board of Trustees of American Homes 4 Rent has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of American Homes 4 Rent for the fiscal year ended December 31, 2020. This report is provided by the following independent trustees who comprise the Human Capital and Compensation Committee:

HUMAN CAPITAL AND COMPENSATION COMMITTEE

Matthew J. Hart, Chair

Douglas N. Benham

Michelle C. Kerrick

Winifred M. Webb

Matthew R. Zaist

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Summary Compensation Table

The following table provides compensation information for our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were employed on December 31, 2020 (collectively, the “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($) (4)	Total ($)
David P. Singelyn Chief Executive Officer	2020	570,000	–	–	1,650,000	1,097,250	24,400	3,341,650
	2019	550,000	–	–	–	903,375	23,700	1,477,075
	2018	450,000	–	–	–	–	23,000	473,000
Jack Corrigan Chief Investment Officer	2020	570,000	–	–	1,312,500	689,345	17,900	2,589,745
	2019	525,000	–	–	–	676,594	17,450	1,219,044
	2018	425,000	–	–	–	–	17,000	442,000
Bryan Smith Chief Operating Officer	2020	450,000	–	–	937,500	545,119	17,650	1,950,269
	2019	375,000	–	–	684,000	411,750	17,450	1,488,200
	2018	300,000	33,750	30,320	485,000	186,525	17,000	1,052,595
Christopher C. Lau Chief Financial Officer	2020	450,000	–	–	875,000	545,625	11,400	1,882,025
	2019	350,000	–	–	684,000	376,600	11,200	1,421,800
	2018	300,000	33,750	30,320	485,000	186,525	11,000	1,046,595
Sara H. Vogt-Lowell Chief Legal Officer	2020	350,000	–	–	570,000	424,375	11,400	1,355,775
	2019	285,000	–	–	547,200	229,996	11,200	1,073,396
	2018	260,000	29,250	30,320	388,000	161,655	11,000	880,225
Stephanie G. Heim Chief Governance Officer (Former)	2020	195,788	–	–	550,000	–	754,950	1,500,738
	2019	275,000	–	–	547,200	221,926	11,200	1,055,326
	2018	260,000	29,250	30,320	388,000	161,655	11,000	880,225

(1) The discretionary portion of cash incentive compensation is included in the “Bonus” column and amounts earned as a result of achievement of pre-established performance goals are included in the “Non-Equity Incentive Plan Compensation” column.

(2) The amounts in the “Option Awards” column reflect the grant date fair value of share options of $3.032 per share for 2018 awards. For a more detailed discussion of the assumptions used in valuing the awards, refer to Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3) RSU awards valued at the closing share price on the NYSE of $27.69, $22.80 and $19.40 per share for Class A common shares on the date of grant for 2020, 2019 and 2018 grants, respectively.

(4) All Other Compensation consists of car allowance payments of $13,000, $12,500 and $12,000 for Mr. Singelyn, $6,500, $6,250 and $6,000 for Mr. Corrigan and $6,250, $6,250 and $6,000 for Mr. Smith for 2020, 2019 and 2018, respectively, and 401(k) plan contributions by the company of $11,400 to each named executive officer for 2020, $11,200 for 2019 and $11,000 for 2018. All Other Compensation for Ms. Heim includes $743,550 of a payment made to her pursuant to a settlement and release agreement that is attributable to severance.

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Grants of Plan Based Awards

The following table sets forth certain information relating to grants of plan based awards to the named executive officers during the fiscal year ended December 31, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)

David P. Singelyn
RSU Award	2/4/2020	–	–	–	59,589	1,650,000
Annual Incentive	–	–	1,140,000	1,567,500	–	–

Jack Corrigan
RSU Award	2/4/2020	–	–	–	47,400	1,312,500
Annual Incentive	–	–	712,500	944,063	–	–

Bryan Smith
RSU Award	2/4/2020	–	–	–	33,857	937,500
Annual Incentive	–	–	562,500	731,250	–	–

Christopher C. Lau
RSU Award	2/4/2020	–	–	–	31,600	875,000
Annual Incentive	–	–	562,500	731,250	–	–

Sara H. Vogt-Lowell
RSU Award	2/4/2020	–	–	–	20,586	570,000
Annual Incentive	–	–	437,500	568,750	–	–

Stephanie G. Heim
RSU Award	2/4/2020	–	–	–	19,863	550,000
Annual Incentive	–	–	387,500	503,750	–	–

(1) The amounts shown in these columns represent the range of possible annual cash incentive payouts based upon achievement of performance targets.

(2) Amounts reflect the fair value of RSUs computed as of the grant date. The fair value is computed by multiplying the number of RSUs awarded by the fair market value of the company’s Class A common shares on the grant date.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth information for each named executive officer with respect to the outstanding unvested equity awards as of the fiscal year ended December 31, 2020.

Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Dates	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)

David P. Singelyn	25,000	–	$15.00	11/20/2022
					59,589	$1,787,670

Jack Corrigan	–	–	–	–	47,400	$1,422,000

Bryan Smith	100,000	–	$16.03	11/7/2023
	50,000	–	$16.62	2/6/2024
	50,000	–	$16.48	2/26/2025
	40,000	–	$14.00	2/25/2026
	15,000	5,000	$23.38	2/23/2027
	5,000	5,000	$19.40	2/22/2028
					73,857	$2,215,710

Christopher C. Lau	–	5,000	$23.38	2/23/2027
	–	5,000	$19.40	2/22/2028
					70,350	$2,110,500

Sara H. Vogt-Lowell	15,000	–	$14.00	2/25/2026
	15,000	5,000	$23.38	2/23/2027
	2,500	5,000	$19.40	2/22/2028
					51,086	$1,532,580

Stephanie G. Heim	–	–	–	–	–	–

(1) All option awards vest ratably over a period of four years from the date of grant (November 20, 2012 for grants that expire on November 20, 2022; November 7, 2013 for grants that expire on November 7, 2023; February 6, 2014 for grants that expire on February 6, 2024; February 26, 2015 for grants that expire on February 26, 2025; February 25, 2016 for grants that expire on February 25, 2026; February 23, 2017 for grants that expire on February 23, 2027 and February 22, 2018 for grants that expire on February 22, 2028).

(2) RSUs granted in 2020 vest in three annual installments beginning one year from the date of grant and RSUs granted prior to 2020 vest in four annual installments beginning one year from the date of grant.

(3) The value shown in this column assumes a price of $30.00 per share, the closing price for the company’s Class A common shares on the NYSE on December 31, 2020.

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Option Exercises and Stock Vested in 2020

The following table provides information about options exercised by and RSU awards vested for the named executive officers during the fiscal year ended December 31, 2020.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

David P. Singelyn	–	–	–	–

Jack Corrigan	25,000	$372,000	–	–

Bryan Smith	100,000	$1,349,680	18,750	$539,438

Christopher C. Lau	30,000	$276,633	18,500	$531,105

Sara H. Vogt-Lowell	–	–	13,500	$388,395

Stephanie G. Heim	13,750	$138,975	14,500	$416,025

(1) Value realized was calculated by multiplying the number of shares vested by the closing price of our Class A common shares on the NYSE on the vesting date of February 21, 2020, February 22, 2020 and February 23, 2020 for Messrs. Lau and Smith, Ms. Heim and Ms. Vogt-Lowell and February 25, 2020 for Mr. Lau and Ms. Heim.

Pension/Non-Qualified Deferred Compensation Plans

We do not maintain a pension plan or deferred compensation plan for any of our employees, including the NEOs.

Potential Payments Upon Termination or Change of Control

Payments Upon Termination

We do not have a formal severance program for payments on termination of employment through voluntary or involuntary termination, other than as specifically set forth in the company’s 2012 Incentive Plan, related award agreements, the 401(k) plan or as required by law.

These include:

•	vested stock options following a voluntary termination of employment (other than for death or disability) must be exercised within three months following the individual’s last date of employment or are otherwise forfeited;

•	payment of any amounts contributed by the participant and the company under the 401(k) plan; and

•	accrued and unused vacation pay paid in a lump sum.

Payments Upon Death or Disability

In the event of the death or permanent and total disability of a named executive officer while employed by the company, the named executive officer will receive the 401(k) plan contributions noted above and accrued unused vacation pay, in addition to the following:

•	all unvested outstanding stock options held by the named executive officer accelerate and vest as of the date of death or disability, as defined in the plan, and may be exercised during the one year period following the date of death, but prior to expiration of the option;

•	all unvested time-based restricted share units and restricted share grants held by the named executive officer accelerate and vest as of the date of death or disability, as defined in the plan; and

•	the named executive officer will receive payments under the company’s life insurance program or disability plan, as applicable, similar to all other employees of the company.

Payments Upon Retirement

NEOs participate in our equity awards retirement policy on the same terms as other employees. The policy is intended to recognize long-tenured employees who have contributed to the growth and success of the company. Specifically, in the event of an NEO’s qualifying retirement, all unvested outstanding RSUs and stock options held by the NEO that were granted will continue

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to vest on the schedule set forth on the award, and any vested option may be exercised during the one year period following the vesting, but prior to expiration of the option. A qualifying retirement is a voluntary termination other than for cause or as a result of death or disability where the NEO (i) is at least 55 years old and has provided service for at least five years, and the sum of the NEO’s age and total years of service is at least 65, and (ii) the NEO executes a customary non-compete or non-solicit agreement, if requested by the Committee or the Chief Executive Officer.

Payments Upon a Change in Control

The company’s 2012 Incentive Plan provides that upon the occurrence of a “change in control” of the company in which provision is made in writing in connection with the “change of control” for continuation of the 2012 Incentive Plan or substitution of new options, restricted shares and RSUs, then the awards will continue without any accelerated vesting; provided, however that if an award is assumed, continued or substituted upon the consummation of any “change in control” and the employment of the grantee with the company is terminated without cause within two years following the consummation of such “change in control,” such award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee will determine.

The company’s 2012 Incentive Plan provides that upon the occurrence of a “change in control” of the company in which the applicable equity award is not continued, assumed or substituted:

•	all outstanding unvested RSUs and restricted share grants will vest immediately; and

•	all outstanding unvested share options vest 15 days before consummation of such a change of control and are exercisable during such 15-day period, with such exercise conditioned upon and effective immediately before consummation of the change of control.

A “change of control” is defined in the 2012 Incentive Plan to include:

•	the dissolution or liquidation of the company or a merger in which the company does not survive;

•	the sale of substantially all of the company’s assets;

•	any transaction that results in any person or entity owning 50% or more of the combined voting power of all classes of our stock; or

•	any transaction the Board specifies as a change of control.

The following table shows the estimated value of the acceleration of unvested equity awards pursuant to a termination related to death or disability, a change in control event in which equity awards are not assumed, or a change in control event followed by a termination without cause, each as described above, assuming the event occurred as of December 31, 2020 and assuming a closing market price of our Class A common shares on such date of $30.00.

Name	Value of Vesting of All Outstanding Unvested Options (1)	Value of Vesting of All Outstanding Unvested Awards (2)	Total

David P. Singelyn	–	$1,787,670	$1,787,670

Jack Corrigan	–	$1,422,000	$1,422,000

Bryan Smith	$86,100	$2,215,710	$2,301,810

Christopher C. Lau	$86,100	$2,110,500	$2,196,600

Sara H. Vogt-Lowell	$86,100	$1,532,580	$1,618,680

Stephanie G. Heim	–	–	–

(1) Represents the difference between the exercise price of options held by the executive and the closing price of the company’s Class A common shares on the NYSE on December 31, 2020 of $30.00.

(2) Represents the number of outstanding RSUs multiplied by the closing price of the company’s Class A common shares on December 31, 2020.

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CEO Pay Ratio

Presented below is the ratio of annual total compensation of our CEO, David P. Singelyn, to the annual total compensation of our median employee (excluding Mr. Singelyn). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected the median employee in 2020 based on the 1,447 full-time, part-time, temporary and seasonal workers employed by the company or any of its consolidated subsidiaries as of December 31, 2020. In identifying our median employee, we calculated the annual total cash compensation/W-2 compensation of each employee as of December 31, 2020. Total cash compensation for these purposes included base salary, cash incentives and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources/tax records, including Form W-2 information. We did not apply any cost-of-living adjustments as part of the calculation.

The 2020 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $3,341,650. The 2020 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $58,485. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2020 is 57.1 to 1.

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Proposal 5

Advisory Vote to Approve Compensation of Named Executive Officers

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Pursuant to Section 14A(a)(1) of the Exchange Act we are including in these proxy materials a separate resolution, subject to shareholder vote, to approve, in a non-binding advisory vote, the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The advisory vote will be presented on an annual basis unless otherwise disclosed.

At the 2020 Annual Meeting of Shareholders, more than 98.7% of the votes cast on this proposal (which excludes abstentions and broker non-votes) were voted in favor of the company’s executive compensation. The Human Capital and Compensation Committee considered the results of the favorable shareholder vote in making its 2020 compensation decisions for our named executive officers.

You are encouraged to carefully review the Compensation Discussion and Analysis section as well as the information contained in the compensation tables and accompanying narrative discussion contained in this proxy statement. As described more fully in the Compensation Discussion and Analysis section, our compensation philosophy and practices seek to pay for performance and align shareholder and executive interests.

Accordingly, we are asking our shareholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the shareholders of American Homes 4 Rent approve, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”

The vote on the compensation of our named executive is advisory and non-binding on the company. However, the Human Capital and Compensation Committee, which is responsible for designing and administering the company’s executive compensation programs, will consider the outcome of the vote when making future compensation decisions regarding our named executive officers. As discussed in Proposal 6 below, the Board is recommending that our shareholders continue to have the opportunity to vote to approve the compensation of our named executive officers every year. We expect that we will conduct the next advisory vote on executive compensation at the 2022 Annual Meeting of Shareholders.

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Pursuant to Section 14A(a)(2) of the Exchange Act, we are including in these proxy materials a separate resolution, subject to shareholder vote, to recommend, in a non-binding advisory vote, whether a non-binding shareholder vote to approve the compensation paid to our named executive officers should occur every year, every two years or every three years. Shareholders will be able to specify one of four choices for this proposal on the proxy: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.

The Board has considered the matter and determined to recommend that shareholders vote for holding the advisory vote on executive compensation annually.

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 Certain Relationships and

 Related Party Transactions

Related Party Transaction Approval Policy and Procedures

We have adopted a written policy for the review and approval of related party transactions requiring disclosure under Item 404(a) of Regulation S-K. This policy provides that either the Audit Committee or our full Board is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (1) the amount involved may be expected to exceed $120,000 in any fiscal year, (2) the company or one of our subsidiaries will be a participant and (3) a related person has a direct or indirect material interest. A related person is defined as an executive officer, trustee or nominee for election as trustee, or a greater than 5% beneficial owner of our common shares, or an immediate family member of the foregoing. The policy may deem certain interested transactions to be pre-approved.

2020 Related Party Transactions

Mr. Corrigan’s brother-in-law, Tom Maloney, is an employee of the company and received compensation during 2020 valued at approximately $219,832.

In November 2020, the company entered into a settlement and release agreement with Stephanie G. Heim, who until July 2020 had served as an executive officer of the company, pursuant to which the parties agreed to settle any and all claims arising out of Ms. Heim’s employment relationship with the company. The company paid approximately $2.9 million, net of insurance proceeds, of the $7.67 million settlement amount.

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 General Information About

 the Annual Meeting

Date, time and place of the Annual Meeting: The Annual Meeting will be held on Thursday, May 6, 2021 at 9:00 a.m., Pacific Time. Due to public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held in virtual-only format. You may attend the meeting virtually or by proxy. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/AMH2021

Purpose of this proxy solicitation: We are providing these proxy materials on behalf of the Board to ask for your vote and to solicit your proxies for use at our Annual Meeting or any adjournments or postponements thereof. We have delivered and made these materials available to you on the Internet because you were a shareholder as of March 9, 2021, the Record Date fixed by the Board and are therefore entitled to receive Notice of the Annual Meeting and to vote on matters presented at the meeting.

Availability of proxy statement and annual report: All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the 2020 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2020. Additional copies are available at: www.americanhomes4rent.com under “Investor Relations.” The company will furnish any shareholder with a paper copy of the 2020 Annual Report on Form 10-K, excluding exhibits, without charge, upon a written request to: Investor Relations, American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302. Copies of exhibits will be provided at a copying charge of $0.20 per page to reimburse us for a portion of the cost.

Who can vote: Only shareholders of record at the close of business on the record date of March 9, 2021 will be entitled to vote at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting. On the record date, approximately 316,216,157 of the company’s Class A common shares and 635,075 Class B common shares were issued and outstanding. Holders of Class A common shares and Class B common shares vote together on the matters for the election of trustees, ratification of the

appointment of the company’s independent registered public accounting firm and approval, on an advisory basis, of the compensation of our named executive officers. If your shares are held in the name of a bank, broker, trustee or other nominee, you may vote your shares at the virtual meeting only if you obtain a legal proxy from your brokerage firm, bank or other nominee.

Voting Rights: Each holder of Class A common shares is entitled to one vote per share. Our charter does not permit cumulative voting. Each holder of Class B common shares is entitled to fifty votes per share. The company’s dual class structure was put in place when the company was organized to provide voting rights to holders of non-voting units in the company’s operating partnership corresponding with their equity ownership.

All Class B shares are currently held by an affiliate of the Hughes Family, HF Investments 2010, LLC. As of the record date for the Annual Meeting, including their ownership of common shares and operating partnership units, the Hughes Family owns approximately 25.3% of the company on a fully diluted basis. Including their Class B shares, the Hughes Family holds approximately 22.0% of the eligible votes for the Annual Meeting, which is less than their ownership in the company.

How votes are counted: Provided that shareholders entitled to cast at least a majority of all the votes entitled to be cast at the Annual Meeting are present virtually or by proxy at the Annual Meeting, each matter may be approved as follows:

•	Proposal 1 (Trustee Election) – For the election of trustees, the trustee nominees who receive an affirmative majority of the votes cast (i.e., the number of votes cast “for” a trustee nominee must exceed the number of votes cast “against” that nominee) at the Annual Meeting will be elected as trustees of the company. Common shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote. Our charter does not permit cumulative voting in the election of our trustees.

•

Proposal 2 (2021 Incentive Plan Approval) – The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of our common shares is required to approve Proposal 2. Abstentions will have

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the same effect as a vote against Proposal 2, while other common shares not voted (whether by broker non-vote or otherwise) will not affect the vote. For purposes of the foregoing, a majority of the votes cast means that the number of votes that are cast and are voted “for” the resolution must exceed the total number of votes that are cast on the resolution.

•	Proposal 3 (ESPP Approval) – The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of our common shares is required to approve Proposal 3. Abstentions will have the same effect as a vote against Proposal 3, while other common shares not voted (whether by broker non-vote or otherwise) will not affect the vote. For purposes of the foregoing, a majority of the votes cast means that the number of votes that are cast and are voted “for” the resolution must exceed the total number of votes that are cast on the resolution.

•	Proposal 4 (EY Ratification) – The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of our common shares is required to approve Proposal 4. Common shares not voted (whether by abstention or otherwise) will not affect the vote. For purposes of the foregoing, a majority of the votes cast means that the number of votes that are cast and are voted “for” the resolution must exceed the number of votes that are voted “against” the resolution.

•	Proposal 5 (Say-on-Pay) – The advisory vote on executive compensation in Proposal 5 is non-binding, however, the Human Capital and Compensation Committee will consider and take into account the voting results in making future executive compensation decisions. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of our common shares is required to approve Proposal 5. Common shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote. For purposes of the foregoing, a majority of the votes cast means that the number of votes that are cast and are voted “for” the resolution must exceed the number of votes that are voted “against” the resolution.

•	Proposal 6 (Say-on-Frequency) – The advisory vote to approve the frequency of the advisory vote on executive compensation requires the affirmative vote of at least a majority of the votes cast at the meeting by the holders of our common shares. Any shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote. However, because shareholders may select one of four options, it is possible that no option will receive a majority of the votes. Although this proposal is not binding on the Board, the Board will consider the results of the shareholder vote.

Trustee nominees who do not receive a majority of the votes cast: If a nominee who is currently serving as a trustee is not re-elected, Maryland law provides that the trustee would continue to serve on the Board as a “holdover” trustee.

Under our Corporate Governance Guidelines, each trustee nominee who does not receive the required majority vote for election must submit a resignation. The Nominating and Corporate Governance Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results were certified. If a trustee’s resignation is accepted by the Board, the Board may fill the resulting vacancy or decrease the size of the Board as provided in our bylaws.

How to vote:

If you attend the Annual Meeting: Shares held in your name as the shareholder of record may be voted at the virtual Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted at the virtual Annual Meeting only if you obtain a legal proxy from the bank, broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Attendance at the Annual Meeting is limited to shareholders (or their authorized representatives) as of March 9, 2021. All attendees must present proof of share ownership and a valid, government-issued photographic identification to enter the meeting.

If you don’t attend the Annual Meeting: Whether you hold shares directly as the shareholder of record or through a bank, broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•	By Internet – Shareholders may submit votes over the Internet by following the instructions on the proxy card or voting instruction form. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting.

•	By Telephone – If provided on your proxy card or voting instruction form, you may submit votes over the telephone by following the instructions on the proxy card or voting instruction form. When voting, you will need to have available the control number that appears on the card or form. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting.

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•	By Mail – Shareholders may submit votes by mail by completing, signing and dating the proxy card or voting instruction form and mailing it in the accompanying pre-addressed postage-paid envelope.

How proxies will be voted: If you grant a proxy and do not revoke it before the applicable voting deadline, the persons designated as proxies will vote the common shares represented thereby, if any, in the manner specified. If you are a shareholder of record and grant a proxy but do not indicate how your shares should be voted on a matter, the common shares represented by your properly completed proxy will be voted (1) “FOR” the election of each of the Board’s thirteen nominees for trustee, (2) “FOR” approval of the adoption of the 2021 Incentive Plan, (3) “FOR” approval of the adoption of the ESPP, (4) “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for fiscal year 2021, (5) “FOR” approval of the compensation of our named executive officers, (6) “ONE YEAR” for the frequency of the advisory shareholder vote on executive compensation, and in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

•	Your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1, 2, 3, 5 and 6 because NYSE rules treat these matters as non-routine.

•	Your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 4 because the matter is treated as routine under the NYSE rules.

Broker non-votes will not be counted as votes cast with respect to any proposal and, as a result, will have no effect on the outcome of the vote of any proposal.

Changing your vote: You may change your vote before the vote at the Annual Meeting in accordance with the following procedures. If you are the shareholder of record, you may change your vote (1) by mailing a new proxy card or voting instruction form bearing a later date (which automatically revokes the earlier proxy), (2) by submitting a later dated vote over the Internet or by telephone, (3) by providing a written notice of revocation to the Secretary at American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302, prior to your shares being voted, (4) by contacting our proxy solicitor, D.F. King, toll-free at (877) 283-0321 or via email at AMH@dfking.com, or (5) by attending the Annual Meeting and voting virtually.

Virtual attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a bank, broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with their instructions, or, if you have obtained a legal proxy from your bank, broker, trustee or other nominee giving you the right to vote your shares, by attending the meeting and voting virtually.

Quorum to conduct business at the Annual Meeting: A quorum is required to hold the Annual Meeting. The presence at the Annual Meeting virtually or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker non-vote occurs with respect to a proposal when a broker, trustee, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of shareholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. If the shareholders present or represented by proxy at the Annual Meeting represent less than a majority of all the votes entitled to be cast at the Annual Meeting, the Annual Meeting may be adjourned to a later date for the purpose of obtaining a quorum.

If additional matters are presented at the meeting: Other than the six items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, David P. Singelyn and Jack Corrigan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If any of our nominees is not able to serve for any reason or for good cause will not serve as a candidate for trustee, the persons named as proxy holders will vote any shares represented by your proxy for such other candidate or candidates as may be nominated by the Board.

The Inspector of Elections: The inspector of elections will be a representative from Broadridge Representative.

Contacting our transfer agent: Please contact our transfer agent at the phone number or address listed below, with questions concerning shares, dividend

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checks, transfer of ownership or other matters pertaining to your share account: American Stock Transfer & Trust Company, Shareholder Services, 6201 15th Avenue, Brooklyn, NY 11219, phone number: (800) 937-5449 or (718) 921-8124.

Costs of this proxy solicitation: We will pay the cost of soliciting proxies. In addition to solicitation by mail, certain trustees, officers and regular employees of the company and its affiliates may solicit the return of proxies by telephone or personal interview. To the extent that our trustees, officers or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. The company has retained D.F. King to solicit proxies. Under our agreement with D.F. King, D.F. King will receive a fee of approximately $30,000 plus reasonable out-of-pocket expenses. D.F. King expects that approximately 50 of its employees will assist in the solicitation of proxies. In addition, D.F. King and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. We may also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners.

Deadlines for receipt of shareholder proposals: Any shareholder proposal (including nominations for trustee) pursuant to SEC Rule 14a-8 intended to be presented at the 2022 Annual Meeting of Shareholders and included in the company’s 2022 proxy statement must be received by us at our executive offices no later than November 22, 2021. Any such proposal should be sent to the attention of our Secretary at the address noted below and must meet the requirements of the SEC rules and our bylaws.

In addition, pursuant to the advance notice provision in the company’s bylaws, notice of any proposal that a shareholder wishes to propose for consideration at the

2022 Annual Meeting of Shareholders (including nominations for trustee), but does not seek to include in the company’s 2022 proxy statement, must be delivered to the company no earlier than October 23, 2021 and no later than 5:00 p.m., Pacific Time, on November 22, 2021 if the shareholder wishes for the company to describe the nature of the proposal in the company’s 2022 proxy statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the company for the 2022 Annual Meeting of Shareholders should be addressed to: Secretary, American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302.

Other Matters: The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the accompanying proxy will vote the common shares represented by the proxy in accordance with their best judgment on such matters.

Householding: If you share an address with one or more other shareholders, you may have received notification that you will receive only a single copy of the 2020 Annual Report and proxy statement for your entire household unless you have notified us that you wish to continue receiving individual copies. This practice, known as ”householding,” is designed to reduce printing and mailing costs. If you would like to revoke your consent to ”householding,” or if you are receiving multiple copies at your address and would like to enroll in ”householding,” please submit your request to Secretary, American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 9130, or call us at (805) 413-5300. If you own your shares in ”street name,” please contact your broker, bank, trustee or other intermediary to make your request.

Your vote is important: You are urged to vote the accompanying proxy card or voting instruction form and sign, date and return it in the enclosed pre-addressed postage-paid envelope at your earliest convenience, whether or not you currently plan to attend the meeting virtually.

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 Annex A

  American Homes 4 Rent

  2021 Equity Incentive Plan

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 American Homes 4 Rent

 2021 Equity Incentive Plan

1. Purpose

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of share options, share appreciation rights, restricted shares, restricted share units, deferred share units, unrestricted shares, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, LTIP units and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Share options granted under the Plan may be nonqualified share options or incentive share options, as provided in the Plan.

2. Definitions

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions will apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Common Shares are listed.

2.3 “Award” means a grant under the Plan of an Option, a Share Appreciation Right, Restricted Shares, a Restricted Share Unit, a Deferred Share Unit, Unrestricted Shares, a Dividend Equivalent Right, a Performance Share or other

Performance-Based Award, an LTIP Unit, an Other Equity-Based Award or cash.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Award Shares” will have the meaning set forth in Section 17.3(a)(ii).

2.6 “Benefit Arrangement” will have the meaning set forth in Section 15.

2.7 “Board” means the Board of Trustees of the Company.

2.8 “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee whether an event constituting Cause has occurred will be final, binding and conclusive.

2.9 “Change in Control” means, with respect to an Award, unless otherwise provided in the Award Agreement between such Grantee and the Company or an Affiliate, the occurrence, in a single transaction or in a series of related transactions, of any of the following:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any Affiliate, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the

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combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new trustee (other than a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), or (d) of this Section 2.9 or a trustee whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds of the trustees then still in office who either were trustees at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided that, a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 2.9(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities will not constitute a Change in Control; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

2.10 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any

Code Section will be deemed to include, as applicable, regulations promulgated under such Code Section.

2.11 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which will be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.12 “Common Shares” means the Class A common shares of beneficial interest, par value $0.01 per share, of the Company, or any security that Common Shares may be changed into or for which Common Shares may be exchanged as provided in Section 17.1.

2.13 “Company” means American Homes 4 Rent, a Maryland real estate investment trust.

2.14 “Deferred Share Unit” means a Restricted Share Unit, the terms of which provide for delivery of the underlying Common Shares subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

2.15 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a Common Share is required to be established for purposes of the Plan.

2.16 “Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding expiration of an Incentive Share Option following termination of a Grantee’s Service, Disability will mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

2.17 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Common Shares, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of Common Shares.

2.18 “Effective Date” means [Date], 2021, subject to the approval of the Plan by the Company’s shareholders on such date, the Plan having been adopted by the Board on February 24, 2021.

2.19 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

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2.20 “Equity Units” means all outstanding Common Shares plus the total number of Common Shares that may at any time be issued in respect of any outstanding securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares (including any securities the exchange of which may alternatively be settled in cash or other securities rather than Common Shares).

2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.22 “Fair Market Value” means the fair market value of a Common Share for purposes of the Plan, which will be determined as of any Determination Date as follows:

(a) If on such Determination Date the Common Shares are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a Common Share will be the closing price of the Common Share on such Determination Date as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee will designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a Common Share will be the closing price of the Common Share on the immediately preceding day on which any sale of Common Share will have been reported on such Stock Exchange or such Securities Market.

(b) If on such Determination Date the Common Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Common Share will be the value of the Common Share on such Determination Date as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.22 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Company using any reasonable method; provided, however, that for any Common Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares will be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.23 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than 50% of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than 50% of the voting interests.

2.24 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.25 “Grantee” means a person who receives or holds an Award under the Plan.

2.26 “Incentive Share Option” means an “incentive share option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.27 “LTIP Units” means, to the extent authorized by the Partnership Agreement (as an “LTIP Unit”), a unit of the Partnership that is granted pursuant to Section 11.2.2 and is intended to constitute a “profits interest” within the meaning of the Code.

2.28 “Nonqualified Share Option” means an Option that is not an Incentive Share Option.

2.29 “Option” means an option to purchase one or more Common Shares pursuant to the Plan.

2.30 “Option Price” means the exercise price for each Common Share subject to an Option.

2.31 “Other Agreement” will have the meaning set forth in Section 15.

2.32 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by

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reference to, or otherwise based on, or related to, Common Shares, other than an Option, a Share Appreciation Right, Restricted Shares, a Restricted Share Unit, a Deferred Share Unit, Unrestricted Shares, a Dividend Equivalent Right, a Performance Share or an LTIP Unit.

2.33 “Outside Trustee” means a member of the Board who is not an Employee.

2.34 “Parachute Payment” will have the meaning set forth in Section 15(a).

2.35 “Partnership” means American Homes 4 Rent, L.P., a Delaware limited partnership.

2.36 “Partnership Agreement” means the Agreement of Limited Partnership of American Homes 4 Rent, L.P., as amended from time to time.

2.37 “Performance-Based Award” means an Award of an Option, a Share Appreciation Right, Restricted Shares, Restricted Share Units, Deferred Share Units, Performance Shares, an Other Equity-Based Award or cash made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.38 “Performance Measures” means measures as specified in Section 14.8 on which the performance goals under Performance-Based Awards are based.

2.39 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.40 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten years.

2.41 “Plan” means this American Homes 4 Rent 2021 Equity Incentive Plan, as amended from time to time.

2.42 “Prior Plan” means the American Homes 4 Rent 2012 Equity Incentive Plan, as amended and restated as of February 23, 2017.

2.43 “Restricted Period” will have the meaning set forth in Section 10.2.

2.44 “Restricted Shares” means Common Shares awarded to a Grantee pursuant to Section 10.

2.45 “Restricted Share Unit” means a bookkeeping entry representing the equivalent of one Common Share awarded to a Grantee pursuant to Section 10.

2.46 “SAR Price” will have the meaning set forth in Section 9.1.

2.47 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.48 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties will not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service will have occurred for purposes of the Plan will be final, binding and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service will be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.49 “Service Provider” means an Employee, officer, trustee, director of the Company or an Affiliate, or any other service provider to the Company or an Affiliate (including a consultant or advisor) who is a natural person, provided such person is currently providing direct services to the Company or an Affiliate.

2.50 “Share Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.51 “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.52 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of shares, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the trustees, directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to U.S. generally accepted accounting principles, and (b) in the case of an Award of an Option or a Share Appreciation Right, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.53 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a

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business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.54 “Ten Percent Shareholder” means a natural person who owns more than ten percent of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining share ownership, the attribution rules of Code Section 424(d) will be applied.

2.55 “Unrestricted Shares” will have the meaning set forth in Section 11.

3. Administration of the Plan

3.1 Committee.

3.1.1 Powers and Authorities.

The Committee will administer the Plan and will have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee will have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations will be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee will have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee will be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

Notwithstanding any provision of the Plan to the contrary, the Committee will not take any action or grant any Awards under the Plan that could cause the Company to fail to qualify as a real estate investment trust for federal income tax purposes.

3.1.2 Composition of Committee.

The Committee will be a committee composed of not fewer than two trustees of the Company designated by the Board to administer the Plan. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, each member of the Committee will be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and, for so long as the Common Shares are listed on the New York Stock Exchange, an “independent director” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual, as applicable; provided that any action taken by the Committee will be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3 Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more trustees of the Company who need not be Outside Trustees, which committee may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or trustees of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act and, for so long as the Common Shares are listed on the New York Stock Exchange, the rules of such Stock Exchange.

3.1.4 Delegation by Committee.

To the extent permitted by Applicable Laws, the Committee may by resolution delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other

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officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to trustees of the Company, (b) to make Awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the Exchange Act or (ii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan or any Award. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2 Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board will determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3 Terms of Awards.

3.3.1 Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee will have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of Common Shares to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option or the purchase price for Restricted Shares), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Common Shares subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Share Options

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority will include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award will, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

3.3.2 Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee is an Employee of the Company or an Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and the Grantee, as applicable.

Any Award granted pursuant to the Plan will be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

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3.4 Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, distribution (whether in the form of cash, Common Shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or the strike price of such outstanding SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price or strike price, as applicable, that is less than the exercise price or strike price, as applicable, of the original Options or SARs; (c) cancel outstanding Options or SARs with an exercise price or strike price, as applicable, above the current share price in exchange for cash or other securities; or (d) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.

3.5 Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Share Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals will be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” (as defined for purposes of Code Section 409A) occurs.

3.6 No Liability.

No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7 Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the Common Shares issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4. Common Shares Subject to the Plan

4.1 Number of Common Shares Available for Awards.

Subject to such additional Common Shares as will be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of Common Shares available for issuance under the Plan will be equal to the sum of (i) 8,500,000 Common Shares, (ii) the number of Common Shares available for future awards under the Prior Plan as of the Effective Date, and (iii) the number of Common Shares related to awards outstanding under the Prior Plan as of the Effective Date that later terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Common Shares and become available for issuance under the Plan. Such Common Shares may be authorized and unissued Common Shares or treasury Common Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the Common Shares available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Common Shares available for issuance under the Plan will be available for issuance pursuant to Incentive Share Options.

4.2 Adjustments in Authorized Common Shares.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee will have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of Common Shares available for issuance under the Plan pursuant to Section 4.1 will be increased by the number of Common Shares subject to any such assumed Awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and will not reduce the number of Common Shares otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Common Shares are listed.

4.3 Share Usage.

(a) Common Shares subject to an Award will be counted as used as of the Grant Date.

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(b) Any Common Shares that are subject to Awards, including Common Shares acquired through dividend reinvestment pursuant to Section 10.4, will be counted against the share issuance limit set forth in Section 4.1 as one Common Share for every one Common Share subject to such Award. Any Common Shares that are subject to an Award of a SAR will be counted against the share issuance limit set forth in Section 4.1 as one Common Share for every one Common Share subject to such Award regardless of the number of Common Shares actually issued to settle such SARs upon the exercise thereof. The maximum number of shares issuable under a Performance Share grant will be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number will be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such maximum number of shares.

(c) Notwithstanding anything to the contrary in Section 4.1, any Common Shares related to Awards under the Plan or awards outstanding under the Prior Plan as of the Effective Date that thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares will be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1 or the corresponding limit in the Prior Plan, as applicable. Common Shares tendered or withheld or subject to an Award other than an Option or SAR surrendered in connection with the purchase of Common Shares or deducted or delivered from payment of an Award other than an Option or SAR in connection with the Company’s tax withholding obligations as provided in Section 18.3 will not be available again for issuance under the Plan.

(d) The number of Common Shares available for issuance under the Plan will not be increased by the number of Common Shares (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of Common Shares upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award of an Option or SAR in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iii) purchased by the Company with proceeds from Option exercises.

5. Effective Date; Term; Amendment and Termination

5.1 Effective Date.

The Plan will be effective as of the Effective Date, subject to the approval of the Plan by the Company’s shareholders on such date. Following the Effective Date, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, Common Shares reserved under the Prior Plan to settle awards which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2 Term.

The Plan will terminate automatically ten years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3 Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Common Shares as to which Awards have not been made. The effectiveness of any amendment to the Plan will be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Common Shares are then listed), provided that no amendment will be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s shareholders. No amendment, suspension or termination of the Plan will impair rights or obligations under any outstanding Award made under the Plan without the Grantee’s consent.

6. Award Eligibility and Limitations

6.1 Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to (i) any Service Provider, as the Committee will determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2 Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and

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substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee will require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Common Share on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.

7. Award Agreement

Each Award granted pursuant to the Plan will be evidenced by an Award Agreement, which will be in such form or forms as the Committee will from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions, but will be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of an Option will specify whether the Option is intended to be a Nonqualified Share Option or an Incentive Share Option, and, in the absence of such specification, the Option will be deemed to constitute Nonqualified Share Options.

8. Terms and Conditions of Options

8.1 Option Price.

The Option Price of each Option will be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option will be at least the Fair Market Value of one Common Share on the Grant Date; provided that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option will be not less than 110% of the Fair Market Value of one Common Share on the Grant Date. In no case will the Option Price of any Option be less than the par value of a Common Share.

8.2 Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan will become exercisable at such times and under such conditions as will be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing, provided that no Option will be granted to persons who are entitled to overtime under Applicable Laws, that will vest or be exercisable within a six-month period starting on the Grant Date.

8.3 Term.

Each Option granted under the Plan will terminate, and all rights to purchase Common Shares thereunder will cease, upon the expiration of ten years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option will not be exercisable after the expiration of five years from its Grant Date; and provided further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase Common Shares thereunder may cease, upon the expiration of such period longer than ten years from the Grant Date of such Option as the Committee will determine. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of Common Shares underlying a Grantee’s Options is greater than the Option Price for such Options, the Company will, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee. The Company will deduct from the Common Shares deliverable to the Grantee upon such exercise the number of Common Shares necessary to satisfy payment of the Option Price and all withholding obligations.

8.4 Termination of Service.

Each Award Agreement with respect to the grant of an Option will set forth the extent to which the Grantee thereof, if at all, will have the right to exercise such Option following termination of such Grantee’s Service. Such provisions will be determined in the sole discretion of the Committee, need not be uniform among all Options

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issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 that results in the termination of such Option.

8.6 Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent a notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. The notice of exercise will specify the number of Common Shares with respect to which such Option is being exercised and will be accompanied by payment in full of the Option Price of the Common Shares for which such Option is being exercised plus the amount (if any) of federal and/or other taxes that the Company may, in its discretion, be required to withhold with respect to the exercise of such Option.

8.7 Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option will have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Common Shares subject to such Option, to direct the voting of the Common Shares subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the Common Shares subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment will be made for dividends, distributions or other rights with respect to any Common Shares subject to an Option for which the record date is prior to the date of issuance of such Common Shares.

8.8 Delivery of Common Shares.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee will be entitled to receive such evidence of such Grantee’s ownership of the Common Shares subject to such Option as will be consistent with Section 3.7.

8.9 Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option will be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10 Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option will continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the Common Shares acquired pursuant to such Option will be subject to the same restrictions with respect to transfers of such Common Shares as would have applied to the Grantee thereof. Subsequent transfers of transferred Options will be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service will continue to be applied with respect to the original Grantee of the Option, following which such Option will be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11 Limitations on Incentive Share Options.

An Option will constitute an Incentive Share Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the Common Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation will be

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applied by taking Options into account in the order in which they were granted.

8.12 Notice of Disqualifying Disposition.

If any Grantee makes any disposition of Common Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee will notify the Company of such disposition within ten days thereof.

9. Terms and Conditions of Share Appreciation Rights

9.1 Right to Payment and Grant Price.

A SAR will confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Common Share on the date of exercise and (b) the per share strike price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR will specify the SAR Price, which will be no less than the Fair Market Value of one Common Share on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one Common Share on the Grant Date of such SAR.

9.2 Other Terms.

The Committee will determine on the Grant Date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs will cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Common Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR will be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3 Term.

Each SAR granted under the Plan will terminate, and all rights thereunder will cease, upon the expiration of ten years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR. If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of Common Shares underlying a Grantee’s SAR is greater than the SAR Exercise Price, the Company will, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.

9.4 Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR will be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5 Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR will continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and Common Shares acquired pursuant to a SAR will be subject to the same restrictions on transfers of such Common Shares as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs will be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10. Terms and Conditions of Restricted Shares, Restricted Share Units and Deferred Share Units

10.1 Grant of Restricted Shares, Restricted Share Units and Deferred Share Units.

Awards of Restricted Shares, Restricted Share Units and Deferred Share Units may be made for consideration or

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for no consideration, other than the par value of the Common Shares, which will be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2 Restrictions.

At the time a grant of Restricted Shares, Restricted Share Units or Deferred Share Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Shares, Restricted Share Units or Deferred Share Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Award of Restricted Shares, Restricted Share Units or Deferred Share Units as provided in Section 14. Awards of Restricted Shares, Restricted Share Units and Deferred Share Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3 Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration (including transaction advices), such registration will be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Shares. The Committee may provide in an Award Agreement with respect to an Award of Restricted Shares that either (a) the Secretary of the Company will hold such share certificates for such Grantee’s benefit until such time as such Restricted Shares are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee will deliver a share power to the Company with respect to each share certificate, or (b) such share certificates will be delivered to such Grantee, provided that such share certificates will bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Shares under the Plan and such Award Agreement.

10.4 Rights of Holders of Restricted Shares.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Shares will have the right to vote such Restricted Shares and the right to receive any dividends declared or paid with respect to such Restricted Shares. The Committee may provide that any dividends paid on Restricted Shares must be reinvested in Common Shares, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Shares. Dividends paid on Restricted Shares that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Shares are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Shares will promptly forfeit and repay to the Company such dividend payments, if permissible under Applicable Law. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, in no event may a Grantee file an election pursuant to Section 83(b) of the Code with respect to Restricted Shares. All share distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction will be subject to the vesting conditions and restrictions applicable to such Restricted Shares.

10.5 Rights of Holders of Restricted Share Units and Deferred Share Units.

10.5.1 Voting and Dividend Rights.

Holders of Restricted Share Units and Deferred Share Units will have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Common Shares subject to such Restricted Share Units and Deferred Share Units, to direct the voting of the Common Shares subject to such Restricted Share Units and Deferred Share Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Restricted Share Units or Deferred Share Units that the holder of such Restricted Share Units or Deferred Share Units will be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Shares, a cash payment for each such Restricted Share Unit or Deferred Share Unit that is equal to the per-share dividend paid on such Common Shares. Dividends paid on Restricted Share Units and Deferred Share Units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Share Units or Deferred Share Units are achieved, and if such performance goals are not

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achieved, the Grantee of such Restricted Share Units or Deferred Share Units will promptly forfeit and repay to the Company such dividend payments, if permissible under Applicable Law. Such Award Agreement also may provide that such cash payment will be deemed reinvested in additional Restricted Share Units or Deferred Share Units at a price per unit equal to the Fair Market Value of a Common Share on the date on which such cash dividend is paid. Such cash payments paid in connection with Restricted Share Units or Deferred Share Units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Share Units or Deferred Share Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Share Units or Deferred Share Units will promptly forfeit and repay to the Company such cash payments, if permissible under Applicable Law.

10.5.2 Creditor’s Rights.

A holder of Restricted Share Units or Deferred Share Units will have no rights other than those of a general unsecured creditor of the Company. Restricted Share Units and Deferred Share Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6 Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Shares, Restricted Share Units or Deferred Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of such Restricted Shares, Restricted Share Units or Deferred Share Units, the Grantee thereof will have no further rights with respect thereto, including any right to vote such Restricted Shares or any right to receive dividends with respect to such Restricted Shares, Restricted Share Units or Deferred Share Units.

10.7 Purchase of Restricted Shares and Common Shares Subject to Restricted Share Units and Deferred Share Units.

The Grantee of an Award of Restricted Shares, vested Restricted Share Units or vested Deferred Share Units will be required, to the extent required by Applicable Laws, to purchase such Restricted Share or the Common Shares subject to such vested Restricted Share Units or Deferred Share Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the Common Shares represented by such Restricted Shares or such vested Restricted Share Units or Deferred Share Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Shares or such vested Restricted Share Units or Deferred Share Units. Such purchase price will be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8 Delivery of Common Shares.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Shares, Restricted Share Units or Deferred Share Units settled in Common Shares will lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such Common Shares will, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, will have any further rights with regard to a Restricted Share Unit or Deferred Share Unit once the Common Shares represented by such Restricted Share Unit or Deferred Share Unit have been delivered in accordance with this Section 10.8.

11. Terms and Conditions of Unrestricted Share Awards and Other Awards

11.1 Unrestricted Share Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a Common Share or at such other higher purchase price as will be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive Common Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Shares may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

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11.2 Other Awards.

11.2.1 Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2.1 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee will determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof will have no further rights with respect to such Other Equity-Based Award.

11.2.2 LTIP Units.

The Committee may, in its sole discretion, grant Awards in the form of LTIP Units in such amount and subject to such terms and conditions as determined by the Committee; provided, however, that LTIP Units may be issued only to a Grantee for the performance of Services to or for the benefit of the Partnership (a) in the Grantee’s capacity as a partner of the Partnership, (b) in anticipation of the Grantee becoming a partner of the Partnership, or (c) as otherwise determined by the Committee; provided further, that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. The Committee will determine the conditions and dates upon which the LTIP Units will vest and become nonforfeitable. LTIP Units will be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability, as the Committee imposes. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Holders of Class A Units (as defined in the Partnership Agreement) acquired from LTIP Units granted under the Plan, to the extent vested and permitted to pursuant to the Partnership Agreement, may elect to convert each such Class A Unit to one Common Share in accordance with the terms of the Partnership Agreement.

12. Form of Payment for Options and Restricted Shares

12.1 General Rule.

Payment of the Option Price for the Common Shares purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Shares will be made in cash or in cash equivalents acceptable to the Company.

12.2 Surrender of Common Shares.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for Common Shares purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Shares may be made all or in part through the tender or attestation to the Company of Common Shares, which will be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3 Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for Common Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Common Shares and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of Common Shares equal in value to the difference between such Option Price and the Fair Market Value of the Common Shares subject to the portion of such Option being exercised.

12.4 Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for Common Shares purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Shares may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding Common Shares that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

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13. Terms and Conditions of Dividend Equivalent Rights

13.1 Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the Grantee thereof to receive credits based on cash distributions that would have been paid on the Common Shares specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such Common Shares had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of an Option or a SAR. The terms and conditions of Dividend Equivalent Rights will be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional Common Shares, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or Common Shares or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions that are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award that vests or is earned based upon the achievement of performance goals will not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights will promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights, if permissible under Applicable Law.

13.2 Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights will automatically terminate upon such Grantee’s termination of Service for any reason.

14. Terms and Conditions of Performance-Based Awards

14.1 Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee will determine.

14.2 Value of Performance-Based Awards.

Each grant of a Performance-Based Award will have an actual or target number of Common Shares or initial value that is established by the Committee at the time of grant. The Committee will set performance goals in its discretion that, depending on the extent to which they are achieved, will determine the value and/or number of Common Shares subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3 Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.7, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards will be entitled to receive a payout on the number of Common Shares or cash value earned under the Performance-Based Awards by such Grantee over such Performance Period.

14.4 Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards will be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or Common Shares (or a combination thereof) equal to the value of such earned Performance-Based Awards and will pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that,

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unless specifically provided in the Award Agreement for such Awards, such payment will occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any Common Shares paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards will be set forth in the Award Agreement therefor.

14.5 Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

14.6 Performance Goals Generally.

The performance goals for Performance-Based Awards will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. The Committee may determine that such Awards will be granted, exercised and/or settled upon achievement of any single performance goal or of two or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.7 Payment of Awards; Other Terms.

Payment of Performance-Based Awards will be in cash, Common Shares, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee will specify the circumstances in which such Performance-Based Awards will be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee will specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.8 Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award may be conditioned may include one or more of the following Performance Measures (or such other Performance Measures as the Committee may determine), with or without adjustment:

(a) net earnings or net income;

(b) operating earnings or operating income;

(c) pre-tax earnings or after-tax earnings;

(d) earnings per share (basic or diluted);

(e) share price, including growth measures and total shareholder return;

(f) earnings before interest and taxes;

(g) earnings before or after interest, taxes, depreciation, and/or amortization;

(h) earnings before or after interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: equity-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; gain on non-monetary transaction; or other extraordinary or special items or book value per share (which may exclude nonrecurring items);

(i) sales or revenue, revenue growth or rate of revenue growth, whether in general, by type of product or service, or by type of customer;

(j) gross or operating profit or margin;

(k) return measures, including return on assets, return on invested capital, return on investment, return on equity, return on sales or return on revenue;

(l) cash flow (before or after dividends), including: operating cash flow; free cash flow (defined as earnings before interest, taxes, depreciation and/or amortization, as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in Section 14.8(h) less capital expenditures); levered free cash flow (defined as free cash flow less interest expense); cash flow return on equity; cash flow return on investment (discounted or otherwise); cash flow in excess of cost of capital; or cash flow per share (before or after dividends);

(m) productivity measures, consisting of one or more goals based on meeting specified expense targets,

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market share, rental income, move-in activity, occupancy levels, home acquisitions, or home developments;

(n) financial ratios as provided in credit agreements of the Company and its Subsidiaries;

(o) working capital targets;

(p) funds from operation (FFO) or related measures, such as core FFO;

(q) funds available for distribution (FAD);

(r) property net operating income (NOI) or related measures, such as same home NOI and same home core NOI;

(s) intrinsic business value;

(t) implementation or completion of critical or strategic projects, acquisitions, divestitures or processes;

(u) economic value created;

(v) operational efficiency measures, including the ratio of earnings to fixed charges or cost targets, reductions or savings;

(w) strategic business criteria, consisting of one or more goals based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, litigation supervision and information technology objectives; or

(x) any combination of any of the foregoing performance measures.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in Section 14.8(e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also will have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.9 Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

15. Parachute Limitations

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan will be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company will accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of

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Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares, Restricted Share Units or Deferred Share Units, then by reducing or eliminating any other remaining Parachute Payments.

16. Requirements of Law

16.1 General.

The Company will not be required to offer, sell or issue any Common Shares under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such Common Shares would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of any Common Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of Common Shares in connection with any Award, no Common Shares may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification will have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby will in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in Common Shares or the delivery of any Common Shares underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the Common Shares subject to such Award, the Company will not be required to offer, sell or issue such Common Shares unless the Committee will have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such Common Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee will be final, binding, and conclusive. The Company may register, but will in no event be obligated to register, any Common Shares or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company will not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of Common Shares or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in Common Shares will not be exercisable until the Common Shares subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action will be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and will not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17. Effect of Changes in Capitalization

17.1 Changes in Common Shares.

If the number of outstanding Common Shares is increased or decreased or the Common Shares are changed into or exchanged for a different number of shares or kind of equity shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in equity shares, or other increase or decrease in Common Shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of equity shares for which grants of Options and other Awards may be made under the Plan will be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of equity shares for which Awards are outstanding will be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such

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adjustment in outstanding Options or SARs will not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but will include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company will not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 will, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of Common Shares subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

17.2 Reorganization in Which the Company Is the Surviving Entity That Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company will be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities that does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan will pertain to and apply to the securities to which a holder of the number of Common Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter will be the same as the aggregate Option Price or SAR Price of the Common Shares remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award will apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards will be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee)

so as to apply to the securities that a holder of the number of Common Shares subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

17.3 Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights or Other Equity-Based Awards are not being assumed or continued, the following provisions will apply to such Award, to the extent not assumed or continued:

(c) in each case with the exception of Performance-Based Awards, all outstanding Restricted Shares will be deemed to have vested, all Restricted Share Units and Deferred Share Units will be deemed to have vested and the Common Shares subject thereto will be delivered, and all Dividend Equivalent Rights will be deemed to have vested and the Common Shares subject thereto will be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two actions will be taken:

(i) 15 days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder will become immediately exercisable and will remain exercisable for a period of 15 days, which exercise will be effective upon such consummation; or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, Restricted Share Units, Deferred Share Units and Dividend Equivalent Rights (for Common Shares subject thereto), equal to the formula or fixed price per share paid to holders of Common Shares pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of Common Shares subject to such Options or SARs (the “Award Shares”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of Common Shares

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pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Shares.

(d) For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Awards will be treated as though target performance has been achieved immediately prior to the occurrence of the Change in Control. If at least half the Performance Period has lapsed, actual performance to date will be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined will be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards will be treated as though target performance has been achieved. After application of this Section 17.3(b), if any Awards arise from application of this Section 17, such Awards will be settled under the applicable provision of Section 17.3(a).

(e) Other Equity-Based Awards will be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the 15-day period referred to above will be conditioned upon the consummation of the applicable Change in Control and will be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs will terminate. The Committee will send notice of an event that will result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

17.4 Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions will apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights and Other Equity-Based Awards granted under the Plan will continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights and Other Equity-Based Awards of new common share options, share appreciation rights, restricted share, common restricted share units, common deferred share units, dividend equivalent rights and other equity-based awards relating to the equity of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation rights exercise prices. Without limiting the generality of the foregoing, all incomplete Performance Periods in respect of each Performance-Based Award shall end on the date of the Change in Control and the performance goals applicable to such Award shall be deemed satisfied (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable. Each such Performance-Based Award shall thereafter become a time-based Award and shall otherwise vests in accordance with the applicable Award Agreement. In the event an Award is assumed, continued or substituted upon the consummation of any Change in Control and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within two years following the consummation of such Change in Control, such Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee will determine.

17.5 Adjustments

Adjustments under this Section 17 related to Common Shares or other securities of the Company will be made by the Committee, whose determination in that respect will be final, binding and conclusive. No fractional shares or other securities will be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1,

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17.2, 17.3 and 17.4. This Section 17 will not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

17.6 No Limitations on Company.

The making of Awards pursuant to the Plan will not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18. General Provisions

18.1 Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement will be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan will be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan will be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards will in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2 Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

18.3 Withholding Taxes.

The Company or an Affiliate, as the case may be, will have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Common Shares upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee will pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of Common Shares subject to an Award, the Grantee will pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or an Affiliate to withhold Common Shares otherwise issuable to the Grantee or (b) by delivering to the Company or an Affiliate Common Shares already owned by the Grantee. The Common Shares so withheld or delivered will have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the Common Shares used to satisfy such withholding obligation will be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with Common Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Common Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of Common Shares pursuant to such Award, as applicable, may not exceed such number of Common Shares having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of Common Shares; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full

2021 Proxy Statement | A-21

discretion to choose, or to allow a Grantee to elect, to withhold a number of Common Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions). Notwithstanding Section 2.23 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any Common Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares will be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

18.4 Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and will not affect the meaning of any provision of the Plan or such Award Agreement.

18.5 Construction.

Unless the context otherwise requires, all references in the Plan to “including” will mean “including without limitation.”

18.6 Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7 Number and Gender.

With respect to words used in the Plan, the singular form will include the plural form and the masculine gender will include the feminine gender, as the context requires.

18.8 Severability.

If any provision of the Plan or any Award Agreement will be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof will be severable and enforceable in accordance with their terms, and all provisions will remain enforceable in any other jurisdiction.

18.9 Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder will be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10 Code Section 409A.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s termination of “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier).

Furthermore, notwithstanding anything to the contrary in the Plan, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or Common Shares subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or Common Shares if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery will occur on the next succeeding settlement and delivery

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triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph will in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A of the Code and neither the Company, any Affiliate nor the Committee will have any liability to any Grantee for such tax or penalty.

* * *

2021 Proxy Statement | A-23

To record adoption of the Plan by the Board as of February 24, 2021, and approval of the Plan by the shareholders on [Date], 2021, the Company has caused its authorized officer to execute the Plan.

AMERICAN HOMES 4 RENT

By:

Title:

A-24 | American Homes 4 Rent

 Annex B

  2021 American Homes 4 Rent Employee Stock Purchase Plan

This 2021 American Homes 4 Rent Employee Stock Purchase Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of American Homes 4 Rent (the “Company”) on February 23, 2021, subject to approval of the Plan by the Company’s shareholders on the date of the Company’s 2021 annual meeting of shareholders. The purpose of the Plan is to provide eligible employees of the Company the opportunity to purchase shares of the Company’s Class A common shares of beneficial interest, $0.01 par value per share (“Common Shares”), on a systematic basis at a discount. The Plan is designed to facilitate the accumulation of Common Shares by employees of the Company and certain of its subsidiaries, thereby aligning the economic interests of such employees with the economic interests of the Company’s shareholders. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Effective Date and Term. The Plan shall be effective as of July 1, 2021 (the “Effective Date”), subject to approval of the Plan by the Company’s shareholders on the date of the Company’s 2021 annual meeting of shareholders. Unless terminated earlier pursuant to Section 21, the Plan shall terminate on the earlier of (i) the tenth (10th) anniversary of the Effective Date and (ii) the date on which there are no Common Shares available for issuance under the Plan.

2. Administration. The Plan will be administered by the Compensation Committee of the Board (the “Administrator”). Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Administrator herein. Subject to any limitations set forth in the delegation to the Administrator, the Administrator shall have the authority to take the actions specified in the Plan, to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan, based on, among other things, information made available to the Administrator by the management of the Company. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Administrator in its administration of the Plan, as described herein, shall be final and conclusive. The Administrator may delegate some or all of its duties and authority under the Plan to a committee of one or more members of management of the Company.

3. Shares Available under the Plan. As of the Effective Date, there shall be a total of 3,000,000 Common Shares available for issuance under the Plan. The Company shall issue Common Shares from authorized but unissued shares or from shares reacquired by the Company, as the Company determines is appropriate from time to time.

4. Eligibility. All regular full-time employees of the Company and its majority-owned subsidiaries (each a “Designated Subsidiary”) who have been employed for at least sixty (60) days for the Company or a Designated Subsidiary are eligible to participate in the Plan, provided that they are employees of the Company or a Designated Subsidiary on the first day of the applicable Purchase Period (as defined below), that they do not, at any time during a Purchase Period, own stock possessing 5% or more of the total combined voting power or value of all class of stock of the Company, and that they are not required to file reports with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 (“Eligible Employees”). Temporary or part-time employees, or interns, of the Company or any Designated Subsidiary are not eligible to be Eligible Employees.

5. Purchase Periods. Unless otherwise determined by the Administrator, there shall be two Purchase Periods each calendar year, one beginning on January 1 and ending on June 30, one beginning on July 1 and ending on December 31; provided, however, that the first Purchase Period under the Plan shall begin on July 1, 2021. The Administrator may, at any time and at its discretion, change the duration of future Purchase Periods (subject to a maximum Purchase Period of twenty-seven (27) months) and/or the start and end dates of future Purchase Periods.

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6. Participation. An Eligible Employee may elect to participate for a given Purchase Period, and will be considered a “Participant” for that Purchase Period, by completing and submitting an enrollment form to the Administrator no later than fourteen (14) days prior to the first day of such Purchase Period, or such other period as determined by the Administrator. The enrollment form will authorize the after-tax payroll deduction from each paycheck received by the Participant during a Purchase Period, beginning in the first Purchase Period following the Participant’s timely submission of the enrollment form to the Administrator. A Participant may change (increase or decrease) his or her payroll deduction election for a Purchase Period by completing and submitting a new enrollment form to the Administrator no later than fourteen (14) days prior to a Purchase Period, in which case such Participant’s payroll deduction will be increased or decreased accordingly, effective on the first pay date in the Purchase Period following the timely submission of a new enrollment form. Unless a Participant files a new enrollment form or withdraws from the Plan, his or her payroll deductions and purchases of Common Shares will continue at the same rate for future Purchase Periods under the Plan as long as the Plan remains in effect.

7. Payroll Deductions. The Administrator or the Company will maintain bookkeeping accounts for all Participants to record their authorized payroll deductions (“Accounts”). Unless otherwise determined by the Administrator, a Participant may authorize a payroll deduction from one percent (1%) to up to a maximum of ten percent (10%) of the Compensation the Participant receives during the Purchase Period or such shorter period during which deductions from payroll are made (such deductions to be in whole percentages). The term “Compensation” means the Participant’s base salary or wages that are actually paid to the Participant and that are subject to withholding for Federal income tax purposes, and does not include incentive or bonus awards, commissions, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock or restricted stock units, income or gains on the exercise of stock options or stock appreciation rights, and similar items. Participants may not make separate contributions to the Plan apart from payroll deductions. Non-U.S. Participants may authorize payroll deductions in the local foreign currency which deduction will be subject to the same limitations, based on the applicable currency exchange rate to the dollar as of the date of the deduction. All payroll deductions made on behalf of each Participant from paychecks paid during each Purchase Period shall be credited to the Participant’s Account and will be held for the purchase of Common Shares on the related Purchase Date (as defined below). Unless the Administrator determines otherwise prior to the start of the applicable Purchase Period, contributions collected from a Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

8. Payroll Deduction Changes. A Participant may decrease or increase his or her payroll deduction at any time by filing either a written or electronic new enrollment form. Any such change will only be effective for the immediately succeeding Purchase Period. Notwithstanding the immediately preceding sentence, the Administrator may, at its discretion, provide that changes to payroll deductions will be effective during the Purchase Period then outstanding. Any Participant may discontinue his or her payroll deductions at any time by filing either a written or electronic new enrollment form. If a Participant elects to discontinue his or her payroll deductions during an Purchase Period, but does not elect to withdraw his funds pursuant to Section 10 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Shares on the Purchase Date.

9. No Interest. Interest will not be paid on any Accounts under the Plan.

10. Termination Participant and Withdrawal of Funds. A Participant may at any time at least fourteen (14) calendar days prior to the close of business on the last business day in a Purchase Period, and for any reason, permanently draw out the balance accumulated in the Participant’s Account (without interest) and thereby withdraw from participation in a Purchase Period. Partial withdrawals are not permitted. The Participant may not begin participation again during the remainder of the Purchase Period during which the Participant withdrew his or her balance. The Participant may participate in any subsequent Purchase Period in accordance with terms and conditions established by the Administrator.

11. Purchase of Shares. On the first business day immediately following the end of each Purchase Period, or as soon thereafter as is reasonably practicable (the “Purchase Date”), the balance credited to a Participant’s Account as of the end of such Purchase Period shall be applied to purchase the maximum number of whole Common Shares at the Purchase Price (as defined in Section 12) for such Common Shares for that Purchase Period. No fractional shares may be purchased and the Administrator will promptly refund to the Participant, without interest, all amounts not applied to purchase whole shares of Common Stock during a particular

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Purchase Period. The Company will pay the cost of the broker’s commission and fees on the purchase of the shares. Notwithstanding anything to the contrary contained herein, unless otherwise determined by the Administrator prior to the start of a Purchase Period, the maximum number of Common Shares a Participant may purchase during any Purchase Period shall be that whole number of Common Shares determined by dividing (i) the lesser of (x) $25,000 and (y) ten percent (10%) of the Participant’s annual Compensation by (ii) the Fair Market Value of a Common Share on the first trading day of the Offering Period. Any balance remaining in a Participant’s Account at the end of a Purchase Period shall be automatically refunded to the Participant.

12. Purchase Price. The “Purchase Price” for each Purchase Period shall be determined by the Administrator; provided, however, that the Purchase Price shall not be less than the lesser of eighty-five percent (85%) of the Fair Market Value of the Common Shares (i) on the first trading day of the Purchase Period or (ii) on the last trading day of the Purchase Period; provided further, that in no event shall the Purchase Price be less than the par value of the Common Shares. Unless otherwise established by the Administrator prior to the start of a Purchase Period, the Purchase Price shall be eighty-five percent (85%) of the lesser of (x) the Fair Market Value of the Common Shares on the first trading day of the Purchase Period or (y) the Fair Market Value of the Common Shares on the last trading day of the Purchase Period. The Fair Market Value shall be the closing sales price for a Common Share as quoted on the New York Stock Exchange (or such other exchange on which the Common Shares are listed) for such date.

13. Insufficient Number of Shares. If the number of Common Shares available for issuance under the Plan is insufficient to cover the number of shares that Participants’ payments would purchase for a Purchase Period, then the number of Common Shares a Participant would otherwise purchase on the Purchase Date for such Purchase Period shall be reduced to the number of shares determined by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Common Shares the Participant would have purchased on the Purchase Date (if there had been sufficient shares) and the denominator of which shall be the total number of Common Shares all Participants would have purchased on the Purchase Date (if there had been sufficient shares). Any portion of any contributions not applied to the purchase of Common Shares by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded in the currency in which the Participant made such contribution.

14. Delivery of Shares. Each Participant in the Plan shall be required to open an account with the designated broker for the Plan as a condition of participation in the Plan. The Administrator may establish a holding period with respect to Common Shares purchased by a Participant under the Plan, pursuant to which such shares shall be held for the Participant for a period of time following the Purchase Date, during which time the Participant may not sell, exchange, assign, encumber, alienate, transfer, pledge or otherwise dispose of the shares. At the end of any such holding period, the shares shall be credited to the Participant’s account with the designated broker and may be transferred or sold by the Participant at any time, subject to any restrictions imposed by law or the Company’s insider trading policy (the “Trading Policy”). The Board or Administrator may, at any time and at its discretion, choose a different broker or direct the book entry registration of shares.

15. Termination of Employment. In the event of a Participant’s termination of employment on or before the tenth (10th) business day prior to a Purchase Date, no additional payroll deductions will be taken from any pay due to such Participant, and the balance in such Participant’s Account will be promptly refunded to the Participant or, in the event of the Participant’s death, to the Participant’s estate. In the event of a Participant’s termination of employment after the tenth (10th) business day prior to a Purchase Date, a purchase of shares will occur in accordance with the terms of the Plan. For purposes of the Plan, a Participant’s termination of employment or death will not be deemed to have occurred prior to the date the Administrator is provided written notice of such termination of employment or death. If, prior to the last day of the Purchase Period, the Designated Subsidiary by which a Participant is employed ceases to be a Designated Subsidiary, or if the Participant is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the Participant will be deemed to have terminated employment for the purposes of this Plan.

16. Participants Not Shareholders. No Participant electing to participate in the Plan will be considered a shareholder of the Company with respect to his or her payroll deductions during any Purchase Period until Common Shares have been purchased and credited to his or her account with the designated broker for the Plan.

17. Rights Not Transferable. Rights under the Plan are not transferable by a Participant.

18. Adjustments in Case of Changes Affecting Shares. In the event of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of the Common Shares, the maximum number of Common

2021 Proxy Statement | B-3

Shares that may be issued under the Plan, as set forth in Section 3, and, to the extent necessary, the Purchase Price for such Common Shares shall be adjusted proportionately. In the event of any other change affecting the Common Shares, such adjustment, if any, shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

19. Change in Control. In the event of a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a Change in Control, each outstanding option to purchase Common Shares granted pursuant to the Plan will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Purchase Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Purchase Period will end. The new Purchase Date will occur before the date of the transaction. Prior to the new Purchase Date, the Administrator will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10. Notwithstanding the foregoing, if the successor corporation refuses to assume or substitute the option, the Administrator may provide, in its sole discretion, that any Purchase Period that would be pending as of the date of the transaction will end prior to the transaction and the balance accumulated in each Participant’s Account will be refunded to the Participant (without interest) prior to the transaction. The term “Change in Control” shall have the meaning set forth in the Company’s 2021 Equity Incentive Plan, as it may be amended from time to time, or any successor plan thereto.

20. Amendment of the Plan. The Board or the Administrator may at any time, and from time to time, amend, alter or suspend the Plan in any respect; provided, however, that no such action shall be made without shareholder approval if such approval is required under tax or stock exchange rules and regulations; provided, further, that, except as otherwise provided in Section 19 or required by applicable law, no such action may materially impair the rights of any Participant with respect to an option to purchase Common Shares previously granted to the Participant hereunder without such Participant’s consent.

21. Termination of the Plan. The Board may terminate the Plan at any time. Upon termination of the Plan, all amounts credited to the Accounts of Participants will be promptly refunded without interest.

22. Governing Law. The Plan shall be governed by and construed in accordance with Maryland law, except to the extent that such law is preempted by federal law.

23. Withholding. Each Participant must make provision satisfactory to the Administrator for payment of any taxes required by law to be withheld in connection with any transaction under the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to a Participant.

24. Special Rules for Certain Employees.

(a) The special rules in this Section 24 apply with respect to participation in the Plan by Eligible Employees who are “Restricted Persons,” as defined in the Trading Policy. The provisions of this section are intended to make a Restricted Person’s enrollment election under the Plan constitute a trading plan that satisfies the requirements for a Rule 10b5-1 plan under the Securities Exchange Act of 1934, as amended, with respect to such Restricted Person. The Administrator may provide for such additional rules and conditions as it may determine to permit a Restricted Person’s enrollment election to satisfy the requirements of Rule 10b5-1. To the extent the provisions of this section are inconsistent with the preceding provisions of the Plan, the provisions of this section will govern with respect to Restricted Persons.

(b) A Restricted Person may elect to participate in the Plan only during a period that is not in a “black-out period” or a “special blackout period” (as described in the Trading Policy) and during which trading in Common Shares by the Restricted Person is permitted under the Trading Policy. Such Restricted Person’s enrollment under the Plan will become effective for the first pay date in the Purchase Period following the date the completed enrollment form is received by the Administrator, or for such later pay date as may be administratively practicable in such Purchase Period.

(c) A Restricted Person who terminates participation in the Plan may again commence participation in the Plan no earlier than the second Purchase Period following the date the Restricted Person terminates participation in the Plan.

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PRELIMINARY COPY SUBJECT TO COMPLETION

AMERICAN HOMES 4 RENT

23975 PARK SORRENTO, SUITE 300

CALABASAS, CA 91302

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AMH2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37534-P49833 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AMERICAN HOMES 4 RENT

The Board of Trustees recommends you vote FOR the following:

1.	Election of Trustees

	Nominees:		For	Against	Abstain

	1a.	Kenneth M. Woolley	☐	☐	☐

	1b.	David P. Singelyn	☐	☐	☐

	1c.	Douglas N. Benham	☐	☐	☐

	1d.	Jack Corrigan	☐	☐	☐

	1e.	David Goldberg	☐	☐	☐

	1f.	Tamara Hughes Gustavson	☐	☐	☐

	1g.	Matthew J. Hart	☐	☐	☐

	1h.	Michelle C. Kerrick	☐	☐	☐

	1i.	James H. Kropp	☐	☐	☐

	1j.	Lynn C. Swann	☐	☐	☐

	1k.	Winifred M. Webb	☐	☐	☐

	1l.	Jay Willoughby	☐	☐	☐

	1m.	Matthew R. Zaist	☐	☐	☐

The Board of Trustees recommends you vote FOR proposals 2, 3, 4, and 5.		For	Against	Abstain

2.	Approval of the adoption of the American Homes 4 Rent 2021 Equity Incentive Plan	☐	☐	☐

3.	Approval of the Adoption of the American Homes 4 Rent Employee Stock Purchase Plan	☐	☐	☐

4.	Ratification of the Appointment of Ernst & Young LLP as American Homes 4 Rent’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021	☐	☐	☐

5.	Advisory Vote to Approve American Homes 4 Rent’s Named Executive Officer Compensation	☐	☐	☐

The Board of Trustees recommends you vote “one year” for proposal 6.		1 Year	2 Years	3 Years	Abstain

6.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	☐	☐	☐	☐

NOTE: In their discretion, the proxies may vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY COPY SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report are available at www.proxyvote.com

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D37535-P49833

AMERICAN HOMES 4 RENT

Annual Meeting of Shareholders

May 6, 2021 9:00 AM PT

This proxy is solicited by the Board of Trustees

The shareholder(s) hereby appoint(s) David P. Singelyn and Jack Corrigan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of AMERICAN HOMES 4 RENT that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held online at 9:00 AM PT on May 6, 2021, at www.virtualshareholdermeeting.com/AMH2021, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees’ recommendations.

Continued and to be signed on reverse side